As filed with the U.S. Securities and Exchange Commission on April 18, 2019.

Registration Statement No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUMMIT WIRELESS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	5065	30-1135279
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Summit Wireless Technologies, Inc.
6840 Via Del Oro Ste. 280

San Jose, CA 95119

(408) 627-4716

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brett Moyer

Chief Executive Officer

Summit Wireless Technologies, Inc.
6840 Via Del Oro, Ste. 280

San Jose, CA 95119

(408) 627-4716

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Danovitch, Esq. Michael DeDonato, Esq. Zachary Blumenthal, Esq. Robinson Brog Leinwand Greene Genovese & Gluck P.C. 875 Third Avenue New York, NY 10022 (212) 603-6391	Brett Moyer Chief Executive Officer Summit Wireless Technologies, Inc. 6840 Via Del Oro, Ste. 280 San Jose, CA 95119 (408) 627-4716	Peter DiChiara Carmel, Milazzo & DiChiara 261 Madison Avenue New York, NY 10016 (212) 658-0458

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock(3)	$7,000,000	$848.40
Underwriters’ Warrant to purchase Common Stock(4)	—	—
Common Stock underlying Underwriters’ Warrant(3)(5)	$262,500	$31.82
Total	$7,262,500	$880.22

(1)	In accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares being registered and the proposed maximum offering price per share are not included in this table.

(2)	Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	Pursuant to Rule 416 under the Securities Act, the shares registered hereby also include an indeterminate number of additional shares as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions.

(4)	No registration fee is required pursuant to Rule 457(g) under the Securities Act.

(5)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The underwriters’ warrants represent up to 3% of the aggregate number of shares of common stock sold in this offering and are exercisable at a per share exercise price equal to 125% of the public offering price of the shares of common stock. The proposed maximum aggregate offering price of the underwriters’ warrants is $262,500, which is equal to 125% of $210,000.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement related to these securities filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell or a solicitation of an offer to buy these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED APRIL 18, 2019

Shares

Summit Wireless Technologies, Inc.

Common Stock

Summit Wireless Technologies, Inc. (the “Company”, “we”, “us” or “our”) is offering        shares of our common stock, par value $0.0001 per share (the “common stock”), on a best efforts basis, which means that Alexander Capital, L.P. and Westpark Capital, Inc. (collectively, the “underwriters”) will use their respective best efforts to sell such shares of common stock, but are not required to sell any specific amount of such shares of common stock. This offering will terminate as set forth below, unless suspended or terminated at any earlier time for certain reasons specified in this prospectus or unless extended as permitted under the rules of the Securities Act of 1933, as amended (the “Securities Act”).

Our common stock is currently listed on the Nasdaq Capital Market (“NASDAQ”) under the symbol “WISA”. On April 18, 2019, the last reported sale price of our common stock on NASDAQ was $2.08. The actual public offering price per share of common stock will be determined between us and the underwriters at the time of pricing and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

This offering will terminate on ____, 2019 (two (2) days after the date of this prospectus) (the “Initial Offering Termination Date”), which date may be extended to a date up to and including ____, 2019 (one (1) day after the Initial Offering Termination Date) (the “Offering Termination Date”), unless we sell the amount of common stock set forth in the table below before that date or we decide to terminate this offering prior to that date. Prior to the Initial Offering Termination Date or the Offering Termination Date, as applicable, in no event will funds be returned to you, unless we elect, at our option, to terminate the offering. In the event that we decide to extend the offering period beyond the Initial Offering Termination Date to the Offering Termination Date, we will seek reconfirmations from investors who have deposited funds into our account and all funds deposited by investors who do not reconfirm will be promptly returned without interest or offset. Upon the Initial Offering Termination Date or the Offering Termination Date, as applicable, all of the funds will be released to us and we will consummate the offering. Our management will have sole control over the Company’s accounts. We have not made any arrangements to place the funds received from this offering in an escrow, trust or similar account with any third-party agent due to the costs involved. Any funds raised from the offering will be immediately available to us for our immediate use. As a result, investors in this offering are subject to the risk that creditors could attach these funds (see “Use of Proceeds”).

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Investing in our common stock involves risks. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Offering proceeds to us, before expenses	$	$

(1)	We have also agreed to issue to the underwriters warrants to purchase up to shares of our common stock. See “Underwriting” beginning on page 63 for additional information regarding these warrants and underwriting compensation generally.

The underwriters expect to deliver the common stock to the purchasers on or about _______, 2019.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Alexander Capital, L.P.	Westpark Capital, Inc.

The date of this prospectus is __________, 2019.

You should rely only on the information contained in this document and any free writing prospectus we provide to you. We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

For investors outside the United States: We and the underwriters have not done anything that would permit this offering, or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of common stock and the distribution of this prospectus outside of the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in shares of our common stock, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes and the information set forth under the sections titled “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case included in this prospectus. Unless the context otherwise requires, we use the terms “Summit,” “Company,” “our,” “us,” and “we” in this prospectus to refer to, prior to the corporate conversion discussed below, Summit Semiconductor, LLC, and after the corporate conversion, to Summit Wireless Technologies, Inc. (f/k/a Summit Semiconductor, Inc.) and, where appropriate, in each case our consolidated subsidiaries.

Summit Wireless Technologies, Inc.

Overview

We believe that the future of audio technology is in wireless devices and that Summit is well positioned to deliver best-in-class immersive wireless sound technology for intelligent devices and next generation home entertainment systems. According to a report by Markets and MarketsTM research firm, the wireless audio market is projected to be $31.80 billion by 2023, making it one of the fastest growing consumer segments. We currently sell modules which wirelessly transmit and receive audio directly to speakers, and which are also fully certified and compatible with the Wireless Speaker and Audio (“WiSA”) Association’s current Compliance Test Specification, which tests the interoperability of products that offer wireless, interference free, uncompressed High-Definition audio. Additionally, we plan to license our proprietary software technology, currently embedded in our wireless modules, to other companies who can then embed our technology into other Wi-Fi enabled smart devices. The segment of the wireless audio market that Summit focuses on is comprised of scalable multichannel solutions with levels of latency that are low enough to synchronize with video. The term multichannel refers to the use of multiple audio tracks to reconstruct a sound field using multiple speakers.

As part of the effort to grow the wireless multichannel home audio segment, Summit was a founding member of the WiSA Association, an association dedicated to providing industry leadership and consumer choice through interoperability testing between brands. There are currently over 65 brands participating in the WiSA Association. Products certified and marked with a WiSA Association logo have been tested to interoperate. This preserves consumer choice by enabling consumers to choose different wireless transmitting products across different brands where audio is decoded with speakers that have the WiSA Association logo displayed. Our marketing strategy focuses on, what we believe, are two emerging wireless audio market needs: better audio quality and lower signal latency. Summit currently sells custom semiconductor chips and wireless modules to a growing list of consumer electronics customers, including major brands in the consumer electronic industry. We believe that a growing adoption of our technology by leaders in this industry will revolutionize the way people experience media content through their mobile devices, televisions (“TVs”), game consoles and personal computers (“PCs”).

Our Business Focus

Our primary business focus is to enable mainstream consumers and audio enthusiasts to experience high quality audio. We intend to continue selling our semiconductors and wireless modules to consumer electronics companies while also increasing our focus on implementing a software licensing business segment.

Industry Background

The wireless audio market is expected to grow from $16.13 billion in 2016 to $31.80 billion by 2023 according to a June 2017 report by Markets and MarketsTM research firm. The primary growth segments for in home entertainment have been “Bluetooth” stereo accessories which include single speakers, headsets, and more recently, “multi-room” stereo speakers that use your home’s Wi-Fi network to stream audio throughout the house. According to a September 2017 article available at www.dealerscope.com the recent emergence of the latter component audio system has presented issues in latency and quality among wireless devices, which Summit’s technology aims to fix. The information contained in or accessible through the foregoing website is not part of this prospectus, or the registration statement of which this prospectus forms a part, and is for informational purposes only.

Our Technology

Our technology addresses some of the main issues that we perceive are hindering the growth of the home theater: complexity and cost. We believe consumers want to experience theater quality surround sound from the comfort of their homes. However, wired home theater systems often require expensive audio-visual (“AV”) receivers to decode the audio stream, leaving the consumer with the burden of concealing the wires. Hiring a professional to hide the wires into the walls or floor is invasive, complicated, costly and time consuming. Further, people that rent as opposed to own may not be able to install these systems as the installation construction needed may not be permitted under a lease agreement. Our first-generation wireless technology addresses these problems by transmitting wireless audio to each speaker at Blu-ray quality (uncompressed 24-bit audio up to 96 kHz sample rates) and emphasizing ease of setup. To our knowledge, Summit’s custom chip and module technology is one of the only technologies available today that can stream up to eight (8) separate wireless audio channels with low latency, removing lip-sync issues between the audio and video sources. In addition, every speaker within a system that utilizes our technology can be synchronized to less than one microsecond, thus eliminating phase distortion between speakers. Summit’s first-generation technology shows that wireless home theater systems are viable home audio solutions for the average consumer and audio enthusiast alike.

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Summit is currently developing certain proprietary software for which patent applications have been submitted that we believe will provide similar functionality and quality and allow us to enable smart devices that have Wi-Fi and video media to deliver surround sound audio. A prototype version of our software technology has been demonstrated to select customers (pursuant to confidentiality agreements) at the 2019 Consumer Electronics Show in Las Vegas, Nevada. We believe our software based-solution, which other brands can integrate into their devices, will (i) reduce integration costs for mass market use, (ii) utilize Wi-Fi for wireless connectivity, making the need for complex physical wire installations unnecessary, (iii) provide a low power consumption option to allow for use in battery powered devices, and (iv) provide compatibility with popular consumer electronic operating systems.

Additionally, we believe our software-based solution will have certain advantages compared to our custom chip and modules we currently have available since our current chips and modules require brands to integrate a separate dedicated Summit transmit module even if a Wi-Fi module is included in the design of the device. Our custom chip and module solution may not be appropriate for integrating into certain devices because it adds to system cost, power consumption, and occupies space. We intend to leverage what we have learned from our current products to help us develop a product that can be easily ported to run as software on most Wi-Fi modules and media systems on a chip (“SOC”) combination as opposed to a proprietary wireless audio module. This new approach eliminates the cost of a second radio so there is no additional material cost, assuming there is a Wi-Fi module already integrated into the device.

WiSA Association

Our wholly-owned subsidiary, WiSA, LLC, operates the WiSA Association, which is an association comprised of brands, manufacturers, and influencers within the consumer electronics industry, all of whom agree that a standardized method of interoperability between wireless audio components should exist, and most of whom believe that products should be brought to market with this goal in mind. The WiSA Association creates, maintains and manages specifications for wireless interoperability that are available to all association members. For products with a WiSA Association certification, the WiSA Association also creates, maintains and manages testing criteria and specifications for all products to be listed, marketed and sold. WiSA Association certification is an industrywide “stamp of approval” certifying that a product is interoperable with other WiSA-certified products and has passed several high-performance tests ensuring interoperability and wireless performance standards are met. As the sole owner of WiSA, LLC, we certify all WiSA Association products. Although we previously did not sell any WiSA-certified products, we plan to sell such products in the near future and we also distribute the technology to enable such products to meet the WiSA Association’s certification test specifications.

In 2018, the Company introduced the WiSA Ready certification. The WiSA Ready certification identifies entertainment sources – such as TVs, gaming systems or computers – that are equipped to deliver up to eight (8) channels of high-definition audio to WiSA-certified speakers when connected with a WiSA Universal Serial Bus (“USB”) transmitter. This program simplifies consumer set-up and reduces costs by replacing AV receivers or wireless hubs with a low-cost USB accessory. We believe that using WiSA Ready products allows consumers to more simply and conveniently enjoy wireless multi-channel sound, eliminating the clutter, wires and complicated installs generally required to create immersive audio experiences.

Currently, WiSA-certified products are required to use Summit modules in order to meet the standards set by the WiSA Association. As a result, WiSA Association members purchase modules from us in order to build their products to meet such standards.

Among WiSA-certified products, consumers will be able to outfit their home entertainment system with WiSA-certified speakers and components from any participating vendor with the assurance that the devices will interoperate and provide high quality wireless High-Definition surround sound.

The WiSA Association manages logo usage and trademark guidelines, investigates alternative markets, connects brands to manufacturing resources, and provides industry leadership in solving the challenges facing the home theater and commercial markets in the integration of wireless audio technology.

Modules

Summit has designed wireless modules that provide high performance wireless audio for our customers to build into their products, such as a speaker, TV, or Summit’s WiSA Ready USB transmitter dongle. These modules include our custom semiconductors with our intellectual property (“IP”) built in as well as a Wi-Fi radio for communications. By designing and selling these modules, we can reduce our customers’ design expense, accelerate their time-to-market cycle, and reduce the cost of each module. Summit offers both a “TX” module to transmit the audio from a host device like a media hub, TV or dongle to WiSA-enabled speakers and an “RX” model for speakers that receives the wireless audio signal and processes it for audio play out.

Modules for Consumer Products

Summit’s TX modules are targeted for integration into TVs, AV receivers, media hubs and small USB dongles. Summit’s transmitter, with its integrated antenna, is designed to support rooms as large as 10-meters by 10-meters with uncompressed, 24-bit audio up to 96 kHz sample rate. The module supports a simple interface, with Inter-IC Sound (“I2S”) or USB audio and control. In addition, Summit’s technology has been approved by Digital Content Protection, LLC, the licensing agency for High-bandwidth Digital Content Protection (“HDCP”), as an audio only output technology for retransmission of audio content.

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Summit’s receiver interfaces to a digital amplifier and is designed to be integrated directly into a home theater speaker. Integrated antennas support 24-bit audio up to 96 kHz sample rates virtually anywhere within a 10-meter by 10-meter space. It supports one or two separate audio outputs via I2S. An optional interface on the receiver module can be enabled to configure the speaker type and provide volume/mute control at the speaker. Alternatively, the speaker type can be assigned at the factory for preconfigured Home Theater in a Box (“HTiB”) applications.

Summit Speaker Systems

There are speaker systems utilizing Summit’s technology currently in the market with a price range of $500 to over $80,000. We believe the technology allows brands and retailers to provide high quality systems to consumers at a multitude of price points. Further, multi-channel systems can be easily expanded, allowing a consumer to start with a basic 2.0 (stereo) or sound-bar system and expand over time.

The Summit Opportunity

We believe the following attributes: cost, mobility, video support, ease of installation and quality create a market opportunity for Summit technologies to be adopted by the consumer electronics industry as described further below.

Cost

We believe the simplicity and cost structure of our current WiSA USB transmitter and upcoming embedded software solution will make our prices competitive for a wider range of applications, allowing consumer electronics companies to integrate our technology, while also delivering high quality audio.

Mobility

Mobile devices are popular for streaming video, gaming and using virtual reality (“VR”) applications. We believe this is driving a need for an embedded high-fidelity wireless solution in the mobile device that can transmit audio to headsets or speakers within a room. Summit’s technology enables high quality wireless audio transmission from mobile devices.

Video Support

Wireless audio capable of supporting video has become a priority for consumers across a variety of high-volume multimedia platforms, including TV’s, smartphones, game consoles and set-top boxes. Video applications require audio and video to be perfectly synchronized in order to avoid lip-sync and audio phase distortion issues. Summit’s technology prioritizes low latency and synchronization to less than one microsecond, thus practically eliminating phase distortion between speakers.

Ease of Installation

We believe the home theater market has moved toward simplicity in recent years. The costly and inconvenient home theaters of the past have left consumers with a desire for audio systems that provide a simplified installation process. We believe that new audio systems, including the predominant sound bar system, are unable to provide high levels of performance especially in the surround-sound market. Summit’s technology greatly simplifies the installation process of true surround-sound systems. This allows consumers to install a home theater system with the same amount of effort as a sound bar but enjoy a far superior experience. An overwhelming majority of the content entering our homes through digital TV and streaming services is provided in a multi-channel format, which is why Summit’s goal is to facilitate enjoyment of true surround sound for both the everyday consumer and audio enthusiast.

In addition to easy installation, Summit modules provide consumers with a multitude of options, allowing customization of a home theater specific to each consumer, without being forced to stick with one brand of speaker. For example, our hope is that a consumer might start with a Summit enabled sound bar for their TV and then add a Summit enabled subwoofer. That same system can be easily upgraded to a variety of surround sound systems by simply adding more speakers. Our technology will allow consumers to upgrade an audio system or just one component of the system without the need to replace the entire system, consumers can keep the original transmitter, sound bar, and subwoofer and integrate them seamlessly into a new system. Being able to outfit a home entertainment system with Summit-enabled speakers and components gives consumers the ability to express their individual preference and needs and provides the assurance that the devices will interoperate, delivering the highest standard in high-definition (“HD”) wireless surround sound.

Dissatisfaction with Bluetooth Performance and Quality

We believe consumers want better performance and quality from their Bluetooth audio devices. For example, they may want headsets that stay connected over longer distances or products that offer better audio fidelity. By offering a solution that addresses these needs at a comparable price point to Bluetooth, we believe we can build consumer demand for our technology.

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Profitability of Audio Component Accessories

HDTVs are getting thinner and it is becoming increasingly difficult to incorporate the latest electronic advances into such thin displays. We expect that eventually most of the electronics will be external to the display. We believe the first physical feature to go will be the audio component, since there is very little room for quality speakers in today’s thin displays. We believe HDTV manufacturers know they need to provide an audio alternative. Additionally, since cost is a significant consideration, we believe some manufacturers may offer external sound bars which will satisfy some consumers, but perhaps not the consumers who desire a high-quality audio alternative. We believe these developments are creating an inflection point in the market, and manufacturers are looking to Summit’s technology to create a standard for wireless audio interoperability that will support a long-term product strategy for the successful development of high quality, wireless audio products. By designing speaker systems that incorporate Summit’s technology, consumer electronics companies will be able to sell easy-to-install surround sound audio solutions alongside TVs.

Consumers want to enjoy improved audio on existing content

We believe that the growth in the number of video devices streaming multi-channel audio content, coupled with new 3D immersive sound experiences from Dolby’s ATMOS and DTS’ DTSx formats, will help propel the demand for wireless speakers well into the future.

Consumers want to be able to enjoy wireless audio without interference from other wireless signals

Having other devices nearby that also use the 5 GHz band should not affect the performance of a Summit enabled audio system, as Summit’s technology can seamlessly switch to another frequency within the 5 GHz band. The 5 GHz U-NII spectrum utilized by Summit technology has up to 24 channels available that are constantly monitored for interference using the Dynamic Frequency Selection (“DFS”) sub-band between 5.2 and 5.8 GHz. When interference is detected, the next channel, having been monitored for over one minute and confirmed for accessibility, is ready to go and Summit enabled devices switch seamlessly to that channel, without the user ever noticing or the audio experience being affected.

What Makes Summit Unique

Both the proprietary technology and the adoption of the technology by leaders in consumer electronics are differentiating factors for Summit. Management believes that Summit is the only company with the technical capabilities of transmitting high resolution, low latency, and speaker synchronization of wireless audio capable of supporting up to 8 channels. Premium consumer brands, like Bang & Olufsen, have begun to adopt our technology as a valued feature in performance products.

Category Defining Wireless Audio

Our wireless audio technology delivers 8 channels of uncompressed audio directly to the speakers in 24-bit and up to 96 kHz sample rates. This means that a consumer can experience audio exactly as it was mastered in the studio. Summit’s technology supports surround sound systems up to 7.1 or 5.1.2 for Dolby ATMOS configurations. There are three wireless audio platforms: WiSA, standard Wi-Fi, and Bluetooth. Low latency is critical for home theater and gaming markets. WiSA’s latency is a fixed latency less than 10 milliseconds, while standard Wi-Fi and Bluetooth technologies have a variable latency greater than 50 milliseconds. In a multi-speaker environment, speaker synchronization is important for keeping each speaker on the same audio sound bit. WiSA keeps speakers synchronized within 5 microseconds. Wi-Fi and Bluetooth are greater than 50 microseconds. Finally, channel count is critical for multi-channel content. WiSA supports 8 channels, Bluetooth supports up to 2, and standard Wi-Fi supports up to 4 channels.

Summit’s technology roadmap includes proprietary software, currently in development, that will support 802.11 Wi-Fi protocol. This proprietary software has been designed to scale in audio channel count and sample rates even as Wi-Fi performance or network utilization changes.

Summit Customers

Summit currently sells custom semiconductor chips and wireless modules to a growing list of consumer electronics customers, including major brands such as Axiim, Bang & Olufsen, Enclave Audio, Klipsch, LG, Harman International, a division of Samsung, and System Audio. We believe that the use of our products by well-known consumer electronics brands will provide an opportunity to create wireless audio products that are simple to install and perform at high levels. Brands such as Bang & Olufsen and Klipsch have chosen Summit technology to drive their wireless home audio/theater product assortments. We believe that their leadership has brought credibility to the technology and paved the way at retail for other brands to follow.

Our Strategy

Our goal is to establish and maintain a leadership position as the ubiquitous standard for hi-fidelity wireless, multi-channel audio. To obtain and enhance our position as the leading standard in the audio space, we intend to:

•	improve recognition of our Summit brand and the WiSA Association standard brand;

•	provide excellent products and services to our customers and members;

•	make sure our technology is accessible to many consumers by having our technology in consumer electronics devices that sell at a variety of price points;

•	expand market awareness of wireless multi-channel hi-fidelity audio experience availability;

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•	reduce hardware costs while moving towards a software licensing business model;

•	enhance and protect our IP portfolio;

•	invest in highly qualified personnel; and

•	build innovative products alongside the world’s leading consumer electronics companies.

We currently sell our modules to a customer base that is primarily comprised of companies that sell their electronics in relatively small quantities. As the larger consumer electronics companies whom we are working with begin to sell new Summit-enabled products, we expect that orders for our modules will increase proportionally. With larger orders, we believe that we can take advantage of economies of scale and improve our gross margins on our modules.

Interoperability

Interoperability is a key aspect of wireless technology. We believe this is especially true in audio, where unique designs, price points, audio quality and capabilities as well as consumer brand loyalties are significant factors for the end consumer. Creating home theater and audio components that all work with an interoperable standard creates a high level of confidence in retailers and consumers and helps drive the entire category. Interoperability also increases the opportunity for specialized brands to create new and innovative products knowing they can focus on their specific part of the market and rely on others to create the necessary cohort components.

Proprietary Software

A significant amount of our time and resources are being allocated towards launching a software licensing part of our business. Customers will receive a license for our TX software, so that any of their devices with a suitable Wi-Fi radio can transmit audio compliant with our standard without having to purchase and integrate our TX module. We believe that this software will be well positioned for use by major consumer electronics companies in many devices including TVs, handsets, gaming consoles, and computers. Patent applications have been submitted for key technology innovations in this software.

Speaker companies under this new model would purchase Wi-Fi modules with our RX software pre-installed from an original equipment manufacturer (“OEM”), rather than buying modules directly from us. The OEM would pay a royalty to us based on how many modules with our software that it sold.

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Risks Affecting Our Business

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this prospectus summary. These risks include, among others, the following:

●	Our success depends on maintaining and increasing our sales, which depends on factors we cannot control, including the viability and reputation of our customers and their products.

●	If we are unable to sell our modules into new markets or to new consumer electronics companies, our revenue may not grow.

●	If our business does not grow as we expect, or if we fail to manage our growth effectively, our operating results and business prospects would suffer.

●	Our business is dependent upon our ability to deploy and deliver our solutions, and the failure to meet our customers’ expectations could harm our reputation, which may have a material adverse effect on our business, operating results and financial condition.

●	We have not been profitable historically and may not achieve or maintain profitability in the future.

●	We may require additional capital to fund our business and support our growth, and our inability to generate and obtain such capital on acceptable terms, or at all, could harm our business, operating results, financial condition and prospects.

Corporate Information

We were formed as Summit Semiconductor, LLC, a Delaware limited liability company, on July 23, 2010. We converted to a Delaware corporation, effective December 31, 2017, at which time we changed our name to Summit Semiconductor, Inc. Effective as of September 11, 2018, we changed our name to Summit Wireless Technologies, Inc. We run our operations through Summit Wireless Technologies, Inc., as well as through our wholly-owned subsidiaries, Summit Semiconductor K.K., a Japanese corporation, and WiSA, LLC, a Delaware limited liability company.

Our principal executive offices are located at 6840 Via Del Oro, Ste. 280, San Jose, CA 95119 and our telephone number is (408) 627-4716. Our website address is www.summitwireless.com. The website for the WiSA Association is http://www.wisaassociation.org. The information contained on, or that can be accessed through, our websites is not incorporated by reference into this prospectus and is intended for informational purposes only.

Summit Wireless Technologies, Summit Semiconductor, Summit WirelessTM, the Summit Wireless Technologies, Inc. logo, the WiSA logo and other trade names, trademarks or service marks of Summit Wireless Technologies, Inc. appearing in this prospectus are the property of Summit Wireless Technologies, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders.

Recent Developments

On April 18, 2019, we entered into a Securities Purchase Agreement, dated as of April 18, 2019, with an existing, significant shareholder (the “Preferred SPA”), pursuant to which we issued 250,000 shares of our Series A 8% Senior Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), which shares have a stated value of $4.00, grant holders the same voting rights as holders of our shares of common stock, and are convertible into shares of our common stock at price of $4.00 per share, subject to a floor price of $1.50 and to adjustment under our Certificate of Designations of the Preferences, Rights and Limitations of the Series A Preferred Stock. The Series A Preferred Stock may be issued in tranches of at least $500,000 and in an aggregate of up to $5 million.  See “Certain Relationships and Related Party Transactions – Significant Unitholders/Stockholders”. We may sell the Series A Preferred Stock to other parties if and as needed to meet our cash needs.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we are an emerging growth company, unlike public companies that are not emerging growth companies under the JOBS Act, we will not be required to:

●	provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley Act”);
●	provide more than two years of audited financial statements and related management’s discussion and analysis of financial condition and results of operations;
●	comply with any new requirements adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;
●	provide certain disclosure regarding executive compensation required of larger public companies or hold stockholder advisory votes on the executive compensation required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”); or
●	obtain stockholder approval of any golden parachute payments not previously approved.

We will cease to be an emerging growth company upon the earliest of the:

●	last day of the fiscal year in which we have $1.07 billion or more in annual revenues;
●	date on which we become a “large accelerated filer” (the fiscal year-end on which the total market value of our common equity securities held by non-affiliates is $700 million or more as of June 30);
●	date on which we issue more than $1.0 billion of non-convertible debt over a three-year period; or
●	last day of the fiscal year following the fifth anniversary of our initial public offering.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and we have elected to take advantage of such extended transition period for complying with new or revised accounting standards.

We have elected to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of these elections, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. In addition, it is possible that some investors will find our common stock less attractive as a result of these elections, which may result in a less active trading market for our common stock and higher volatility in our stock price.

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The Offering

Shares of common stock offered by us	shares

Total shares of common stock to be outstanding after this offering	shares

Use of proceeds

We estimate that we will receive gross proceeds of approximately $7,000,000, assuming a public offering price of $           per share, before deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We expect to use the net proceeds of this offering for product development, sales and marketing, working capital, capital expenditures and other general corporate purposes. We may also use a portion of the proceeds from this offering for acquisitions or strategic investments in complementary businesses or technologies, although we do not currently have any plans for any such acquisitions or investments. These expectations are subject to change.

See “Use of Proceeds” for additional information.

Risk factors	See “Risk Factors” beginning on page 9 and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NASDAQ symbol	“WISA”.

Conflicts of Interest	Jonathan Gazdak, a member of the Company’s board of directors, is a managing director and the head of investment banking at Alexander Capital, L.P., one of the underwriters for this offering. Accordingly, this offering is being made in compliance with the requirements of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. This rule requires, among other things, that a “qualified independent underwriter" has participated in the preparation of, and has exercised the usual standards of, “due diligence” with respect to, the registration statement. Westpark Capital, Inc. has agreed to act as qualified independent underwriter for this offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act. See “Underwriting – Conflicts of Interest”.

Shares of our common stock that will be outstanding after this offering is based on 15,490,175 shares of common stock outstanding as of April 18, 2019, but excludes (a) all warrants outstanding or issuable in connection with this offering, (b) 464,632 shares of restricted common stock issued on January 31, 2018 that will be released on September 1, 2019, (c) 28,176 shares of restricted stock to be released to a terminated employee in five equal tranches over the next 23 months pursuant to the terms of such employee’s restricted stock agreement, and (d) 400,000 unvested deferred shares (the “Deferred Shares”) under our 2018 Long-Term Stock Incentive Plan (the “LTIP”), issued to Michael Howse, a member of our board of directors, pursuant to the Deferred Shares Agreement (as defined herein).

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Summary Consolidated Financial and Other Data

The following summary consolidated financial information should be read together with our consolidated financial statements and related notes, as well as the information found under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

We derived the summary consolidated statements of operations data for the years ended December 31, 2018 and 2017 from our audited consolidated financial statements included elsewhere in this prospectus. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus and the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The summary financial data included in this section is not intended to replace the consolidated financial statements and related notes included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results to be expected in the future.

	Year Ended December 31,
	2018	2017

Revenue, net	$1,373,989	$1,112,726
Cost of revenue	1,611,579	1,271,534
Gross profit	(237,590)	(158,808)

Operating Expenses:
Research and development	4,872,886	3,664,629
Sales and marketing	2,803,382	1,589,417
General and administrative	3,657,049	1,428,667
Total operating expenses	11,333,317	6,682,713
Loss from operations	(11,570,907)	(6,841,521)

Interest expense, net	(33,502,087)	(14,696,283)
Change in fair value of warrant liability	(8,051,196)	4,309,478
Change in fair value of derivative liability	(14,293,963)	(9,040,000)
Gain on extinguishment of convertible notes payable	-	621,981
Other income (expense), net	69,892	(258)
Loss before provision for income taxes	(67,348,261)	(25,646,603)
Provision for income taxes	8,150	5,610
Net loss	$(67,356,411)	$(25,652,213)

Net loss per common share - basic and diluted	$(9.96)	$(75.89)

Weighted average number of common shares used in computing net loss per common share	6,761,252	338,011

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RISK FACTORS

Investing in shares of our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including our consolidated financial statements and related notes, before deciding whether to purchase shares of our common stock. If any of the following risks is realized, our business, operating results, financial condition and prospects could be materially and adversely affected. In that event, the price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to Our Business and Industry

Loss of key customers.

A small number of our customers represent a significant percentage of our revenue. Although we may have agreements with these customers, these agreements typically do not require any minimum purchases and do not prohibit customers from using competing technologies or customers from purchasing products and services from competitors. Because many of our markets are rapidly evolving, customer demand for our technologies and products can shift quickly. Sales to Guo Guang Electric Co., a Chinese original device manufacturer, that builds product for large consumer electronic companies, represented 55% of our revenue for the year ended December 31, 2018 while Bang & Olufsen represented 37% of our revenue for the year ended December 31, 2018.

Reliance on semiconductor and module manufacturers.

Our revenue from the sale of modules to consumer electronics and speaker companies depends in large part upon the availability of our modules that implement our technologies. Our manufacturers incorporate our technologies into these modules, which are then incorporated in consumer entertainment products. We do not manufacture these modules, but rather depend on manufacturers to produce the modules which we then sell to our customers. We do not control the manufacturers. While we have a longstanding relationship with our manufacturer(s), there can be no assurance that our manufacturers will continue to timely produce our modules. Change in management of our manufacturer or a change in their operations could negatively affect our production and cause us to seek other manufacturers which we may not be able to obtain on the same or similar terms as our current manufacturers. This could have a negative effect on our operations.

Declines in or problems with the WiSA Association membership could negatively affect our reputation.

We rely significantly on the members of our wholly-owned subsidiary, WiSA, LLC, to uphold the standards and criteria of interoperable audio products. If we lose members or new technology is developed that is easier to incorporate than ours, the WiSA Association may fail to maintain its active status and the sales of our modules could diminish as well. In addition, failure of our members to adhere to our policies designed to provide interoperability between audio systems could undermine the integrity of our brand.

Failure to stay on top of technology innovation could harm our business model.

Our revenue growth will depend upon our success in new and existing markets for our technologies. The markets for our technologies and products are defined by:

•	rapid technological change;

•	new and improved technology and frequent product introductions;

•	changing consumer demands;

•	evolving industry standards; and

•	technology and product obsolescence.

Our future success depends on our ability to enhance our technologies and products and to develop new technologies and products that address the market needs in a timely manner. Technology development is a complex, uncertain process requiring high levels of innovation, highly-skilled engineering and development personnel, and the accurate anticipation of technological and market trends. We may not be able to identify, develop, acquire, market, or support new or enhanced technologies or products on a timely basis, if at all.

Economic uncertainties or downturns, or political changes, could limit the availability of funds available to our customers and potential customers, which could materially adversely affect our business.

Current or future economic uncertainties or downturns could adversely affect our business and operating results. Negative conditions in the general economy both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, political deadlock, natural catastrophes, warfare and terrorist attacks on the United States, Europe, the Asia Pacific region or elsewhere, could cause a decrease in funds available to our customers and potential customers and negatively affect the rate of growth of our business.

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General worldwide economic uncertainty and political changes in the United States and elsewhere could impact our business. Such conditions may make it extremely difficult for our customers and us to forecast and plan future budgetary decisions or business activities accurately, and they could cause our customers to reevaluate their decisions to purchase our solutions, which could delay and lengthen our sales cycles or result in cancellations of planned purchases. Furthermore, during challenging economic times or as a result of political changes, our customers may tighten their budgets and face constraints in gaining timely access to sufficient funding or other credit, which could result in an impairment of their ability to make timely payments to us. In turn, we may be required to increase our allowance for doubtful accounts, which would adversely affect our financial results.

We cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within any particular industry, or the impact of political changes. If the economic conditions of the general economy or industries in which we operate worsen from present levels, or if recent political changes result in less funding being available to purchase our solutions, our business, operating results, financial condition and cash flows could be adversely affected.

Consumer spending weakness could impact our revenue.

Weakness in general economic conditions may suppress consumer demand in our markets. Many of the products in which our technologies are incorporated are discretionary goods, such as home-theater systems. Weakness in general economic conditions may also lead to customers becoming delinquent on their obligations to us or being unable to pay, resulting in a higher level of write-offs. Economic conditions may impact the amount businesses spend on their speaker systems. Weakness in economic conditions could lessen demand for our products and negatively affect our revenue.

We have not been profitable historically and may not achieve or maintain profitability in the future.

We have posted a net loss in each year since inception, including a net loss of $67,356,411 in the year ended December 31, 2018.     As of December 31, 2018, we had an accumulated deficit of $175,639,834. While we expect to experience stronger revenue growth in future periods, we are not certain whether or when we will obtain a high enough volume of sales of our solutions to sustain or increase our growth or achieve or maintain profitability in the future. We also expect our costs to increase in future periods, which could negatively affect our future operating results if our revenue does not increase. In particular, we expect to continue to expend substantial financial and other resources on:

●	sales and marketing, including a significant expansion of our sales organization, both domestically and internationally;
●	research and development related to our solutions, including investments in our engineering and technical teams;
●	continued international expansion of our business; and
●	general and administrative expenses, including legal, accounting and investor relations expenses related to being a public company.

These investments may not result in increased revenue or growth in our business. If we are unable to increase our revenue at a rate sufficient to offset the expected increase in our costs, our business, operating results and financial position may be harmed, and we may not be able to achieve or maintain profitability over the long term. Additionally, we may encounter unforeseen operating expenses, difficulties, complications, delays and other unknown factors that may result in losses in future periods. If our revenue growth does not meet our expectations in future periods, our financial performance may be harmed, and we may not achieve or maintain profitability in the future.

We may require additional capital to fund our business and support our growth, and our inability to generate and obtain such capital on acceptable terms, or at all, could harm our business, operating results, financial condition and prospects.

We intend to continue to make substantial investments to fund our business and support our growth. In addition, we may require additional funds to respond to business challenges, including the need to develop new features or enhance our solutions, improve our operating infrastructure or acquire or develop complementary businesses and technologies. As a result, in addition to the revenues we generate from our business and the proceeds from this offering, we may need to engage in additional equity or debt financings to provide the funds required for these and other business endeavors. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we may secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain such additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be adversely affected. In addition, our inability to generate or obtain the financial resources needed may require us to delay, scale back, or eliminate some or all of our operations, which may have a material adverse effect on our business, operating results, financial condition and prospects.

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We face intense competition in our industry, and we may not be able to compete successfully in our target markets.

The digital audio, consumer electronics and entertainment markets are characterized by intense competition, subject to rapid change, and are significantly affected by new product introductions and other market activities of industry participants. Our competitors include many large domestic and international companies that have substantially greater financial, technical, marketing, distribution and other resources, greater name recognition, a longer operating history, broader product lines, lower cost structures and longer-standing relationships with customers and suppliers than we do. As a result, our competitors may be able to respond better to new or emerging technologies or standards and to changes in customer requirements.

Further, some of our competitors are in a better financial and marketing position from which to influence industry acceptance of a particular product standard or a competing technology than we are. Our competitors may also be able to devote greater resources to the development, promotion and sale of products, and may be in a position to deliver competitive products at a lower price than we can, along with the potential to conduct strategic acquisitions, joint ventures, subsidies and lobbying industry and government standards, hire more experienced technicians, engineers and research and development teams than we can. As a result, we may not be able to compete effectively against any of these organizations.

Our ability to compete in our current target markets and future markets will depend in large part on our ability to successfully develop, introduce and sell new and enhanced products or technologies on a timely and cost-effective basis and to respond to changing market requirements. We expect our competitors to continue to improve the performance of their current products and potentially reduce their prices. In addition, our competitors may develop future generations and enhancements of competitive products or new or enhanced technologies that may offer greater performance and improved pricing or render our technologies obsolete. If we are unable to match or exceed the improvements made by our competitors, our market position and prospects could deteriorate and our net product sales could decline.

Failure to effectively develop and expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our modules.

To increase total customers and customer recognition of the WiSA Association products and to achieve broader market acceptance of our technology, we will need to expand our sales and marketing organization and increase our business development resources, including the vertical and geographic distribution of our sales force and our teams of account executives focused on new accounts and responsible for renewal and growth of existing accounts.

Our business requires that our sales personnel have particular expertise and experience in interoperability of audio systems, and the latest wireless audio technology. We may not achieve revenue growth from expanding our sales force if we are unable to hire, develop and retain talented sales personnel with appropriate experience, if our new sales personnel are unable to achieve desired productivity levels in a reasonable period of time or if our sales and marketing programs are not effective.

Interruptions or performance problems associated with technology and wireless technology outside of our control may adversely affect our business and results of operations.

We may in the future experience performance issues due to a variety of factors, including wireless technology disruptions, human or software errors. If a wireless connection is compromised, our products will not work as designed and our business could be negatively affected. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time or a connection problem may be out of our control and could deter customers from purchasing wireless audio components.

We expect to continue to make significant investments to maintain and improve the performance of our modules. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology to accommodate actual and anticipated changes in technology, our business, operating results and financial condition may be adversely affected.

Real or perceived errors, failures or bugs in our modules could adversely affect our operating results and growth prospects.

Because our modules are complex, undetected errors, failures or bugs may occur. Our module is installed and used in numerous audio systems of different brands with different operating systems, system management software, and equipment and networking configurations, which may cause errors or failures of our technology. Despite our testing, errors, failures or bugs may not be found in our modules until it is released to our customers. Moreover, our customers could incorrectly implement or inadvertently misuse our modules, which could result in customer dissatisfaction and adversely impact the perceived quality or utility of our products as well as our brand.

Any of these real or perceived errors, compatibility issues, failures or bugs in our modules could result in negative publicity, reputational harm, loss of competitive position or claims by customers for losses sustained by them. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources in order to correct the problem. Alleviating any of these problems could require significant expenditures of our capital and other resources and could cause interruptions or delays in the use of our solutions, which could cause us to lose existing or potential customers and could adversely affect our operating results and growth prospects.

We rely on the cooperation of our customers to install our modules in their audio products.

Our modules are sold to our customers who are consumer electronics companies. Our customers install the modules into their products. Our customers’ audio products are sold to the general public who must then install the audio system into their homes or businesses. We do not oversee installation of our products and therefore have no control over the end result. If a module is not installed correctly in a customer product or an end consumer does not install their audio system correctly, our technology may not work properly, which could result in customer dissatisfaction or have a material adverse impact on our reputation, our business and our financial results.

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If we do not or cannot maintain cutting edge technology and compatibility of our modules with products that our customers use, our business could suffer.

Our customers integrate our modules into their products. The functionality and popularity of our technology depends, in part, on our ability to produce modules that integrate into our customers’ products. Our customers may change the features of their technologies and audio systems as a whole may advance technologically. Such changes could functionally limit or terminate the utility of our product, which could negatively impact our customer service and harm our business. If we fail to maintain cutting edge technology and compatibility with the products our customers produce, we may not be able to offer the functionality that our customers need, and our customers may not purchase our modules, which would negatively impact our ability to generate revenue and have a material adverse impact on our business.

Our future quarterly results of operations may fluctuate significantly due to a wide range of factors, which makes our future results difficult to predict.

Our revenues and results of operations could vary significantly from quarter to quarter as a result of various factors, many of which are outside of our control, including:

●	the expansion of our customer base;
●	the renewal of agreements with, and expansion of coverage by, existing customers;
●	the size, timing and terms of our sales to both existing and new customers;
●	the introduction of products or services that may compete with us for the limited funds available to our customers, and changes in the cost of such products or services;
●	changes in our customers’ and potential customers’ budgets;
●	our ability to control costs, including our operating expenses;
●	our ability to hire, train and maintain our direct sales force, engineers, and marketing employees;
●	the timing of satisfying revenue recognition criteria in connection with initial deployment and renewals; and
●	general economic and political conditions, both domestically and internationally.

Any one of these or other factors discussed elsewhere in this prospectus may result in fluctuations in our revenues and operating results, meaning that quarter-to-quarter comparisons of our revenues, results of operations and cash flows may not necessarily be indicative of our future performance.

Because of the fluctuations described above, our ability to forecast revenues is limited and we may not be able to accurately predict our future revenues or results of operations. In addition, we base our current and future expense levels on our operating plans and sales forecasts, and our operating expenses are expected to be relatively fixed in the short term. Accordingly, we may not be able to reduce our costs sufficiently to compensate for an unexpected shortfall in revenues, and even a small shortfall in revenues could disproportionately and adversely affect our financial results for that quarter. The variability and unpredictability of these and other factors could result in our failing to meet or exceed financial expectations for a given period.

Our sales are subject to fluctuation as a result of seasonality, our customers’ new product introduction timelines and end-user adoption of our customers’ retail products all of which are outside of our control.

Our sales are subject to the seasonality of when consumers buy electronic products, generally in the third quarter leading up to the yearend holiday season. Our customers’ plans to complete and ship new products to meet this seasonal peak can critically impact our financial results should they miss the holiday season. The Company, in conjunction with its customers, is launching a new technology to the retail and consumer market. The consumer adoption rate at retail is a critical component of our financial success and is currently an unknown component of our financial plans. The variability and unpredictability of these and other factors could result in our failing to meet or exceed financial expectations for a given period. As a result of these factors, our financial results for any single quarter or for periods of less than a year are not necessarily indicative of the results that may be achieved for a full fiscal year.

We conduct international operations, which exposes us to significant risks.

We have offices in California and Oregon, but we also have employees in Japan and Taiwan and representatives in China and the Republic of Korea. Operating in international markets requires significant resources and management attention and subjects us to regulatory, economic and political risks in addition to those we already face in the United States. In addition, we invest time and resources in understanding the regulatory framework and political environments of our customers overseas in order to focus our sales efforts. Because such regulatory and political considerations are likely to vary across jurisdictions, this effort requires additional time and attention from our sales team and could lead to a sales cycle that is longer than our typical process for sales in the United States. We also may need to hire additional employees and otherwise invest in our international operations in order to reach new customers. Because of our limited experience with international operations as well as developing and managing sales in international markets, our international efforts may not be successful.

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In addition, we will face risks in doing business internationally that could adversely affect our business, including:

●	the potential impact of currency exchange fluctuations;
●	the difficulty of staffing and managing international operations and the increased operations, travel, shipping and compliance costs associated with having customers in numerous international locations;
●	potentially greater difficulty collecting accounts receivable and longer payment cycles;
●	the availability of coverage by wireless and internet carriers in international markets;
●	higher or more variable costs associated with wireless and internet carriers and other service providers;
●	the need to offer customer support in various languages;
●	challenges in understanding and complying with local laws, regulations and customs in foreign jurisdictions;
●	export controls and economic sanctions administered by the Department of Commerce Bureau of Industry and Security and the Treasury Department’s Office of Foreign Assets Control;
●	compliance with various anti-bribery and anti-corruption laws such as the Foreign Corrupt Practices Act and United Kingdom Bribery Act of 2010;
●	tariffs and other non-tariff barriers, such as quotas and local content rules;
●	more limited protection for our IP in some countries;
●	adverse or uncertain tax consequences as a result of international operations;
●	currency control regulations, which might restrict or prohibit our conversion of other currencies into U.S. dollars;
●	restrictions on the transfer of funds;
●	deterioration of political relations between the United States and other countries; and
●	political or social unrest or economic instability in a specific country or region in which we operate, which could have an adverse impact on our operations in that location.

Also, we expect that due to costs related to our international efforts and the increased cost of doing business internationally, we will incur higher costs to secure sales to international customers than the comparable costs for domestic customers. As a result, our financial results may fluctuate as we expand our operations and customer base worldwide.

Our failure to manage any of these risks successfully could harm our international operations and adversely affect our business, operating results and financial condition.

We are dependent on the continued services and performance of our senior management and other key personnel, the loss of any of whom could adversely affect our business.

Our future success depends in large part on the continued contributions of our senior management and other key personnel. In particular, the leadership of key management personnel is critical to the successful management of our company, the development of our products, and our strategic direction. We also depend on the contributions of key technical personnel.

We do not maintain “key person” insurance for any member of our senior management team or any of our other key employees. Our senior management and key personnel are all employed on an at-will basis, which means that they could terminate their employment with us at any time, for any reason and without notice. The loss of any of our key management personnel could significantly delay or prevent the achievement of our development and strategic objectives and adversely affect our business.

If we are unable to attract, integrate and retain additional qualified personnel, including top technical talent, our business could be adversely affected.

Our future success depends in part on our ability to identify, attract, integrate and retain highly skilled technical, managerial, sales and other personnel. We face intense competition for qualified individuals from numerous other companies, including other software and technology companies, many of whom have greater financial and other resources than we do. Some of these characteristics may be more appealing to high-quality candidates than those we have to offer. In addition, new hires often require significant training and, in many cases, take significant time before they achieve full productivity. We may incur significant costs to attract and retain qualified personnel, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. Moreover, new employees may not be or become as productive as we expect, as we may face challenges in adequately or appropriately integrating them into our workforce and culture. If we are unable to attract, integrate and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements, on a timely basis or at all, our business will be adversely affected.

Volatility or lack of positive performance in our share price may also affect our ability to attract and retain our key employees. Many of our senior management personnel and other key employees have become, or will soon become, vested in a substantial amount of common stock or warrants to purchase common stock. Employees may be more likely to leave us if the shares they own or the shares underlying their vested warrants have significantly appreciated in value relative to the original purchase prices of the shares or the exercise prices of the warrants, or, conversely, if the exercise prices of the warrants that they hold are significantly above the market price of our common stock. If we are unable to appropriately incentivize and retain our employees through equity compensation, or if we need to increase our compensation expenses in order to appropriately incentivize and retain our employees, our business, operating results and financial condition would be adversely affected.

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We may be subject to litigation for a variety of claims, which could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business.

We may be subject to litigation for a variety of claims arising from our normal business activities. These may include claims, suits, and proceedings involving labor and employment, wage and hour, commercial and other matters. The outcome of any litigation, regardless of its merits, is inherently uncertain. Any claims and lawsuits, and the disposition of such claims and lawsuits, could be time-consuming and expensive to resolve, divert management attention and resources, and lead to attempts on the part of other parties to pursue similar claims. Any adverse determination related to litigation could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business. In addition, depending on the nature and timing of any such dispute, a resolution of a legal matter could materially affect our future operating results, our cash flows or both.

Changes in financial accounting standards may cause adverse and unexpected revenue fluctuations and impact our reported results of operations.

A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business.

Risks Related to Our IP

Failure to protect our IP rights could adversely affect our business.

Our success depends, in part, on our ability to protect proprietary methods and technologies that we develop or license under patent and other IP laws of the United States, so that we can prevent others from using our inventions and proprietary information. If we fail to protect our IP rights adequately, our competitors might gain access to our technology, and our business might be adversely affected. However, defending our IP rights might entail significant expenses. Any of our patent rights, copyrights, trademarks or other IP rights may be challenged by others, weakened or invalidated through administrative process or litigation.

As of April 18, 2019, we had 8 issued and 3 pending U.S. patents covering our technology. We have one (1) patent application pending for examination outside of the United States. We also license issued U.S. patents from others. The patents that we own or license from others (including those that may be issued in the future) may not provide us with any competitive advantages or may be challenged by third parties, and our patent applications may never be granted.

Additionally, the process of obtaining patent protection is expensive and time-consuming, and we may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Even if issued, there can be no assurance that these patents will adequately protect our IP, as the legal standards relating to the validity, enforceability and scope of protection of patent and other IP rights are uncertain.

Any patents that are issued may subsequently be invalidated or otherwise limited, allowing other companies to develop offerings that compete with ours, which could adversely affect our competitive business position, business prospects and financial condition. In addition, issuance of a patent does not guarantee that we have a right to practice the patented invention. Patent applications in the United States are typically not published until 18 months after filing or, in some cases, not at all, and publications of discoveries in industry-related literature lag behind actual discoveries. We cannot be certain that third parties do not have blocking patents that could be used to prevent us from marketing or practicing our patented software or technology.

Effective patent, trademark, copyright and trade secret protection may not be available to us in every country in which our software is available. The laws of some foreign countries may not be as protective of IP rights as those in the United States (in particular, some foreign jurisdictions do not permit patent protection for software), and mechanisms for enforcement of IP rights may be inadequate. Additional uncertainty may result from changes to IP legislation enacted in the United States, including the recent America Invents Act, and other national governments and from interpretations of the IP laws of the United States and other countries by applicable courts and agencies. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our IP.

We rely in part on trade secrets, proprietary know-how and other confidential information to maintain our competitive position. Although we endeavor to enter into non-disclosure agreements with our employees, licensees and others who may have access to this information, we cannot assure you that these agreements or other steps we have taken will prevent unauthorized use, disclosure or reverse engineering of our technology. Moreover, third parties may independently develop technologies or products that compete with ours, and we may be unable to prevent this competition.

We might be required to spend significant resources to monitor and protect our IP rights. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Litigation also puts our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. Additionally, we may provoke third parties to assert counterclaims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially viable. Any litigation, whether or not resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may adversely affect our business, operating results, financial condition and cash flows.

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We may be subject to IP rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.

Companies in the software and technology industries, including some of our current and potential competitors, own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of IP rights. In addition, many of these companies have the capability to dedicate substantially greater resources to enforce their IP rights and to defend claims that may be brought against them. The litigation may involve patent holding companies or other adverse patent owners that have no relevant product revenues and against which our patents may therefore provide little or no deterrence. We have received, and may in the future receive, notices that claim we have misappropriated, misused, or infringed other parties’ IP rights, and, to the extent we gain greater market visibility, we face a higher risk of being the subject of IP infringement claims.

There may be third-party IP rights, including issued or pending patents that cover significant aspects of our technologies or business methods. Any IP claims, with or without merit, could be very time-consuming, could be expensive to settle or litigate and could divert our management’s attention and other resources. These claims could also subject us to significant liability for damages, potentially including treble damages if we are found to have willfully infringed patents or copyrights. These claims could also result in our having to stop using technology found to be in violation of a third party’s rights. We might be required to seek a license for the IP, which may not be available on reasonable terms or at all. Even if a license were available, we could be required to pay significant royalties, which would increase our operating expenses. As a result, we may be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for any infringing aspect of our business, we would be forced to limit or stop sales of our software and may be unable to compete effectively. Any of these results would adversely affect our business, operating results, financial condition and cash flows.

If we are unable to protect our IP, or if we infringe on the IP rights of others, our business may be harmed.

Our success depends in part on IP rights to the products that we develop. We rely on a combination of contractual rights, including non-disclosure agreements, trade secrets, copyrights and trademarks, to establish and protect our IP rights in our names, services, methodologies and related technologies. If we lose IP protection or the ability to secure IP protection on any of our names, confidential information or technology, this could harm our business. Our IP rights may not prevent competitors from independently developing services and methodologies similar to ours, and the steps we take might be inadequate to deter infringement or misappropriation of our IP by competitors, former employees or other third parties, any of which could harm our business. We own registered trademarks in the United States that have various expiration dates unless renewed through customary processes. Our trademark registrations may be unenforceable or ineffective in protecting our trademarks. Our trademarks may be unenforceable in countries outside of the United States, which may adversely affect our ability to build our brand outside of the United States.

Although we believe that our conduct of our business does not infringe on the IP rights of others, third parties may nevertheless assert infringement claims against us in the future. We may be required to modify our products, services, internal systems or technologies, or obtain a license to permit our continued use of those rights. We may be unable to do so in a timely manner, or upon reasonable terms and conditions, which could harm our business. In addition, future litigation over these matters could result in substantial costs and resource diversion. Adverse determinations in any litigation or proceedings of this type could subject us to significant liabilities to third parties and could prevent us from using some of our services, internal systems or technologies.

Risks Related to this Offering and Ownership of Our Common Stock

The share price of our common stock is subject to fluctuation, has been and may continue to be volatile and may decline regardless of our operating performance, resulting in substantial losses for investors purchasing shares of common stock in this offering.

We expect that the market price of our common stock may continue to be volatile for the foreseeable future. The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including the factors listed below and other factors described in this “Risk Factors” section:

●	actual or anticipated fluctuations in our operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	failure of securities analysts to initiate or maintain coverage of our company, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	ratings changes by any securities analysts who follow our company;

●	announcements by us or our competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	changes in operating performance and common stock market valuations of other technology companies generally;

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●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	changes in our board of directors or management;

●	sales of large blocks of our common stock, including sales by our executive officers, directors and significant stockholders;

●	potential lawsuits threatened or filed against us;

●	short sales, hedging and other derivative transactions involving our common stock;

●	general economic conditions in the United States and abroad; and

●	other events or factors, including those resulting from war, incidents of terrorism or responses to these events.

In addition, stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many software companies. Stock prices of many software companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have instituted securities action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and adversely affect our business, operating results, financial condition and cash flows.

Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

We expect that significant additional capital will be needed in the near future to continue our planned operations in the event that all of the shares of our common stock offered pursuant to this offering are not sold. Sales of a substantial number of shares of our common stock in the public market following the completion of this offering, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our common stock.

In connection with our initial public offering of our common stock, which closed on July 26, 2018 (the “IPO”), we entered into lock-up agreements with substantially all of the investors in the IPO, which restricted such stockholders’ ability to transfer their shares of common stock for 180 days from the date of the prospectus filed with the Securities and Exchange Commission (“SEC”) in connection with the IPO, dated July 26, 2018 (the “IPO Prospectus”). Such lock-up agreements have expired and no longer limit the amount of common stock that may be sold by such stockholders.

In connection with this offering, we intend to enter into lock-up agreements with our directors, executive officers and holders of more than 10% of our equity securities, which will restrict such stockholders’ ability to transfer their shares of common stock for 90 days from the date of the prospectus filed with the SEC. Subject to certain exceptions, such lock-up agreements will limit the amount of common stock that may be sold immediately following this offering. Subject to certain limitations, as of April 18, 2019, 8,173,530 shares of common stock. 3,409,204 shares of common stock issuable upon exercise of warrants and 250,000 shares of common stock issuable upon conversion of the Series A Preferred Stock will become eligible for sale upon expiration of the 90-day lock-up period. The underwriters of this offering may, in their sole discretion, permit our stockholders who are subject to such lock-up agreements to sell common stock prior to the expiration of such agreements.

Moreover, after this offering, holders of           shares of our common stock, and holders of           shares of our Series A 8% Senior Convertible Preferred Stock of the Company, par value $0.0001 per share (the “Series A Preferred Stock”), or their respective transferees, will be entitled to specified rights with respect to the registration of the offer and sale of their respective shares under the Securities Act. Registration of the offer and sale of such shares under the Securities Act would result in such shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration. We have also registered all shares of common stock that we may issue under our LTIP. If any such additional shares are sold, or if it is perceived that they will be sold, in the public market, the market price of our common stock could decline. See also “Description of Securities – Registration Rights” and “Shares Eligible for Future Sale – Registration Rights”.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The public offering price of our common stock will be substantially higher than the pro forma net tangible book value per share of our common stock outstanding immediately following the completion of this offering. Therefore, if you purchase shares of common stock in this offering at an assumed public offering price of $          per share, you will experience immediate dilution of $      per share, the difference between the price per share you pay for our common stock and our pro forma net tangible book value per share as of December 31, 2018, after giving effect to the issuance of shares of common stock in this offering. This dilution is due in large part to the fact that our earlier investors paid substantially less than the public offering price when they purchased shares of common stock.

In addition, we have issued warrants to acquire                  shares of common stock at prices below the public offering price. To the extent outstanding warrants are ultimately exercised, there will be further dilution to investors purchasing our common stock in this offering. In addition, if we issue additional equity securities, employee stock grants vest, or there are any exercises of future stock options, you will experience additional dilution. We also issued (a) 464,632 shares of restricted common stock on January 31, 2018, which will be released on September 1, 2019, (b) 28,176 shares of restricted stock to be released to a terminated employee in five equal tranches over the next 23 months pursuant to the terms of such employee’s restricted stock agreement, and (c) 400,000 unvested Deferred Shares issued to Mr. Howse pursuant to the Deferred Shares Agreement. Additionally, 1,904,949 shares of our common stock remain available for future issuance to our employees, directors and consultants pursuant to our LTIP, as of January 1, 2019. If our board of directors elects to issue additional restricted stock, stock options and/or other equity-based awards under the LTIP, our stockholders and investors in this offering may experience additional dilution, which could cause our stock price to fall.

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Our certificate of incorporation authorizes us to issue shares of blank check preferred stock, and issuances of such preferred stock, or securities convertible into or exercisable for such preferred stock, may result in immediate dilution to existing stockholders, including investors in this offering.

On April 18, 2019, we entered into a Securities Purchase Agreement, dated as of April 18, 2019, with a significant stockholder (the “Preferred SPA”), pursuant to which we issued 250,000 shares of our Series A Preferred Stock, which shares have a stated value of $4.00, grant holders the same voting rights as holders of our shares of common stock, and are convertible into shares of our common stock at price of $4.00 per share, subject to a floor price of $1.50 and to adjustment under our Certificate of Designations of the Preferences, Rights and Limitations of the Series A Preferred Stock (the “Certificate of Designations”). See “Certain Relationships and Related Party Transactions – Significant Unitholders/Stockholders”.

If we raise additional funds through future issuances of preferred stock or debt securities convertible into preferred stock, our stockholders could suffer significant dilution, and any new preferred stock or debt securities that we issue could have rights, preferences and privileges superior to those of holders of shares of common stock. Although we have no present plans to issue any additional shares of preferred stock other than the Series A Preferred Stock, in the event that we issue additional shares of our preferred stock, or securities convertible into or exercisable for such preferred stock after the date of the offering, the investors in this offering will be diluted. We may choose to raise additional capital using such preferred stock or debt securities because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans.

The proceeds of our offering will not be held in an escrow account and will be immediately placed in a standard corporate checking account, thus it is possible that creditors of the Company could attach these funds.

Our management will have sole control over the withdrawal of funds in this offering and any funds raised from the offering will be immediately available to us for our immediate use. We have not made arrangements to place such funds in an escrow, trust or similar account with any third-party agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds.

If we are not able to comply with the applicable continued listing requirements or standards of NASDAQ, NASDAQ could delist our common stock.

Our common stock is currently listed on NASDAQ. In order to maintain such listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards. Although we are currently in compliance with such listing standards, we may in the future fall out of compliance with such standards. If we are unable to maintain compliance with these NASDAQ requirements, our common stock will be delisted from NASDAQ.

In the event that our common stock is delisted from NASDAQ, U.S. broker-dealers may be discouraged from effecting transactions in shares of our common stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on NASDAQ if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of common stock have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our common stock, which could severely limit the market liquidity of such shares of common stock and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

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Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Our common stock currently trades on NASDAQ, and, to date, trading of our common stock has been limited. If a more active market does not develop, it may be difficult for you to sell the common stock you purchase or result in your sale at a price that is less than the price you paid.

To date, trading of our common stock on NASDAQ has been limited and there can be no assurance that there will be a more active market for our common stock either now or in the future. If a more active and liquid trading market does not develop or if developed cannot be sustained, you may have difficulty selling any of the shares of common stock that you purchased. The market price for our common stock may decline below the price you paid, and you may not be able to sell your shares of common stock at or above the price you paid, or at all.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business, our market and our competitors. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our common stock or change their opinion of our common stock, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We may invest or spend the proceeds of this offering in ways with which you may not agree or in ways that may not yield a return.

We currently intend to use the net proceeds to us from this offering primarily for product development, working capital, capital expenditures and other general corporate purposes, including investments in sales and marketing in the United States and internationally. We may also use a portion of the net proceeds from this offering for the acquisition of, or strategic investment in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements to enter into any such acquisition or investment. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for purposes that do not increase the value of our business, which could cause the price of our common stock to decline.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will remain an “emerging growth company” for up to five years, although we will cease to be an “emerging growth company” upon the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering, (ii) the last day of the first fiscal year in which our annual gross revenues are $1.07 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act. We cannot predict if investors will find shares of our common stock less attractive or our company less comparable to certain other public companies because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we currently incur significant levels of legal, accounting and other expenses that we did not previously incur as a private company. We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of NASDAQ, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. Although we have already hired additional corporate employees to comply with these requirements, we may need to hire more corporate employees in the future or engage outside consultants, which would increase our costs and expenses.

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In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

Being a public company and such new rules and regulations make it expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

As a result of disclosure of information in this prospectus and in the filings that we are required to make as a public company, our business, operating results and financial condition have become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If any such claims are successful, our business, operating results and financial condition could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, operating results and financial condition.

If we fail to make necessary improvements to address the material weaknesses in our internal control over financial reporting identified by our independent registered public accounting firm, we may not be able to report our financial results accurately and timely or prevent fraud, any of which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause the trading price of our common stock to decline.

Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements as of and for the years ended December 31, 2018 and 2017, our independent registered public accounting firm identified in their report to our audit committee that we had material weaknesses in our internal control over financial reporting due to (i) inadequate segregation of duties; and (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both accounting principles generally accepted in the United States of America (“GAAP”), and SEC guidelines. A material weakness is defined in the standards established by the Public Company Accounting Oversight Board (United States) as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Our management and independent registered public accounting firm did not and was not required to perform an evaluation of our internal control over financial reporting as of and for the years ended December 31, 2018 and 2017 in accordance with the provisions of the JOBS Act.

We are in the process of taking steps intended to remedy these material weaknesses, and we will not be able to fully address these material weaknesses until these steps have been completed. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Internal Control Over Financial Reporting” for information regarding our remediation efforts. If we fail to further increase and maintain the number and expertise of our staff for our accounting and finance functions and to improve and maintain internal control over financial reporting adequate to meet the demands that will be placed upon us as a public company, including the requirements of the Sarbanes-Oxley Act, we may be unable to report our financial results accurately and prevent fraud. In addition, we cannot be certain that any such steps we undertake will successfully remediate the material weaknesses or that other material weaknesses and control deficiencies will not be discovered in the future. If our remediation efforts are not successful or other material weaknesses or control deficiencies occur in the future, we may be unable to report our financial results accurately or on a timely basis, which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause our stock price to decline. As a result of such failures, we could also become subject to investigations by NASDAQ, the SEC, or other regulatory authorities, and become subject to litigation from investors and stockholders, any of which could harm our reputation and financial condition, and divert financial and management resources. Even if we are able to report our consolidated financial statements accurately and timely, if we do not make all the necessary improvements to address the material weaknesses, continued disclosure of our material weaknesses will be required in future filings with the SEC, which could reduce investor confidence in our reported results and our cause our stock price to decline.

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We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our common stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

Our executive officers, directors and principal stockholders own a significant percentage of our common stock and will be able to exert significant control over matters subject to stockholder approval.

As of April 18, 2019, our directors, executive officers and holders of more than 5% of our equity securities, together with their affiliates, beneficially own 72.4% of our outstanding shares of common stock. As a result, these stockholders have significant influence to determine the outcome of matters submitted to our stockholders for approval, including the ability to defeat the election of our directors, amend or prevent amendment of our certificate of incorporation or bylaws or effect or prevent a change in corporate control, merger, consolidation, takeover or other business combination. In addition, any sale of a significant amount of our common stock held by our directors, executive officers and principal stockholders, or the possibility of such sales, could adversely affect the market price of our common stock. Management’s stock ownership may also discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing any gains from our common stock.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections of this prospectus entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” but are also contained elsewhere in this prospectus. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:

●	our ability to continue to increase revenue, secure new consumer electronics customers and maintain existing customers;

●	the effects of increased competition as well as innovations by new and existing competitors in our market;

●	our ability to effectively manage or sustain our growth;

●	our ability to maintain, or strengthen awareness of, our solutions and our reputation;

●	potential acquisitions and integration of complementary business and technologies;

●	our expected use of proceeds;

●	perceived or actual integrity, reliability, quality or compatibility problems with our product solutions;

●	statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and stock performance;

●	our ability to attract and retain qualified employees and key personnel and further expand our overall headcount;

●	our ability to grow both domestically and internationally;

●	our ability to stay abreast of new or modified laws and regulations that currently apply or become applicable to our business both in the United States and internationally;

●	our ability to maintain, protect and enhance our IP;

●	costs associated with defending IP infringement and other claims; and

●	the future trading prices of our common stock and the impact of securities analysts’ reports on these prices.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act, do not protect any forward-looking statements that we make in connection with this offering. In addition, statements that state “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

Neither we nor the underwriters have independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of          shares of our common stock in this offering will be approximately $7,000,000, based upon an assumed public offering price of $        per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase or decrease in the assumed public offering price of $          per share would increase or decrease the net proceeds to us from this offering by approximately $         , assuming that the amount of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions payable by us. We may also increase or decrease the number of shares of common stock we are offering. An increase or decrease of 100,000 shares of common stock offered by us in this offering would increase or decrease the net proceeds to us by approximately $        , assuming that the assumed price per share to the public remains the same, and after deducting underwriting discounts and commissions payable by us. We do not expect that a change by these amounts in the offering price to the public or the common stock offered by us would have a material effect on our uses of the proceeds from this offering, although it may accelerate the time at which we will need to seek additional capital.

Although we have not yet determined with certainty the manner in which we will allocate the net proceeds of this offering, we expect to use the net proceeds from this offering for product development, working capital, capital expenditures and other general corporate purposes, including investments in sales and marketing in the United States and internationally. We may also use a portion of the proceeds from this offering for acquisitions or strategic investments in complementary businesses or technologies, although we do not currently have any plans for any such acquisitions or investments. We have not allocated specific amounts of net proceeds for any of these purposes.

We plan to use the proceeds of this offering approximately as follows:

	25%	50%	75%	100%

Use of Proceeds	$1,750,000	$3,500,000	$5,250,000	$7,000,000
Expenses associated with the offering (including commissions)	$498,750	$647,500	$796,250	$945,000
Sales, marketing, general and administrative activities	$507,650	$1,197,300	$2,003,950	$2,706,600
Product development	$468,600	$1,105,200	$1,849,800	$2,498,400
General working capital purposes	$250,000	$500,000	$500,000	$750,000
Capital expenditures	$25,000	$50,000	$100,000	$100,000

Total Expenses	$1,750,000	$3,500,000	$5,250,000	$7,000,000

The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions. Given the best efforts nature of this offering, in the event that only 75%, 50%, or substantially less than half of the shares of common stock offered pursuant to this offering are sold, we expect to use the resulting proceeds first, to pay the expenses associated with the offering and to apply the remaining proceeds to the categories in the use of proceeds table above in the same order of priority and in approximately the same proportions as they would have been applied had 100% of the shares of common stock been sold.

Our management will have sole control over our accounts. We have not made any arrangements to place the funds received from this offering in an escrow, trust or similar account with any third-party agent due to the costs involved. Any funds raised from the offering will be immediately available to us for our immediate use. As a result, investors in this offering are subject to the risk that creditors could attach these funds.

We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses set forth above. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending their use, we intend to invest the net proceeds of this offering in a variety of capital-preservation investments, including short- and intermediate-term, interest-bearing, investment-grade securities. In addition, as this offering is a “best efforts” offering, if we are unable to raise substantial funds from this offering, the amount of net proceeds that will be available for our use may be less than anticipated. Consequently, the value of your investments in us will fluctuate with our ability to allocate such proceeds to their intended uses.

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DIVIDEND POLICY

We have never declared or paid any dividends on our common stock. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying dividends in the foreseeable future. In addition, pursuant to the Certificate of Designations, so long as any Series A Preferred Stock is outstanding, we are not permitted to directly or indirectly declare or pay any dividend on our common stock as long as any dividends due on the Series A Preferred Stock remain unpaid. The payment of dividends will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that our board of directors may deem relevant.

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CAPITALIZATION

The following table sets forth our cash and capitalization as of December 31, 2018:

•	on an actual basis;

•	on a pro forma basis after giving effect to the sale and issuance of shares of our common stock pursuant to this public offering at a public offering price of $ per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read the information in this table together with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of December 31, 2018
(unaudited)	Actual	Pro Forma
Cash and cash equivalents	$3,217,555
Stockholders' Equity:
Common stock, par value $0.0001, 200,000,000 shares authorized and 15,366,327 and shares issued and outstanding - actual and pro forma	1,537
Additional paid-in capital	179,501,104
Accumulated other comprehensive loss	(45,007)
Accumulated deficit	(175,639,834)
Total stockholders' equity	3,817,800
Total capitalization	$3,817,800

The pro forma information in the table above does not include the issuance of shares of common stock issuable upon conversion of our Series A Preferred Stock issued on April 18, 2019.

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DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after the completion of this offering.

Our historical net tangible book value as of December 31, 2018 was $3,756,687, or $0.24 per share of common stock. Our historical net tangible book value per share represents our total tangible assets less our total liabilities, divided by the shares of common stock outstanding as of December 31, 2018.

Our pro forma net tangible book value represents our pro forma net tangible book value, plus the effect of the sale of $                  of common stock (the maximum aggregate offering amount on the cover page of this prospectus) in this offering at an assumed public offering price of $       per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Our pro forma net tangible book value as of December 31, 2018 would have been $          , or $                 per share of common stock. This amount represents an immediate increase in pro forma net tangible book value of $          per share to our existing stockholders.

The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price per share	$
Historical net tangible book value per share as of December 31, 2018		$0.24
Increase in pro forma net tangible book value per share attributed to new investors purchasing shares from us in this offering	$
Pro forma net tangible book value per share after giving effect to this offering	$
Dilution in pro forma net tangible book value per share to new investors in this offering	$

The dilution information discussed above is illustrative only and will change based on the actual public offering price and other terms of this offering to be determined at pricing. A $1.00 increase (decrease) in the assumed public offering price of $      per share would increase (decrease) the pro forma net tangible book value per share by approximately $          , assuming the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions. Assuming a public offering price of $       per share, warrants to purchase an additional           shares of our common stock could be exercised which would result in the increase to the pro forma as adjusted net tangible book value by approximately $      per share, assuming the offering amount on the cover page of this prospectus.

The following table summarizes as of December 31, 2018, on the pro forma basis described above, the number of shares of our common stock, the total consideration and the average price per share (1) paid to us by our existing stockholders and (2) to be paid by investors purchasing shares of our common stock in this offering at an assumed public offering price of $      per share, before deducting underwriting discounts and commissions and estimated offering expenses payable by us:

	Shares Purchased			Total Consideration			Weighted- Average Price
	Number	Percent		Amount	Percent		Per Share
Existing stockholders			%	$		%	$
New investors
Total		100.0%		$	100.0%		$

The number of shares that will be outstanding after this offering is based on 15,366,327 shares of common stock outstanding as of December 31, 2018, but excludes (a) all warrants outstanding as of such date, (b) 929,264 shares of restricted common stock issued on January 31, 2018, which were to be released in two equal tranches on each of March 1, 2019 and September 1, 2019, and (c) 35,241 shares of restricted stock to be released to a terminated employee in five equal tranches over the next 26 months pursuant to the terms of such employee’s restricted stock agreement.

As of December 31, 2018, there were warrants outstanding for the purchase of 8,641,813 shares of common stock. To the extent that warrants are exercised, new options or other securities are issued under our equity incentive plans, or we issue additional shares of common stock or preferred stock in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operation should be read in conjunction with the consolidated financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 9, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Overview

We were formed as Summit Semiconductor, LLC, a Delaware limited liability company, on July 23, 2010. We converted to a Delaware corporation, effective December 31, 2017, at which time we changed our name to Summit Semiconductor, Inc. Effective as of September 11, 2018, we changed our name to Summit Wireless Technologies, Inc. We run our operations through Summit Wireless Technologies, Inc., as well as through our wholly-owned subsidiaries, Summit Semiconductor K.K., a Japanese corporation, and WiSA, LLC, a Delaware limited liability company. The address of our corporate headquarters is 6840 Via Del Oro, Ste. 280, San Jose, CA 95119. Our website address is www.summitwireless.com. The information contained in or accessible through our website is not part of this prospectus, or the registration statement of which this prospectus forms a part, and is intended for informational purposes only.

We are an early stage technology company and our primary business focus is to enable mainstream consumers and audio enthusiasts to experience high quality audio. We intend to continue selling our semiconductors and wireless modules to consumer electronics companies while also increasing our focus on implementing a software licensing business segment.

Our plan also anticipates that our technology will address some of the main issues that we perceive are hindering the growth of the home theater: complexity and cost. We believe consumers want to experience theater quality surround sound from the comfort of their homes. However, wired home theater systems often require expensive audio-visual (“AV”) receivers to decode the audio stream, leaving the consumer with the burden of concealing the wires. Hiring a professional to hide the wires into the walls or floor is invasive, complicated, costly and time consuming. Further, people that rent as opposed to own may not be able to install these systems as the installation construction needed may not be permitted under a lease agreement. Our first-generation wireless technology addresses these problems by transmitting wireless audio to each speaker at Blu-ray quality (uncompressed 24-bit audio up to 96 kHz sample rates) and emphasizing ease of setup. To our knowledge, our custom chip and module technology is one of the only technologies available today that can stream up to eight (8) separate wireless audio channels with low latency, removing lip-sync issues between the audio and video sources. In addition, every speaker within a system that utilizes our technology can be synchronized to less than one microsecond, thus eliminating phase distortion between speakers. Our first-generation technology shows that wireless home theater systems are viable home audio solutions for the average consumer and audio enthusiast alike.

We are currently developing certain proprietary software that we believe will provide similar functionality and quality and allow us to enable smart devices, which have Wi-Fi and video media, to deliver surround sound audio. We believe our software based-solution which other brands can integrate into their devices and will (i) reduce integration costs for mass market use, (ii) utilize Wi-Fi for wireless connectivity, making the need for complex physical wire installations unnecessary, (iii) provide a low power consumption option to allow for use in battery powered devices, and (iv) provide compatibility with Linux, iOS or Android operating systems.

To date, our operations have been funded through sales of our common stock and preferred stock, debt instruments, and revenue from the sale of our products. Our consolidated financial statements contemplate the continuation of our business as a going concern. However, we are subject to the risks and uncertainties associated with an early stage company and, as noted above, we have no established source of capital and have incurred recurring losses from operations since inception. As such, there is substantial doubt our ability to continue as a going concern for the next twelve (12) months.

On July 26, 2018, we closed our initial public offering of common stock (“IPO”). Our registration statement on Form S-1 relating to the IPO was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on July 25, 2018. Our common stock began trading on The NASDAQ Capital Market under the ticker symbol “WISA” on July 27, 2018. Pursuant to the IPO, we issued 2,400,000 shares of common stock at an offering price of $5.00 per share, raising gross proceeds of $12,000,000. In aggregate, the shares of common stock issued in the offering generated approximately $10,273,000 in net proceeds.

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Plan of Operation

Our plan of operation is to focus our efforts in offering a suite of technologies that will enable mainstream consumers and audio enthusiasts to experience high quality audio. We intend to continue selling our semiconductors and wireless modules to consumer electronics companies while also increasing our focus on implementing a software licensing business segment.

We have designed wireless modules that provide high performance wireless audio for our customers to build into their products like a speaker, TV, or dongle, for example. These modules include our custom semiconductors with our IP built in, as well as a Wi-Fi radio for communications. By designing and selling these modules we can reduce our customers’ design expense, accelerate their time-to-market cycle, and reduce the cost of each module. Summit offers both a “TX” module to transmit the audio from a host device like a media hub, TV or dongle to WiSA-enabled speakers and an “RX” model for speakers that receives the wireless audio signal and processes it for audio play out.

Industry Background

The wireless audio market is expected to grow from $16.13 billion in 2016 to $31.80 billion by 2023 according to a June 2017 report by Markets and MarketsTM research firm available at www.marketsandmarkets.com. The information contained in or accessible through the foregoing website is not part of this prospectus, or the registration statement of which this prospectus forms a part, and is intended for informational purposes only. The primary growth segments for in home entertainment have been Bluetooth stereo accessories which include single speakers, headsets, and more recently, “multi-room” stereo speakers that use your home’s Wi-Fi network to stream audio throughout the house. The recent emergence of the latter component audio system has presented issues in latency and quality among wireless devices, which Summit’s technology aims to fix.

Critical Accounting Policies

The following discussion and analysis of financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States of America. Certain accounting policies and estimates are particularly important to the understanding of our financial position and results of operations and require the application of significant judgment by our management or can be materially affected by changes from period to period in economic factors or conditions that are outside of our control. As a result, they are subject to an inherent degree of uncertainty. In applying these policies, our management uses their judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Those estimates are based on our historical operations, our future business plans and projected financial results, our observance of trends in the industry and information available from other outside sources, as appropriate. Please see Note 2 of the Notes to the Consolidated Financial Statements for a more complete description of our significant accounting policies.

As an emerging growth company within the meaning of the rules under the Securities Act, we will utilize certain exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies. For example, we will not have to provide an auditor’s attestation report on our internal control in future annual reports on Form 10-K as otherwise required by Section 404(b) of the Sarbanes-Oxley Act. In addition, Section 107 of the JOBS Act provides that an emerging growth company can utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to utilize this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards as they become applicable to public companies.

Comparison of the Years Ended December 31, 2018 and 2017

Revenue

Revenue for the year ended December 31, 2018 was $1,374,000, an increase of $261,000 or 23% compared to the year ended December 31, 2017. The increase in revenue was attributable to higher module sales.

Cost of Revenue and Operating Expenses

Cost of Revenue

Cost of revenue for the year ended December 31, 2018 was $1,612,000, an increase of $340,000 compared to the year ended December 31, 2017. Cost of revenue increased $275,000 due to product mix, increased stock-based compensation charges of approximately $24,000, increased facility allocation charges of $69,000, partially offset by reduced inventory obsolescence charges of approximately $67,000.

Research and Development

Research and development expenses for the year ended December 31, 2018 were $4,873,000, an increase of $1,208,000 compared to the year ended December 31, 2017. The increase in research and development expenses is primarily related to increased stock-based compensation charges of approximately $662,000, increased consulting expense of $130,000 and increased salary, incentive compensation and benefit expense of $353,000 as we hired an average of an additional twelve (12) temporary and part-time interns which was offset by a decrease of three (3) full- time employees between comparison periods.

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Sales and Marketing

Sales and marketing expenses for the year ended December 31, 2018 were $2,803,000, an increase of $1,214,000 compared to the year ended December 31, 2017. The increase in sales and marketing expenses is primarily related to increased stock-based compensation charges of approximately $555,000, increased consulting fees of approximately $717,000 which includes $286,000 of warrant compensation, as we engaged a senior strategy consultant and a branding firm, and increased public relations fees of approximately $76,000 partially offset by reduced salary, incentive compensation and benefit expense of $169,000, as we reduced our average headcount by two (2) employees.

General and Administrative

General and administrative expenses for the year ended December 31, 2018 were $3,657,000, an increase of $2,228,000 compared to the year ended December 31, 2017. The increase in general and administrative expenses is primarily related to increased investor relations expenses of $1,130,000, which includes $633,000 of stock-based compensation, increased stock-based compensation charges of approximately $902,000, increased accounting expenses of $129,000 as we prepared for the IPO and those costs associated with being a publicly traded company, and increased travel, meals and entertainment expenses of $74,000 in connection with the IPO roadshow and post-IPO investor conferences.

Interest Expense

Interest expense for the year ended December 31, 2018 was $33,502,000, an increase of $18,806,000 compared to the year ended December 31, 2017. Interest expense increased primarily due to the Series D Convertible Notes accruing 10% interest on the first of every month beginning on March 1, 2018 until their conversion on July 25, 2018, the effective date of the IPO, increased amortization of debt discount charges of $16,024,000, as well as an increase in total debt between the comparison periods.

Change in Fair Value of Warrant Liability

Change in fair value of warrant liability for the year ended December 31, 2018 was a loss of $8,051,000, compared to a gain of $4,309,000 during the year ended December 31, 2017. The change is primarily due to the increase in the stock price as we prepared for the IPO, which led to an increase in the fair value of the warrants.

Change in Fair Value of Derivative Liability

Change in fair value of derivative liability for the year ended December 31, 2018 was a loss of $14,294,000, compared to a loss of $9,040,000 for the year ended December 31, 2017. The increase in the derivative liability is primarily related to increase of the fair value of the embedded conversion features of our February 2016 Note, and our Series C, Series D, Series F Convertible Notes and Series G Notes, as we worked towards the IPO. The change is primarily due to the increase in the stock price as we prepared for the IPO, as well as a significant increase in total debt between the comparison periods.

Gain on Extinguishment of Convertible Notes Payable

Gain on extinguishment of convertible notes payable for the year ended December 31, 2017 was $622,000. The gain is directly related to the elimination of the derivative liability associated with the Series E Convertible Note which was repaid on November 30, 2017.

Liquidity and Capital Resources

Cash and cash equivalents as of December 31, 2018 were $3,218,000 compared to $249,000 as of December 31, 2017. The increase in cash and cash equivalents during the year ended December 31, 2018 was directly related to our IPO in which we raised net proceeds of $10,273,000.

We incurred a net loss of ($67,356,000) for the year ended December 31, 2018 and used net cash in operating activities of ($9,952,000). For the year ended December 31, 2017, we incurred a net loss of ($25,652,000) and used net cash in operating activities of ($10,388,000). Excluding non-cash adjustments, the primary reasons for the decreased use of net cash from operating activities during the year ended December 31, 2018 is related to the decrease in accounts payable ($752,000), the increase in inventories and prepaid expenses of ($691,000) and ($221,000) respectively, partially offset by an increase in accrued interest of $6,316,000, compared to the use of cash for the year ended December 31, 2017, as a result of an increase in accounts receivable, inventories and prepaid expenses of ($48,000), ($385,000) and ($102,000) respectively, the pay down of accrued liabilities by ($1,376,000), offset partially by an increase in accounts payable and accrued interest of $295,000 and $1,546,000, respectively.

During the year ended December 31, 2018, we borrowed an additional $3,770,000 from secured lenders receiving net proceeds of $3,437,000 after issuance costs. In addition, in July 2018, we completed our IPO in which we received net proceeds of $10,273,000. Upon completion of the IPO, we repaid $200,000 of our convertible notes payable and the remainder of the convertible notes payable along with all related accrued interest converted into a total of 9,527,144 shares of common stock.

During the year ended December 31, 2017, we borrowed an additional $17,156,000 from secured lenders, receiving net proceeds of $15,808,000 after issuance costs, and repaid $5,068,000 of principal to our secured lenders.

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Going Concern

The consolidated financial statements of the Company have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. We are an early stage company and have generated losses from operations since inception. The Company expects operating losses to continue in the foreseeable future because of additional costs and expenses related to research and development activities and plans to expand its product portfolio and to increase its market share. The Company’s ability to transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support its cost structure. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.

Based on current operating levels, the Company will need to raise additional funds in the first half of 2019. Management of the Company intends to raise additional funds through the issuance of equity securities or debt. There can be no assurance that such financing will be available at terms acceptable to the Company, if at all. Failure to generate sufficient cash flows from operations, raise additional capital and reduce discretionary spending could have a material adverse effect on the Company’s ability to achieve its intended business objectives. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Internal Control Over Financial Reporting

Prior to the IPO, we were a private company and had limited accounting and financial reporting personnel and other resources with which to address our internal controls and procedures. In connection with the audits of our consolidated financial statements as of and for the years ended December 31, 2018 and 2017, we identified material weaknesses in our internal control over financial reporting, as defined in the standards established by the Public Company Accounting Oversight Board (United States). A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our consolidated financial statements will not be prevented or detected on a timely basis. The identified material weaknesses related to (i) inadequate segregation of duties; and (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both accounting principles generally accepted in the United States of America and SEC guidelines.

Our management and independent registered public accounting firm did not and were not required to perform an evaluation of our internal control over financial reporting as of and for the years ended December 31, 2018 and 2017 in accordance with the provisions of the JOBS Act.

We are in the process of taking steps intended to remedy these material weaknesses in our internal control over financial reporting identified by our independent registered public accounting firm. Since the material weaknesses relates at least in part to inadequate staffing, we plan to address it through the hiring of additional personnel in addition to other steps approved by our audit committee. We will not be able to assess whether the steps we are taking will fully remedy the material weaknesses until we have fully implemented them and a sufficient time passes in order to evaluate their effectiveness. If we fail to further increase and maintain the number and expertise of our staff for our accounting and finance functions and to improve and maintain internal control over financial reporting adequate to meet the demands that will be placed upon us as a public company, including the requirements of the Sarbanes-Oxley Act, we may be unable to report our financial results accurately and prevent fraud. In addition, we cannot be certain that any such measures we undertake will successfully remediate the material weaknesses or that other material weaknesses and control deficiencies will not be discovered in the future. If our remediation efforts are not successful or other material weaknesses or control deficiencies occur in the future, we may be unable to report our financial results accurately or on a timely basis, which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause the trading price of our common stock to decline. As a result of such failures, we could also become subject to investigations by NASDAQ, the SEC, or other regulatory authorities, and become subject to litigation from investors and stockholders, which could harm our reputation, financial condition or divert financial and management resources. See “Risk Factors—If we fail to make necessary improvements to address the material weaknesses in our internal control over financial reporting identified by our independent registered public accounting firm we may not be able to report our financial results accurately and timely or prevent fraud, any of which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause the trading price of our common stock to decline.”

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BUSINESS

Overview

We believe that the future of audio technology is in wireless devices and that Summit is well positioned to deliver best-in-class immersive wireless sound technology for intelligent devices and next generation home entertainment systems. According to a report by Markets and MarketsTM research firm, the wireless audio market is projected to be $31.80 billion by 2023, making it one of the fastest growing consumer segments. We currently sell modules which wirelessly transmit and receive audio directly to speakers, and which are also fully certified and compatible with the Wireless Speaker and Audio (“WiSA”) Association’s current Compliance Test Specification, which tests the interoperability of products that offer wireless, interference free, uncompressed High-Definition audio. Additionally, we plan to license our proprietary software technology, currently embedded in our wireless modules, to other companies who can then embed our technology into other Wi-Fi enabled smart devices. The segment of the wireless audio market that Summit focuses on is comprised of scalable multichannel solutions with levels of latency that are low enough to synchronize with video. The term multichannel refers to the use of multiple audio tracks to reconstruct a sound field using multiple speakers.

As part of the effort to grow the wireless multichannel home audio segment, Summit was a founding member of the WiSA Association, an association dedicated to providing industry leadership and consumer choice through interoperability testing between brands. There are currently over 65 brands participating in the WiSA Association. Products certified and marked with a WiSA Association logo have been tested to interoperate. This preserves consumer choice by enabling consumers to choose different wireless transmitting products across different brands where audio is decoded with speakers that have the WiSA Association logo displayed. Our marketing strategy focuses on, what we believe, are two emerging wireless audio market needs: better audio quality and lower signal latency. Summit currently sells custom semiconductor chips and wireless modules to a growing list of consumer electronics customers, including major brands in the consumer electronic industry. We believe that a growing adoption of our technology by leaders in this industry will revolutionize the way people experience media content through their mobile devices, televisions (“TVs”), game consoles and personal computers (“PCs”).

Our Business Focus

Our primary business focus is to enable mainstream consumers and audio enthusiasts to experience high quality audio. We intend to continue selling our semiconductors and wireless modules to consumer electronics companies while also increasing our focus on implementing a software licensing business segment.

Industry Background

The wireless audio market is expected to grow from $16.13 billion in 2016 to $31.80 billion by 2023 according to a June 2017 report by Markets and MarketsTM research firm. The primary growth segments for in home entertainment have been “Bluetooth” stereo accessories which include single speakers, headsets, and more recently, “multi-room” stereo speakers that use your home’s Wi-Fi network to stream audio throughout the house. According to a September 2017 article available at www.dealerscope.com the recent emergence of the latter component audio system has presented issues in latency and quality among wireless devices, which Summit’s technology aims to fix. The information contained in or accessible through the foregoing website is not part of this prospectus, or the registration statement of which this prospectus forms a part, and is intended for informational purposes only.

Our Technology

Our technology addresses some of the main issues that we perceive are hindering the growth of the home theater: complexity and cost. We believe consumers want to experience theater quality surround sound from the comfort of their homes. However, wired home theater systems often require expensive audio-visual (“AV”) receivers to decode the audio stream, leaving the consumer with the burden of concealing the wires. Hiring a professional to hide the wires into the walls or floor is invasive, complicated, costly and time consuming. Further, people that rent as opposed to own may not be able to install these systems as the installation construction needed may not be permitted under a lease agreement. Our first-generation wireless technology addresses these problems by transmitting wireless audio to each speaker at Blu-ray quality (uncompressed 24-bit audio up to 96 kHz sample rates) and emphasizing ease of setup. To our knowledge, Summit’s custom chip and module technology is one of the only technologies available today that can stream up to eight (8) separate wireless audio channels with low latency, removing lip-sync issues between the audio and video sources. In addition, every speaker within a system that utilizes our technology can be synchronized to less than one microsecond, thus eliminating phase distortion between speakers. Summit’s first-generation technology shows that wireless home theater systems are viable home audio solutions for the average consumer and audio enthusiast alike.

Summit is currently developing certain proprietary software for which patent applications have been submitted that we believe will provide similar functionality and quality and allow us to enable smart devices, that have Wi-Fi and video media, to deliver surround sound audio. A prototype version of our software technology has been demonstrated to select customers (pursuant to confidentiality agreements) at the 2019 Consumer Electronics Show in Las Vegas, Nevada. We believe our software based-solution, which other brands can integrate into their devices, will (i) reduce integration costs for mass market use, (ii) utilize Wi-Fi for wireless connectivity, making the need for complex physical wire installations unnecessary, (iii) provide a low power consumption option to allow for use in battery powered devices, and (iv) provide compatibility with popular consumer electronic operating systems.

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Additionally, we believe our software-based solution will have certain advantages compared to our custom chip and modules we currently have available since our current chips and modules require brands to integrate a separate dedicated Summit transmit module even if a Wi-Fi module is included in the design of the device. Our custom chip and module solution may not be appropriate for integrating into certain devices because it adds to system cost, power consumption, and occupies space. We intend to leverage what we have learned from our current products to help us develop a product that can be easily ported to run as software on most Wi-Fi modules and media systems on a chip (“SOC”) combination as opposed to a proprietary wireless audio module. This new approach eliminates the cost of a second radio so there is no additional material cost, assuming there is a Wi-Fi module already integrated into the device.

WiSA Association

Our wholly-owned subsidiary, WiSA, LLC, operates the WiSA Association, which is an association comprised of brands, manufacturers, and influencers within the consumer electronics industry, all of whom agree that a standardized method of interoperability between wireless audio components should exist, and most of whom believe that products should be brought to market with this goal in mind. The WiSA Association creates, maintains and manages specifications for wireless interoperability that are available to all association members. For products with a WiSA Association certification, the WiSA Association also creates, maintains and manages testing criteria and specifications for all products to be listed, marketed and sold. WiSA Association certification is an industrywide “stamp of approval” certifying that a product is interoperable with other WiSA-certified products and has passed several high-performance tests ensuring interoperability and wireless performance standards are met. As the sole owner of WiSA, LLC, we certify all WiSA Association products. Although we previously did not sell any WiSA-certified products, we plan to sell such products in the near future and we also distribute the technology to enable such products to meet the WiSA Association’s certification test specifications.

In 2018, the Company introduced the WiSA Ready certification. The WiSA Ready certification identifies entertainment sources – such as TVs, gaming systems or computers – that are equipped to deliver up to eight channels of high-definition audio to WiSA-certified speakers when connected with a WiSA Universal Serial Bus (“USB”) transmitter. This program simplifies consumer set-up and reduces costs by replacing AV receivers or wireless hubs with a low-cost USB accessory. We believe that using WiSA Ready products allows consumers to more simply and conveniently enjoy wireless multi-channel sound, eliminating the clutter, wires and complicated installs generally required to create immersive audio experiences.

Currently, WiSA-certified products are required to use Summit modules in order to meet the standards set by the WiSA Association. As a result, WiSA Association members purchase modules from us in order to build their products to meet such standards.

Among WiSA-certified products, consumers will be able to outfit their home entertainment system with WiSA-certified speakers and components from any participating vendor with the assurance that the devices will interoperate and provide high quality wireless High-Definition surround sound.

The WiSA Association manages logo usage and trademark guidelines, investigates alternative markets, connects brands to manufacturing resources, and provides industry leadership in solving the challenges facing the home theater and commercial markets in the integration of wireless audio technology.

Modules

Summit has designed wireless modules that provide high performance wireless audio for our customers to build into their products, such as a speaker, TV, or Summit’s WiSA Ready USB transmitter dongle. These modules include our custom semiconductors with our intellectual property (“IP”) built in as well as a Wi-Fi radio for communications. By designing and selling these modules, we can reduce our customers’ design expense, accelerate their time-to-market cycle, and reduce the cost of each module. Summit offers both a “TX” module to transmit the audio from a host device like a media hub, TV or dongle to WiSA-enabled speakers and an “RX” model for speakers that receives the wireless audio signal and processes it for audio play out.

Modules for Consumer Products

Summit’s TX modules are targeted for integration into TVs, AV receivers, media hubs and small USB dongles. Summit’s transmitter, with its integrated antenna, is designed to support rooms as large as 10-meters by 10-meters with uncompressed, 24-bit audio up to 96 kHz sample rate. The module supports a simple interface, with Inter-IC Sound (“I2S”) or USB audio and control. In addition, Summit’s technology has been approved by Digital Content Protection, LLC, the licensing agency for High-bandwidth Digital Content Protection (“HDCP”), as an audio only output technology for retransmission of audio content.

Summit’s receiver interfaces to a digital amplifier and is designed to be integrated directly into a home theater speaker. Integrated antennas support 24-bit audio up to 96 kHz sample rates virtually anywhere within a 10-meter by 10-meter space. It supports one or two separate audio outputs via I2S. An optional interface on the receiver module can be enabled to configure the speaker type and provide volume/mute control at the speaker. Alternatively, the speaker type can be assigned at the factory for preconfigured Home Theater in a Box (“HTiB”) applications.

Summit Speaker Systems

There are speaker systems utilizing Summit’s technology currently in the market with a price range of $500 to over $80,000. We believe the technology allows brands and retailers to provide high quality systems to consumers at a multitude of price points. Further, multi-channel systems can be easily expanded, allowing a consumer to start with a basic 2.0 (stereo) or sound-bar system and expand over time.

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The Summit Opportunity

We believe the following attributes: cost, mobility, video support, ease of installation and quality create a market opportunity for Summit technologies to be adopted by the consumer electronics industry as described further below.

Cost

We believe the simplicity and cost structure of our current WiSA USB transmitter and upcoming embedded software solution will make our prices competitive for a wider range of applications, allowing consumer electronics companies to integrate our technology, while also delivering high quality audio.

Mobility

Mobile devices are popular for streaming video, gaming and using virtual reality (“VR”) applications. We believe this is driving a need for an embedded high-fidelity wireless solution in the mobile device that can transmit audio to headsets or speakers within a room. Summit’s technology enables high quality wireless audio transmission from mobile devices.

Video Support

Wireless audio capable of supporting video has become a priority for consumers across a variety of high-volume multimedia platforms, including TV’s, smartphones, game consoles and set-top boxes. Video applications require audio and video to be perfectly synchronized in order to avoid lip-sync and audio phase distortion issues. Summit’s technology prioritizes low latency and synchronization to less than one microsecond, thus practically eliminating phase distortion between speakers.

Ease of Installation

We believe the home theater market has moved toward simplicity in recent years. The costly and inconvenient home theaters of the past have left consumers with a desire for audio systems that provide a simplified installation process. We believe that new audio systems, including the predominant sound bar system, are unable to provide high levels of performance especially in the surround-sound market. Summit’s technology greatly simplifies the installation process of true surround-sound systems. This allows consumers to install a home theater system with the same amount of effort as a sound bar but enjoy a far superior experience. An overwhelming majority of the content entering our homes through digital TV and streaming services is provided in a multi-channel format, which is why Summit’s goal is to facilitate enjoyment of true surround sound for both the everyday consumer and audio enthusiast.

In addition to easy installation, Summit modules provide consumers with a multitude of options, allowing customization of a home theater specific to each consumer, without being forced to stick with one brand of speaker. For example, our hope is that a consumer might start with a Summit enabled sound bar for their TV and then add a Summit enabled subwoofer. That same system can be easily upgraded to a variety of surround sound systems by simply adding more speakers. Our technology will allow consumers to upgrade an audio system or just one component of the system without the need to replace the entire system, consumers can keep the original transmitter, sound bar, and subwoofer and integrate them seamlessly into a new system. Being able to outfit a home entertainment system with Summit-enabled speakers and components gives consumers the ability to express their individual preference and needs and provides the assurance that the devices will interoperate, delivering the highest standard in high-definition (“HD”) wireless surround sound.

Dissatisfaction with Bluetooth Performance and Quality

We believe consumers want better performance and quality from their Bluetooth audio devices. For example, they may want headsets that stay connected over longer distances or products that offer better audio fidelity. By offering a solution that addresses these needs at a comparable price point to Bluetooth, we believe we can build consumer demand for our technology.

Profitability of Audio Component Accessories

HDTVs are getting thinner and it is becoming increasingly difficult to incorporate the latest electronic advances into such thin displays. We expect that eventually most of the electronics will be external to the display. We believe the first physical feature to go will be the audio component, since there is very little room for quality speakers in today’s thin displays. We believe HDTV manufacturers know they need to provide an audio alternative. Additionally, since cost is a significant consideration, we believe some manufacturers may offer external sound bars which will satisfy some consumers, but perhaps not the consumers who desire a high-quality audio alternative. We believe these developments are creating an inflection point in the market, and manufacturers are looking to Summit’s technology to create a standard for wireless audio interoperability that will support a long-term product strategy for the successful development of high quality, wireless audio products. By designing speaker systems that incorporate Summit’s technology, consumer electronics companies will be able to sell easy-to-install surround sound audio solutions alongside TVs.

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Consumers want to enjoy improved audio on existing content

We believe that the growth in the number of video devices streaming multi-channel audio content, coupled with new 3D immersive sound experiences from Dolby’s ATMOS and DTS’ DTSx formats, will help propel the demand for wireless speakers well into the future.

Consumers want to be able to enjoy wireless audio without interference from other wireless signals

Having other devices nearby that also use the 5 GHz band should not affect the performance of a Summit enabled audio system, as Summit’s technology can seamlessly switch to another frequency within the 5 GHz band. The 5 GHz U-NII spectrum utilized by Summit technology has up to 24 channels available that are constantly monitored for interference using the Dynamic Frequency Selection (“DFS”) sub-band between 5.2 and 5.8 GHz. When interference is detected, the next channel, having been monitored for over one minute and confirmed for accessibility, is ready to go and Summit-enabled devices switch seamlessly to that channel, without the user ever noticing or the audio experience being affected.

What Makes Summit Unique

Both the proprietary technology and the adoption of the technology by leaders in consumer electronics are differentiating factors for Summit. Management believes that Summit is the only company with the technical capabilities of transmitting high resolution, low latency, and speaker synchronization of wireless audio capable of supporting up to 8 channels. Premium consumer brands, like Bang & Olufsen, have begun to adopt our technology as a valued feature in performance products.

Category Defining Wireless Audio

Our wireless audio technology delivers 8 channels of uncompressed audio directly to the speakers in 24-bit and up to 96 kHz sample rates. This means that a consumer can experience audio exactly as it was mastered in the studio. Summit’s technology supports surround sound systems up to 7.1 or 5.1.2 for Dolby ATMOS configurations. There are three wireless audio platforms: WiSA, standard Wi-Fi, and Bluetooth. Low latency is critical for home theater and gaming markets. WiSA’s latency is a fixed latency less than 10 milliseconds, while standard Wi-Fi and Bluetooth technologies have a variable latency greater than 50 milliseconds. In a multi-speaker environment, speaker synchronization is important for keeping each speaker on the same audio sound bit. WiSA keeps speakers synchronized within 5 microseconds. Wi-Fi and Bluetooth are greater than 50 microseconds. Finally, channel count is critical for multi-channel content. WiSA supports 8 channels, Bluetooth supports up to 2, and standard Wi-Fi supports up to 4 channels.

Summit’s technology roadmap includes proprietary software, currently in development, that will support 802.11 Wi-Fi protocol. This proprietary software has been designed to scale in audio channel count and sample rates even as Wi-Fi performance or network utilization changes.

Summit Customers

Summit currently sells custom semiconductor chips and wireless modules to a growing list of consumer electronics customers, including major brands such as Axiim, Bang & Olufsen, Enclave Audio, Klipsch, LG, Harman International, a division of Samsung, and System Audio. We believe that the use of our products by well-known consumer electronics brands will provide an opportunity to create wireless audio products that are simple to install and perform at high levels. Brands such as Bang & Olufsen and Klipsch have chosen Summit technology to drive their wireless home audio/theater product assortments. We believe that their leadership has brought credibility to the technology and paved the way at retail for other brands to follow.

Our Strategy

Our goal is to establish and maintain a leadership position as the ubiquitous standard for hi-fidelity wireless, multi-channel audio. To obtain and enhance our position as the leading standard in the audio space, we intend to:

•	improve recognition of our Summit brand and the WiSA Association standard brand;

•	provide excellent products and services to our customers and members;

•	make sure our technology is accessible to many consumers by having our technology in consumer electronics devices that sell at a variety of price points;

•	expand market awareness of wireless multi-channel hi-fidelity audio experience availability;

•	reduce hardware costs while moving towards a software licensing business model;

•	enhance and protect our IP portfolio;

•	invest in highly qualified personnel; and

•	build innovative products alongside the world’s leading consumer electronics companies.

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We currently sell our modules to a customer base that is primarily comprised of companies that sell their electronics in relatively small quantities. As the larger consumer electronics companies whom we are working with begin to sell new Summit enabled products, we expect that orders for our modules will increase proportionally. With larger orders, we believe that we can take advantage of economies of scale and improve our gross margins on our modules.

Interoperability

Interoperability is a key aspect of wireless technology. We believe this is especially true in audio, where unique designs, price points, audio quality and capabilities as well as consumer brand loyalties are significant factors for the end consumer. Creating home theater and audio components that all work with an interoperable standard creates a high level of confidence in retailers and consumers and helps drive the entire category. Interoperability also increases the opportunity for specialized brands to create new and innovative products knowing they can focus on their specific part of the market and rely on others to create the necessary cohort components.

Proprietary Software

A significant amount of our time and resources are being allocated towards launching a software licensing part of our business. Customers will receive a license for our TX software, so that any of their devices with a suitable Wi-Fi radio can transmit audio compliant with our standard without having to purchase and integrate our TX module. We believe that this software will be well positioned for use by major consumer electronics companies in many devices including TVs, handsets, gaming consoles, and computers. Patent applications have been submitted for key technology innovations in this software.

Speaker companies under this new model would purchase Wi-Fi modules with our RX software pre-installed from an original equipment manufacturer (“OEM”), rather than buying modules directly from us. The OEM would pay a royalty to us based on how many modules with our software that it sold.

Research and Development

As of April 18, 2019, our research and development department consisted of 33 dedicated employees, 8 of which were working part-time. Summit’s engineering team has a wide range of expertise, capable of developing all levels of product design, from Application Specific Integrated Circuits (“ASIC”) to modules to finished products. Summit research and development has and will continue developing trade secrets for Digital Signal Processing (“DSP”), radio-frequency design and testing of Summit technologies.

Summit has developed multiple ASICs and certified modules for integration into multiple designs by original device manufacturers which are currently shipping to consumers. The hardware solution uses a high-performance proprietary network for transmission of multi-channel audio.

Summit is currently developing a Wi-Fi compliant software (“SW”) solution that could enable multi-channel audio capabilities on most Google Cast modules and Linux/Android based multimedia systems. The software solution uses a Wi-Fi compliant network for transmission of multi-channel audio. Summit has demonstrated the core SW only technology to key tier one companies and is currently working on productizing the solution for evaluation and implementation.

Manufacturing, Logistics and Fulfillment

Our modules are designed and developed in Oregon, and our manufacturing is outsourced to contract manufacturers located in China. Our manufacturing facilities have been ISO 9001 and ISO 14001 certified. We purchase components and fabricated parts from multiple suppliers; however, we rely on sole source suppliers for certain components used to manufacture our modules. Several key strategic parts are purchased from suppliers by us and then consigned to our manufacturers, while the vast majority of parts are procured directly by our contract manufacturers. Our operations team manages the pricing and supply of the key components of our modules and seeks to achieve competitive pricing on the largest value-add components, while leveraging our contract manufacturers’ volume purchases for best pricing on common parts. We have strong relationships with our manufacturers, helping us meet our supply and support requirements. Our manufacturing partners procure components and assemble our devices in accordance with our purchase orders. Demand forecasts and manufacturing purchase orders are based upon customer orders, historical trends, and analysis from our sales and product management functions. We believe that our manufacturing capabilities are essential to maintaining and improving product quality and performance, and that using outsourced manufacturing enables greater scale and flexibility than establishing our own manufacturing facilities.

While some modules are delivered from our production facility in Oregon, we have a third-party warehouse and fulfillment center in Hong Kong that delivers the majority our modules.

Sales Channels and Customers

Summit sells modules and integrated circuits (“ICs”) directly to OEM brands worldwide which in turn, sell their system level products to end customers through a vast channel of retailers and dealer networks. Internationally known brands such as Bang & Olufsen, Harman International, a division of Samsung, LG, System Audio, Klipsch, Hansong, GGEC, Axiim, Enclave and many others are among our current customers, with products aimed at the wireless home theater market. Most of these brands sell thru big box retail and online e-tail.

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Marketing and Advertising

Effective and consistent marketing and advertising is critical as we grow our wireless audio solutions. We have worked with multiple PR agencies on establishing effective messaging to face all segments within our category including press, brands, reviewers, retailers and consumers. Our focuses are ease of set-up, high quality performance, expandability and the benefits of a true multi-channel surround sound audio solutions.

Competition

The semiconductor industry is intensely competitive and has been characterized by price erosion and rapid technological change. We compete with major domestic and international semiconductor companies, many of which have greater market recognition and greater financial, technical, marketing, distribution and other resources than we have with which to pursue engineering, manufacturing, marketing and distribution of their products.

Microchip Technology, Inc.

Microchip Technology, Inc. (“Microchip”) develops, manufactures and sells specialized semiconductor products used by their customers for a wide variety of embedded control applications. One of their offerings, KleerNet, is in direct competition with our technology. Microchip markets their KleerNet technology as resistant to interference, low latency, long-range, and able to stream uncompressed audio. Summit’s technology differentiates itself from KleerNet because we do not rely on a retransmission protocol. A retransmission protocol resends audio packets that have been either damaged or lost. We believe retransmission of audio data is an inferior solution since it increases latency in congested networks and makes it difficult to synchronize audio with video. Summit transmits audio packets with fixed latency in a manner well-suited for multi-channel audio networks and video applications.

Avnera Corporation

Avnera Corporation (“Avnera”) is a fabless semiconductor company making highly-integrated application targeted ICs for consumer audio and voice applications. Avnera’s ICs integrate RF, power management, audio data converters, host interfaces, & programmable DSPs onto low-cost CMOS, enabling very high performance at low total system cost. Avnera’s IC products target applications in the PC accessory audio, iPod accessory audio, home theater, and consumer & enterprise voice markets. Avnera’s list of customers includes Logitech, Creative, Rocketfish, Panasonic, iHome, Vizio, Sanyo, Onkyo, Acoustic Research, Audioengine and Polycom.

Bluetooth SIG, Inc.

Bluetooth SIG, Inc. is a globally recognized technology that has applications to wireless audio. We believe Bluetooth SIG technology currently cannot match the technical capabilities of our modules. However, Bluetooth SIG, is still a very inexpensive and widely used technology for wireless audio. We believe that our technological advantages over Bluetooth SIG include our ability to provide to consumers surround sound, a more reliable connection, higher fidelity, fixed low latency, tight speaker to speaker synchronization, and uncompressed audio.

In addition to these companies that compete with our custom chip and module business, we believe that Blackfire Research Corporation would be a competitor for our upcoming software IP business segment.

Intellectual Property

We have key IP assets, including patents and trade secrets developed based on our technical expertise. As of April 18, 2019, we had 8 issued patents and 3 pending patent applications in the United States and one application outside the United States. The patents cover several areas of a multi-channel system. Our currently issued patents expire at various times from December 31, 2029 through February 21, 2034.

IP is an important aspect of our business, and our practice is to seek protection for our IP as appropriate. A multi-channel audio for surround sound system has technical requirements not required by simple stereo only systems. Multi-channel systems require each audio channel to be precisely played in time to create a sound field that correlates to video being viewed by a consumer. Summit has developed hardware and software core technologies that manage system network latency and speaker phase. Summit’s patents are based on protecting our low latency network algorithms and multi receiver synchronization.

We pursue a general practice of filing patent applications for our technologies in the U.S. and foreign countries where our customers manufacture, distribute, or sell licensed products. We actively pursue new applications to expand our patent portfolio to address new technological innovations. We have multiple patents covering aspects and improvements for many of our technologies.

Our trademarks cover our various products, technologies, improvements, and features, as well as the services that we provide. These trademarks are an integral part of our technology licensing program, and licensees typically elect to place our trademarks on their products to inform consumers that their products incorporate our technology and meet our quality specifications.

We protect our IP rights both domestically and internationally. From time to time, we may experience problems with OEMs of consumer entertainment products in emerging economies. In the event it becomes necessary, we will take all necessary steps to enforce our IP rights.

Moreover, we have relatively few issued patents outside the U.S. Growing our licensing revenue in developing countries may depend in part on our ability to obtain and maintain patent rights in these countries, which is uncertain. Further, because of the limitations of the legal systems in many countries, the effectiveness of patents obtained or that may in the future be obtained, if any, is uncertain.

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Employees

As of April 18, 2019, we had a total 47 employees working in the United States and internationally. In the United States, we had 45 employees, 8 of which were working part-time, including 33 employees that work in our research and development department, 7 employees in our sales and marketing department, 1 employee that works in our manufacturing/fulfillment departments and 4 employees that work in our general and administrative department. Additionally, we have one sales employee in Japan and one logistics employee in Taiwan. None of our employees are currently covered by a collective bargaining agreement, and we have experienced no work stoppages. We consider our relationship with our employees to be good.

Facilities

Our executive and finance office is located in San Jose, California where we lease approximately 1,500 square feet for approximately $1,500 per month on a month to month basis. Our research and development, production, sales and marketing personnel occupy office space in Beaverton, Oregon, where we lease approximately 17,500 square feet for approximately $30,000 per month. Effective July 31, 2018, we entered into a first amendment to lease agreement with AmberGlen, LLC, pursuant to which we extended the term of our lease to October 31, 2020.

We lease our facilities and do not own any real property. We may procure additional space as we add employees and expand geographically. We believe that our facilities are adequate to meet our needs for the immediate future and that should it be needed, suitable additional space will be available to accommodate expansion of our operations.

Legal Proceedings

At the present time, we are not involved in any material litigation. However, from time to time we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business.

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MANAGEMENT

Executive Officers, Other Executive Management and Directors

Our executive officers and directors and their respective ages and positions as of April 18, 2019 are as follows:

Name	Age	Positions
Executive Officers
Brett Moyer	61	President, Chief Executive Officer and Chairman of the Board
Gary Williams	52	Chief Financial Officer, Secretary and VP of Finance

Non-Employee Directors
Michael A. Fazio	57	Director
Jonathan Gazdak	46	Director
Dr. Jeffrey M. Gilbert	47	Director (2)
Helge Kristensen	58	Director (1)(2)(3)
Sam Runco	70	Director (1)(3)
Brian Herr	42	Director (1)(2)(3)
Michael Howse	56	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Executive Officers

Brett Moyer, Chief Executive Officer, President and Director and Chairman. Brett Moyer is a founding member of the Company and has served as the President and Chief Executive Officer of the Company and as a member of its board of directors since August 2010. From August 2002 to July 2010, Mr. Moyer served as president and chief executive officer of Focus Enhancements, Inc., a developer and marketer of proprietary video technology and UWB wireless chips. From February 1986 to May 1997, Mr. Moyer worked at Zenith Electronics Inc., a consumer electronic company, where he had most recently been the vice president and general manager of its Commercial Products Division. Since August 2017, Mr. Moyer has served as a member of the board of directors of DionyMed Brands Inc., a company which operates a multi-state, vertically integrated operating platform that designs, develops, markets and sells a portfolio of branded cannabis products. From June 2016 to November 2018, Mr. Moyer served as a member of the board of directors of Alliant International University, a private university offering graduate study in psychology, education, business management, law and forensic studies, and bachelor’s degree programs in several fields. From 2003 to December 2015, he served as a member of the board of directors of HotChalk, Inc., a developer of software for the educational market, and from March 2007 to September 2008, he was a member of the board of directors of NeoMagic Corporation, a developer of semiconductor chips and software that enable multimedia applications for handheld devices. The Company believes that Mr. Moyer is qualified to serve on its board of directors based on his extensive knowledge of the Company’s business strategy and his nearly 15 years of experience serving as a board member for multiple technology companies. Mr. Moyer received a Bachelor of Arts in Economics from Beloit College in Wisconsin and a Master’s of Business Administration with a concentration in finance and accounting from Thunderbird School of Global Management.

Gary Williams, Chief Financial Officer, Secretary and Vice President of Finance. Gary Williams has served as Secretary, Vice President of Finance and Chief Financial Officer since the Company’s founding in August 2010. In addition, Mr. Williams served as the Chief Financial Officer of Quantum3D, Inc., a training and simulation technology company, from November 2012 to September 2016. Prior to joining the Company, Mr. Williams served as secretary, vice president of finance and chief financial officer of Focus Enhancements Inc., a developer and marketer of proprietary video technology, from January 2001 to July 2010, when the videography and semiconductor businesses of the company were purchased by VITEC Multimedia, Inc. and the Company, respectively. Mr. Williams served as controller, vice president of finance, chief financial officer and secretary of Videonics Inc., a publicly traded company in the consumer electronics business, from February 1995 to January 2001, when Videonics merged with Focus Enhancements, Inc. From July 1994 to January 1995, Mr. Williams served as controller for Western Micro Technology, a publicly traded company in the electronics distribution business. From January 1990 to June 1994, Mr. Williams worked in public accounting for Coopers & Lybrand LLP. Mr. Williams is a Certified Public Accountant, inactive, and received a Bachelor’s Degree in Business Administration, with an emphasis in Accounting, from San Diego State University.

Non-Employee Directors

Michael A. Fazio. Michael A. Fazio has been a member of the Company’s board of directors since May 2017. Since its inception in August 2012, Michael A. Fazio has served as the chairman of MARCorp Financial LLC, a private equity firm located in Illinois. Mr. Fazio was granted a seat on the Company’s board of directors pursuant to a securities purchase agreement, dated as of May 17, 2017, between the Company and MARCorp Signal, LLC, a wholly-owned subsidiary of MARCorp Financial LLC, pursuant to which the Company issued MARCorp Signal, LLC a $5,882,353 senior secured original issue discount convertible note and a warrant to purchase 2,614,381 shares of our common stock. Previously, from 2003 to December 2016, Mr. Fazio held various senior management roles at Houlihan Lokey, a global investment banking firm, most recently serving as managing director and co-head of the European Financial Institutions Group. Mr. Fazio also served as president, chief financial officer of Comdisco Inc. and chief executive officer of Comdisco Europe a multibillion equipment leasing company, from 2001 to 2002. Prior to Comdisco, Inc. from 1999 to 2000, Mr. Fazio served as executive vice president and chief operating officer of Deutsche Bank of the Americas, a global banking and financial services company, and from 1983 to 1999, he was employed at Arthur Andersen and served in various leadership roles there, including as Partner in Charge of the Financial Institutions Industry program in New York. The Company believes that Mr. Fazio is qualified to serve on its board of directors because of his over 30 years of experience in advisory services in connection with acquisitions, divestitures, corporate strategy, operational oversight and restructurings. Mr. Fazio received a joint BBA/MBA, with honors, in accounting from Pace University.

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Jonathan Gazdak. Jonathan Gazdak has been a member of the Company’s board of directors since June 2015. Mr. Gazdak has served as managing director and the head of investment banking at Alexander Capital L.P., an investment banking firm based in New York, since April 2014, concentrating in the technology, digital media, media and entertainment industries, as well as specialty finance vehicles. He has worked on a broad range of transactions, including public equity and debt financings, restructurings, mergers and acquisitions and special-purpose acquisition company (“SPAC”) transactions. Prior to Alexander Capital L.P., Mr. Gazdak served as head of the technology group at Aegis Capital Corp., a mid-sized broker-dealer firm, from November 2011 to April 2014. While at Aegis Capital Corp., he helped complete over 40 public and private financings and merger and acquisition transactions. Prior to Aegis Capital Corp., from June 2009 to October 2011, Mr. Gazdak worked in the media and entertainment group at Oppenheimer & Co. Inc., an investment banking and financial services firm. Prior to his career in investment banking, Mr. Gazdak was an entrepreneur who owned and managed an international IT consulting and services firm for 10 years, selling it in 2005. From May 1996 to May 2006, Mr. Gazdak was a national board member and regional president of the TechServe Alliance, which promotes the growth of hundreds of IT-related business around the nation. Mr. Gazdak received his MBA from Columbia Business School with Beta Gamma Sigma honors and received a degree with honors in mechanical engineering from the University of Florida. The Company believes that Mr. Gazdak is qualified to serve on its board of directors because based on his deep experience as an entrepreneur as well as his broad experience in the finance and technology industries.

Dr. Jeffrey M. Gilbert. Dr. Gilbert has been a member of the Company’s board of directors since April 2015. Dr. Gilbert has been working in the Research and Machine Intelligence and Project Loon teams at Google, Inc. since March 2014, and from January 2014 to March 2014, Dr. Gilbert worked for Transformational Technology Insights LLC, a consulting company, where he served as the sole principal. Previously, from May 2011 to December 2013, Dr. Gilbert was chief technology officer of Silicon Image, Inc., a leading provider of wired and wireless connectivity solutions. Dr. Gilbert was responsible for Silicon Image Inc.’s technology vision, advanced technology, and standards initiatives. Prior to joining Silicon Image Inc., Dr. Gilbert was chief technical officer of SiBEAM Inc., a fabless semiconductor company pioneering the development of intelligent millimeter wave silicon solutions for wireless communications, from May 2005 to May 2011. Before SiBEAM Inc., Dr. Gilbert served as director of algorithms and architecture and other engineering and management positions at Atheros Communications, a semiconductor developer, from May 2000 to May 2005, where he led the development of that company’s 802.11n, 802.11g, eXtended Range (“XR”), and Smart Antenna technologies. Dr. Gilbert received a Ph.D. in Electrical Engineering from the University of California Berkeley, an M.Phil. in Computer Speech and Language Processing from Cambridge University, and a B.A. in Computer Science from Harvard College. The Company believes that Dr. Gilbert is qualified to serve on its board of directors to advise the company on technology developments and management based on his long-standing experience in the wireless and technology industries.

Helge Kristensen. Helge Kristensen has been a member of the Company’s board of directors since August 2010. Mr. Kristensen has held high level management positions in technology companies for the last 25 years and for the last 18 years, he has served as vice president of Hansong Technology, an original device manufacturer of audio products based in China, and as president of Platin Gate Technology (Nanjing) Co. Ltd, a company with focus on service-branding in lifestyle products as well as pro line products based in China. Since August 2015, Mr. Kristensen has served as co-founder and director of Inizio Capital, an investment company based in the Cayman Islands. Mr. Kristensen has been involved in the audio and technology industries for more than 25 years. His expertise is centered on understanding and applying new and innovative technologies. He holds a master’s degree in Engineering and an HD-R, a graduate diploma, in Business Administration (Financial and Management Accounting) from Alborg University in Denmark. The Company believes that Mr. Kristensen is qualified to serve on its board of directors because of his technology and managerial experience as well as his knowledge of the audio industry.

Sam Runco. Sam Runco has been a member of the Company’s board of directors since its inception. Mr. Runco co-founded Runco International, Inc. in 1987 and served as its chief executive officer until 2007. He also served as a director of Focus Enhancements Inc. from August 2004 to September 2008 and a director of the Consumer Electronics Association (“CEA”) and CEA’s video division from 1996 to 2005. In addition, he played a leadership role in the consumer electronics industry as a member of numerous organizations and associations. From 1997 through 2001, Mr. Runco served as a member of the National Academy of Television Arts and Sciences (Emmy) Technical/Engineering Awards Nominating Committee, the Academy of Digital Television Pioneers. He served as member of the Board of Directors/Governors from 1998 through 2000 and again from 2003 through 2005, then as a member of the Board of Industry Leaders of the CEA from 2006 to 2008. He also served as a member of Board of Governors of the Electronic Industries Alliance from 1998 through 2000, and as a member of the Board of the Academy for the Advancement of High End Audio and Video. Mr. Runco is the recipient of the Consumer Electronic Design and Installation Association peer-selected Lifetime Achievement Award and elected to Dealerscope magazine’s Hall of Fame. The Sound & Visionary from S&V Magazine selected him as one of the 10 Most Influential Leaders in the custom installation industry by CE Pro magazine. He was number 1 on the Most Influential Leader list in the custom installation audio/video industry, which was voted on by his peers six years after Mr. Runco sold Runco International, Inc. The Company believes that Mr. Runco is qualified to serve on its board of directors due to his solid reputation with the audio video dealer network and his ability to understand consumer desires and provide guidance on product development. The Company believes that his industry experience, including his knowledge base on dealers and their consumers, will be an excellent resource for the Company.

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Brian Herr. Brian Herr has been a member of the Company’s board of directors since February 2018. Mr. Herr is Chief Investment Officer and Co-Head of Structured Credit and Asset Finance for the Medalist Partners platform (f/k/a Candlewood Structured Strategy Funds) and serves as a partner and co-portfolio manager for the Medalist Partners Harvest Master Fund, Ltd. and Medalist Partners Opportunity Master Fund A, LP (collectively, the “Medalist Funds”). Mr. Herr was granted a seat on the Company’s board of directors pursuant to a securities purchase agreement, dated as of November 30, 2017, between the Company and the Medalist Funds, pursuant to which the Company also issued to the Medalist Funds an aggregate of $2,000,000 Series F Convertible Notes and warrants to purchase an aggregate of 222,222 shares of our common stock. Prior to working for the Medalist Partners platform in October 2010, Mr. Herr worked at Credit Suisse as a portfolio manager within its structured credit effort since August 2006. Prior to that, Mr. Herr worked for two years in the structured products department of Brown Brothers Harriman and Co. as a Structured Products Sector Manager, where his primary responsibilities included trading and sector management for the ABS and RMBS sectors with approximately $2.5 billion in assets under management. Prior to that, Mr. Herr, while employed at Brown Brothers Harriman and Co., served in a variety of positions within its institutional fixed income division since 1999. Mr. Herr graduated Boston University in May 1999 with a Bachelors’ Degree in Economics and a minor in Business Administration. The Company believes that Mr. Herr is qualified to serve on its board of directors because of his extensive financial experience with both large and small cap companies.

Michael Howse.  Michael Howse has been a member of the Company’s board of directors since April 2018 and has served as the Company’s Interim Chief Strategy Officer since November 1, 2018. Mr. Howse has served as founder and general partner of Eleven Ventures since 2015, a venture capital firm focused on the consumer technology, digital gaming and VR/AR markets. Previously, from 2013 to 2014, Mr. Howse served as Advanced Micro Devices, Inc.’s Corporate Vice President of New Ventures, where he was responsible for defining cloud GPU platforms and strategies. Prior, from 2008 to 2012, Mr. Howse served as chief executive officer and president of Bigfoot Networks, the creators of the Killer™ branded game networking technology, which was acquired by Qualcomm. Mr. Howse was integral in creating the 3D graphics category for mainstream consumers while serving in senior executive roles at Creative Labs, S3 and 3dfx Interactive.  Mr. Howse received his undergraduate degree from UCLA in 1986 and completed the Executive MBA Program at Stanford University in 1995. Since 2013, he has served on the Executive Committee of the UCLA Venture Capital Fund and previously worked at U.S. Venture Partners from 2001 to 2003. Mr. Howse has received numerous industry awards, including “Marketer of the Year” from Marketing Computers Magazine/Brandweek, PC World’s “50 Best Products of All Time”, Fierce Wireless “Fierce 15” as well as an Academy of Interactive Arts & Sciences award for his pioneering work at Total Vision. He has also been a featured speaker at CES, E3, Churchill Club, Digital Hollywood, and Game Developers Conference (“GDC”) amongst others. The Company believes that Mr. Howse is qualified to serve on its board of directors because of his technology and managerial experience as well as his knowledge of the gaming industry.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

In 2015, Quantum3D, Inc. (“Quantum3D”), a company of which Mr. Williams had been serving as chief financial officer, as a result of his prior experience in corporate restructuring, was placed into an assignment for the benefit of creditors. Mr. Williams continued to serve as chief financial officer during Quantum3D’s restructuring and negotiated sale in September 2016.

Other than the foregoing, no officer, director, or persons nominated for such positions, promoter or significant employee of the Company has been involved in the last ten years in any of the following:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity;

•	being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity; or

•	having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

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Board Composition

Our board of directors may establish the authorized number of directors from time to time by resolution and currently consists of eight members. Each director serves until the expiration of the term for which such director was elected or appointed, or until such director’s earlier death, resignation or removal. At each annual meeting of stockholders, the successors to directors will be elected to serve from the time of election and qualification until the next annual meeting following election.

Director Independence

Under the listing requirements and rules of NASDAQ, independent directors must compose a majority of a listed company’s board of directors within 12 months after its initial public offering. In addition, the rules of NASDAQ require that, subject to specified exceptions and phase in periods following its initial public offering, each member of a listed company’s audit and compensation committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the rules of NASDAQ, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered to be independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his capacity as a member of our audit committee, our board of directors, or any other committee of our board of directors: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that the following members of our board of directors have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director: Brett Moyer, Jonathan Gazdak, Michael Fazio and Michael Howse, and that other than such directors, each of these directors is “independent” as that term is defined under the listing requirements and rules of NASDAQ. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director. Our board of directors has also determined that Messrs. Herr, Kristensen, and Runco satisfy the independence standards for the audit committee established by the listing standards of NASDAQ and Rule 10A-3 of the Exchange Act. Our board of directors has determined that Messrs. Herr, Kristensen and Dr. Gilbert satisfy the independence standards for the compensation committee established by the listing standards of NASDAQ, are “independent directors” for committee purposes (as determined under the listing standards of NASDAQ). Our board of directors has determined that as of April 18, 2019, Mr. Fazio does not satisfy the independence standards established by the listing standards of NASDAQ and Rule 10A-3 of the Exchange Act as a result of his role as the chairman of MARCorp Financial LLC, the parent of MARCorp Signal, LLC.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee

Our audit committee consists of three directors, Messrs. Herr, Kristensen and Runco. Our board of directors has determined that each of Messrs. Herr, Kristensen and Runco satisfies the independence requirements for audit committee members under the listing standards of NASDAQ and Rule 10A-3 of the Exchange Act. Each member of our audit committee meets the financial literacy requirements of the listing standards of NASDAQ. Mr. Herr is the chairman of the audit committee and our board of directors has determined that Mr. Herr is an audit committee “financial expert” as defined by Item 407(d) of Regulation S-K under the Securities Act. The principal duties and responsibilities of our audit committee include, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing our policies on risk assessment and risk management;

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•	reviewing related party transactions;

•	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal control procedures, any material weaknesses with such procedures, and any steps taken to deal with such material weaknesses when required by applicable law; and

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our audit committee operates under a written charter that satisfies the applicable listing standards of NASDAQ.

Compensation Committee

Our compensation committee consists of three directors, Messrs. Herr, Kristensen and Dr. Gilbert. Our board of directors has determined that each of Messrs. Herr, Kristensen and Dr. Gilbert satisfies the independence requirements for compensation committee members under the listing standards of NASDAQ, is a non-employee director as defined in Rule 16b-3 under the Exchange Act and is an independent director as determined under the listing standards of NASDAQ. Mr. Kristensen is the chairman of the compensation committee. The composition of our compensation committee meets the requirements for independence under current listing standards of NASDAQ and current SEC rules and regulations. The principal duties and responsibilities of our compensation committee include, among other things:

•	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

•	reviewing and recommending to our board of directors the compensation of our directors;

•	reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Our compensation committee operates under a written charter that satisfies the applicable listing standards of NASDAQ.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of three directors, Messrs. Herr, Kristensen and Runco. Our board of directors has determined that each of Messrs. Herr, Kristensen and Runco is an independent director under the listing standards of NASDAQ. Mr. Kristensen is the chairman of the nominating and corporate governance committee. The nominating and corporate governance committee’s responsibilities include, among other things:

•	identifying, evaluating and selecting, or recommending that our board of directors approve, nominees for election to our board of directors and its committees;

•	evaluating the performance of our board of directors and of individual directors;

•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and

•	overseeing an annual evaluation of the board’s performance.

Our nominating and corporate committee operates under a written charter.

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Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our code of business conduct and ethics is available on our website at www.summitwireless.com. The information contained in or accessible through the foregoing website is not part of this prospectus or the registration statement of which this prospectus forms a part and is intended for informational purposes only. We intend to disclose any amendments to such code, or any waivers of its requirements, on our website to the extent required by applicable SEC rules and NASDAQ requirements.

Director Nomination Procedures

There have been no material changes to the procedures by which security holders may recommend nominees to our board of directors.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Non-Employee Director Compensation

The table below sets forth the compensation paid to our directors during the fiscal year ended December 31, 2018.

Director	Fees Earned or Paid in Cash	Stock Awards (1)		All Other Compensation	Total
Michael A. Fazio	$—	$10,938	(2)	$—	$10,938	(2)
Jonathan Gazdak	$—	$37,500	(3)	$—	$37,500	(3)
Dr. Jeffrey M. Gilbert	$—	$37,500	(4)	$—	$37,500	(4)
Helge Kristensen	$—	$37,500	(5)	$—	$37,500	(5)
Sam Runco	$—	$37,500	(6)	$—	$37,500	(6)
Brian Herr	$—	$—		$—	$—
Michael Howse	$—	$—		$—	$—

(1) In connection with the termination of the Company’s Carve-Out Plan (the “Carve-Out Plan”) and the approval of the LTIP on January 31, 2018, the Company’s board of directors approved the issuance of 107,292 shares of restricted common stock to the directors listed in the table above, whose proceeds under the Carve-Out Plan were vested as of that date. See also “Executive Compensation – Non-Equity Incentive Plans”. Such shares were issued to the Company’s directors on January 31, 2018, were to be released in three equal tranches on September 1, 2018, March 1, 2019 and September 1, 2019.

Amounts reported in this column do not reflect the amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock award to purchase a share of common stock granted to the Company’s directors during the fiscal year ended December 31, 2018, as computed in accordance with FASB ASC 718. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in this prospectus. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2) Mr. Fazio was granted 7,292 shares of restricted common stock in connection with the termination of the Carve-Out Plan, 2,436 shares of which were released to Mr. Fazio on September 1, 2018, and 4,856 shares of which were to be released to Mr. Fazio in two equal tranches on March 1, 2019 and September 1, 2019.

(3) Mr. Gazdak was granted 25,000 shares of restricted common stock in connection with the termination of the Carve-Out Plan, 8,350 shares of which were released to Mr. Gazdak on September 1, 2018, and 16,650 shares of which were to be released to Mr. Gazdak in two equal tranches on March 1, 2019 and September 1, 2019.

(4) Dr. Gilbert was granted 25,000 shares of restricted common stock in connection with the termination of the Carve-Out Plan, 8,350 shares of which were released to Dr. Gilbert on September 1, 2018, and 16,650 shares of which were to be released to Dr. Gilbert in two equal tranches on March 1, 2019 and September 1, 2019.

(5) Mr. Kristensen was granted 25,000 shares of restricted common stock in connection with the termination of the Carve-Out Plan, 8,350 shares of which were released to Mr. Kristensen on September 1, 2018, and 16,650 shares of which were to be released to Mr. Kristensen in two equal tranches on March 1, 2019 and September 1, 2019.

(6) Mr. Runco was granted 25,000 shares of restricted common stock in connection with the termination of the Carve-Out Plan, 8,350 shares of which were released to Mr. Runco on September 1, 2018, and 16,650 shares of which were to be released to Mr. Runco in two equal tranches on March 1, 2019 and September 1, 2019.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding the compensation awarded to or earned by the executive officers listed below during the years ended December 31, 2018 and 2017. As an emerging growth company, we have opted to comply with the reduced executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for only our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. Throughout this prospectus, these officers are referred to as our “named executive officers.”

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Brett Moyer
President and Chief	2018	$299,566	(3)	$38,493	$405,035	-	-	$743,093	(2)
Executive Officer	2017	$282,505	(3)	-	-	-	-	$282,505	(2)

Gary Williams
Chief Financial Officer,	2018	$228,365	(4)	$94,486	262,479	-	-	$585,330	(3)
Secretary and VP of Finance	2017	$217,769	(4)	-	-	-	-	$217,769	(3)

(1)	Amounts reported in this column do not reflect the amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock award to purchase a share of common stock granted to the named executive officers during the fiscal year ended December 31, 2018, as computed in accordance with FASB ASC 718. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in this prospectus. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	In connection with the termination of the Carve-Out Plan and the approval of the LTIP on January 31, 2018, the Company issued 445,009 shares of restricted common stock to its named executive officers, whose proceeds under the Carve-Out Plan were vested as of that date. See also “Executive Compensation – Non-Equity Incentive Plans”. Such shares were issued to such officers on January 31, 2018, and were to be released in three equal tranches on September 1, 2018, March 1, 2019 and September 1, 2019. The amounts listed in this column reflect the total value of such shares issued on January 31, 2018. See the footnotes to the table in “Executive Compensation – Outstanding Equity Awards as of December 31, 2018” for the value of the shares released to each named executive officer in each tranche.

(3)	During the year ended December 31, 2017, Mr. Moyer was paid $256,734 of the $282,505 owed to him under the temporary salary reduction that he agreed to receive under his employment agreement with the Company, as well as $167,000 owed for services performed in 2016. During the year ended December 31, 2018, Mr. Moyer’s voluntary reduced compensation continued through June 4, 2018, reducing his total 2018 salary to $299,566 instead of $335,000. In addition, the Company paid Mr. Moyer an additional $25,771 during the year ended December 31, 2018 in order to compensate him for the salary that he was owed for the services that he provided in 2017.

(4)	During the year ended December 31, 2017, Mr. Williams was paid $217,769 under the temporary salary reduction that he agreed to receive under his employment agreement with the Company, as well as $59,769 owed for services performed in 2016. During the year ended December 31, 2018, Mr. Williams’ voluntary reduced compensation continued through June 4, 2018, reducing his total 2018 salary to $228,365 instead of $250,000.

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Outstanding Equity Awards as of December 31, 2018

The following table provides information regarding the unexercised warrants to purchase common stock and stock awards held by each of our named executive officers:

	Option/Warrant Awards				Stock Awards
Name	Number of Securities underlying Unexercised Options and Warrants (#) Exercisable	Number of Securities underlying Unexercised Options and Warrants (#) Unexercisable	Option/ Warrant Exercise Price ($/Sh)	Option/ Warrant Expiration Date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested		Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Brett Moyer	5,556	—	$5.40	2/4/2021	—	(1)	$—	(1)	—	(1)	$—	(1)
	22,223	—	$4.50	2/9/2021
	3,102	—	$4.50	3/31/2021
	4,745	—	$5.40	4/11/2021
	4,778	—	$5.40	6/9/2021
	3,102	—	$4.50	6/30/2021
	9,058	—	$5.40	12/23/2021
	9,058	—	$5.40	2/28/2023
	4,630	—	$3.00	6/27/2023
	13,889	—	$3.00	7/25/2023

Gary Williams	2,056	—	$4.50	3/31/2021	—	(2)	$—	(2)	—	(2)	$—	(2)
	2,055	—	$4.50	6/30/2021
	7,156	—	$5.40	11/30/2022

(1) Mr. Moyer was granted 270,023 shares of restricted common stock in connection with the termination of the Carve-Out Plan, 90,187 shares of which were released to Mr. Moyer on September 1, 2018, which were valued at $437,407 and forfeited by Mr. Moyer to cover tax withholding obligations in connection with the release of such stock. The remaining 179,836 shares were to be released to Mr. Moyer in two equal tranches on March 1, 2019 and September 1, 2019, the values of which will be based on the fair market value of the common stock on each such date of release.

(2) Mr. Williams was granted 174,986 shares of restricted common stock in connection with the termination of the Carve-Out Plan, 58,446 shares of which were released to Mr. Williams on September 1, 2018, which were valued at $283,463, and 20,199 shares of which were forfeited by Mr. Williams to cover tax withholding obligations in connection with the release of such stock. The remaining 116,540 shares were to be released to Mr. Williams in two equal tranches on March 1, 2019 and September 1, 2019, the values of which will be based on the fair market value of the common stock on each such date of release.

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Executive Employment Agreements and Arrangements

We are party to an employment agreement with Brett Moyer, which we assumed on or about August 1, 2010 and which was amended in 2011. Pursuant to such agreement, Mr. Moyer agreed to serve as our Chief Executive Officer and President in consideration for an annual cash salary, which was set at $335,000 for the years ended December 31, 2018 and 2017. For additional information on the amounts paid to Mr. Moyer during such periods, refer to the footnotes of the Summary Compensation Table in this section above. Pursuant to Mr. Moyer’s employment agreement, if he is terminated “without cause”, as defined in such agreement, he is entitled to receive 12 months of salary and all options held will immediately vest and become exercisable. Additionally, in the event that Mr. Moyer’s contract is not renewed, he shall receive 12 months of his then current salary. Such agreement provides for incentive bonuses as determined by our board of directors, and employee benefits, including health and disability insurance, in accordance with our policies, and shall automatically renew for successive one-year terms, unless terminated by either party 30 days prior to the end of the then current term.

We are party to an employment agreement with Gary Williams, which we assumed on or about August 1, 2010 and which was amended in 2011. Pursuant to such agreement, Mr. Williams agreed to serve as our Executive Vice President of Finance and Chief Financial Officer in consideration for an annual cash salary, which was set at $250,000 for the years ended December 31, 2018 and 2017. For additional information on the amounts paid to Mr. Williams during such periods, refer to the footnotes of the Summary Compensation Table in this section above. Pursuant to Mr. Williams’ employment agreement, if he is either terminated “without cause” or in the event of a “change in control”, as defined in such agreement, he is entitled to 12 months of salary, payment of prorated bonus amounts and all options held will immediately vest and become exercisable. Such agreement provides for bonuses, as determined by our board of directors, and employee benefits, including health and disability insurance, in accordance with our policies and automatically renews for consecutive one-year terms, unless terminated by either party 90 days prior to the end of the then current term.

Equity Incentive Plans

On January 30, 2018, the Company’s board of directors approved the establishment of our 2018 Long-Term Stock Incentive Plan (the “LTIP”). The LTIP is intended to enable the Company to continue to attract able directors, employees, and consultants and to provide a means whereby those individuals upon whom the responsibilities rest for successful administration and management of the Company, and whose present and potential contributions are of importance, can acquire and maintain Common Stock ownership, thereby strengthening their concern for the Company’s welfare. The aggregate maximum number of shares of Common Stock (including shares underlying options) that may be issued under the LTIP pursuant to awards of Restricted Shares or Options will be limited to 15% of the outstanding shares of Common Stock, which calculation shall be made on the first business day of each new fiscal year; provided that, in any year no more than 8% of the Common Stock or derivative securitization with Common Stock underlying 8% of the Common Stock may be issued in any fiscal year. For fiscal year 2018, up to 300,000 shares of Common Stock were initially available for participants under the LTIP, which shares were granted outside the LTIP’s first year share availability pool. For fiscal year 2019, up to 2,304,909 shares of Common Stock are available for participants under the LTIP. The number of shares of Common Stock that are the subject of awards under the LTIP which are forfeited or terminated, are settled in cash in lieu of shares of Common Stock or in a manner such that all or some of the shares covered by an award are not issued to a participant or are exchanged for awards that do not involve shares will again immediately become available to be issued pursuant to awards granted under the LTIP. If shares of Common Stock are withheld from payment of an award to satisfy tax obligations with respect to the award, those shares of Common Stock will be treated as shares that have been issued under the LTIP and will not again be available for issuance under the LTIP.

In connection with the termination of the Carve-Out Plan (defined below) and the approval of the LTIP on January 31, 2018, the Company issued 1,437,596 shares of restricted common stock to certain of its employees and directors, whose proceeds under the Carve-Out Plan were vested as of that date. See also “Executive Compensation – Non-Equity Incentive Plans”. Such shares were issued to such persons on January 31, 2018, and were to be released in three equal tranches on September 1, 2018, March 1, 2019 and September 1, 2019. As of December 31, 2018, 473,091 shares of restricted common stock were released and 929,264 shares of restricted common stock were to be released on each of March 1, 2019 and September 1, 2019, with an additional 35,241 shares to be released to a terminated employee in five equal tranches over the next 26 months pursuant to the terms of such employee’s restricted stock agreement.

Non-Equity Incentive Plans

On January 30, 2018, the Company terminated the Company’s Carve-Out Plan (the “Carve-Out Plan”) (described in Note 7 of the Notes to the Consolidated Financial Statements). Prior to its cancellation, our employees and directors of the Company were entitled to participate in the Carve-Out Plan at the discretion of the Company’s board of directors. Each Carve-Out Plan participant was awarded points which entitled that participant to a portion of the proceeds payable to the Company and/or its members upon a sale of the Company. The proceeds payable to a Carve-Out Plan participant were equal to an amount determined in accordance with the following formula: (number of points held by participant divided by total points outstanding) multiplied by 18% of Net Sale Price. For this purpose, “Net Sale Price” equaled the aggregate amount payable to the Company and/or its members in connection with a sale of the Company less all amounts payable to creditors of the Company. In connection with the termination of the Carve-Out Plan and the approval of the LTIP on January 31, 2018, the Company issued 1,284,470 and 153,126 shares of restricted common stock to its employees and directors, respectively, whose proceeds under the Carve-Out Plan were vested as of that date (the “January 2018 Restricted Stock Grant”).

The January 2018 Restricted Stock Grant and the LTIP were approved by a majority of the Company’s stockholders on January 31, 2018.

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Limitation on Liability and Indemnification Matters

Our bylaws contain provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our bylaws provide that we are required to indemnify our directors to the fullest extent permitted by Delaware law. Our bylaws also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our bylaws also provide our board of directors with discretion to indemnify our officers and employees when determined appropriate by our board of directors. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and we are not aware of any threatened litigation that may result in claims for indemnification.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from such director or executive officer once such director or executive officer’s plan is in place. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of our insider trading policy. Prior to 90 days after the date of this offering, subject to early termination, the sale of any common stock under such plan would be subject to a lock-up agreement that our directors and executive officers enter into with the underwriters.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements for our directors and executive officers, the following is a summary of transactions since the years ended December 31, 2016, 2017 and 2018 to which we have been a party in which the amount involved exceeded the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last three completed fiscal years, and in which any of our then directors, executive officers or holders of more than 5% of any class of our stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.

Brett Moyer

Mr. Moyer has served as the Company’s President, Chief Executive Officer and a board member since the Company’s founding in August 2010.

In February, April and June 2016, Mr. Moyer loaned the Company an aggregate of $185,704 in consideration for the issuance of various secured promissory notes, consisting of an aggregate of $135,704 (such notes, collectively, the “Moyer 2016 Notes”) and $50,000 (such note, along with the notes issued to four other individuals, collectively, the “Five February 2016 Notes”). In connection with the Moyer 2016 Notes and Mr. Moyer’s participation in the Five February 2016 Notes, the Company issued Mr. Moyer warrants to purchase 15,079 and 22,223 shares of common stock, respectively. In July 2016, Mr. Moyer participated in the Company’s preferred unit financing in the amount of $87,000 by extinguishing $87,000 of reimbursable expenses. In connection with this preferred unit financing, Mr. Moyer’s $87,000 investment was converted at $4.50 per unit, and he received 19,334 preferred units. In addition, as described in Note 7 of the Notes to the Consolidated Financial Statements – Preferred Stock, all participants who participated in the Company’s preferred unit financing had their outstanding common units of the Company immediately convert into an equal number of the Company’s preferred units. As such, the 57,787 common units of the Company owned by Mr. Moyer that were immediately outstanding prior to his participation in the Company’s preferred unit financing were converted into 57,787 preferred units of the Company. In December 2016, Mr. Moyer extinguished the Moyer 2016 Notes, his portion of the Five February 2016 Note and $69,290 of reimbursable expense reports, and invested the aggregate sum of $269,091 in the Company’s Series D Convertible Note financing described in Note 5 of the Notes to the Consolidated Financial Statements. In connection with the Series D Convertible Notes financing, the Company also issued Mr. Moyer a warrant to purchase 9,058 shares of common stock at an exercise price of $5.40. In connection with the extension of the maturity date of such Series D Convertible Note to June 30, 2018, the number of warrants granted to Mr. Moyer in connection with such financing was doubled, or increased by 9,058, effective February 28, 2018. As of December 31, 2016 and 2017, Mr. Moyer was owed $269,091 of principal under convertible promissory notes.

In April 2018, the Company issued Mr. Moyer a $62,500 Series G 20% Original Issue Discount Senior Secured Promissory Note, as amended (a “Series G Note”), in consideration for $50,000 of expenses incurred by Mr. Moyer. In June 2018, in consideration for extending the maturity date of the Series G Note, Mr. Moyer was granted a warrant to purchase 4,630 shares of common stock. In July 2018, in consideration for extending the maturity date of the Series G Note and agreeing to make the note convertible, Mr. Moyer was granted a warrant to purchase 13,889 shares of common stock. On July 25, 2018, in connection with the Company’s IPO, $537,336 of principal under convertible promissory notes, and all accrued interest, was automatically converted into a total of 157,881 shares of common stock and the warrants issued in connection with the Series G Notes now have an exercise price of $3.00. As of each of December 31, 2018 and April 18, 2019, Mr. Moyer was owed $0 of principal under convertible promissory notes.

Michael Fazio

Mr. Fazio is the chairman of MARCorp Financial LLC, a private equity firm located in Illinois. Mr. Fazio has been a member of the Company’s board of directors since May 2017. On May 17, 2017, the Company entered into a securities purchase agreement with MARCorp Signal, LLC, pursuant to which the Company borrowed a total of $5,000,000 from MARCorp Signal, LLC in consideration for the Series E Convertible Note. MARCorp Signal, LLC is a wholly-owned subsidiary of MARCorp Financial LLC. In connection with such borrowings, MARCorp Signal, LLC was issued a warrant to purchase 2,614,381 of the Company’s common units, which warrant was exercisable at $4.50 per unit and had a five-year life. On November 30, 2017, MARCorp Signal, LLC’s Series E Convertible Note was repaid by the Company in full. Pursuant to a settlement agreement that the Company entered into with MARCorp Signal, LLC on July 25, 2018, a warrant to purchase an aggregate of 487,864 shares of common stock was issued to MARCorp Signal, LLC, and following the Company’s IPO, the exercise price of the warrants issued in connection with the Series E Convertible Note became $3.00. As of each of December 31, 2018 and April 18, 2019, Mr. Fazio was owed $0 of principal under convertible promissory notes.

Jonathan Gazdak

Mr. Gazdak is Managing Director – Head of Investment Banking for Alexander Capital, L.P., an investment banking firm based in New York. Mr. Gazdak has been a member of the Company’s board of directors since June 2015. Alexander Capital, L.P. has acted as the lead investment bank in a number of the Company’s private financings and as an underwriter for the Company’s IPO.

In August 2014, the Company signed an engagement letter with Alexander Capital, L.P. under which Alexander Capital, L.P. earns a fee on total investments by its clients. Alexander Capital, L.P. earned fees from the Company of $359,311, $1,058,575 and $321,300 for the years ended December 31, 2016, 2017 and 2018, respectively. As of December 31, 2018, Alexander Capital, L.P. has been issued warrants to purchase a total of 588,391 shares of common stock, exercisable at prices between $3.30 and $5.40 per share and for five years from the date of issuance.

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Pursuant to the underwriting agreement entered into between the Company and Alexander Capital, L.P. in connection with the IPO (the “Underwriting Agreement”), Alexander Capital, L.P. was paid a cash fee of $900,000, as well as a non-accountable expense allowance of $120,000 and reimbursements of $100,000. Pursuant to the Underwriting Agreement, the Company issued Alexander Capital, L.P. a warrant to purchase 72,000 shares of common stock. Such warrant is exercisable at a per share price of $6.25 and is exercisable at any time during the five-year period commencing 180 days from the effective date of the IPO, which period shall not exceed five years from such effective date. On April 17, 2019, the Company entered into another underwriting agreement with Alexander Capital, L.P. in connection with this offering, pursuant to which Alexander Capital, L.P. will be paid certain cash fees and issued certain securities of the Company. See “Underwriting”.

In February 2017, Mr. Gazdak extinguished $12,000 of expense reports and invested $12,000 in the Company’s Series D Convertible Notes financing. As of December 31, 2017, Mr. Gazdak was owed $14,118 of principal under convertible promissory notes and beneficially owned 0.6% of the outstanding stock of the Company. On July 25, 2018, in connection with the Company’s IPO, $21,176 of principal under convertible promissory notes, and all accrued interest, were automatically converted into a total of 5,647 shares of common stock. As of each of December 31, 2018 and April 18, 2019, Mr. Gazdak was owed $0 of principal under convertible promissory notes.

On April 4, 2019, the Company signed another engagement letter with Alexander Capital, L.P. under which Alexander Capital, L.P. earns a fee on total investments by its clients. In connection with the issuance of the initial tranche of the Series A Preferred Stock, Alexander Capital, L.P. will earn a fee of $80,000 and receive a warrant to purchase 40,816 shares of common stock.

Helge Kristensen

Mr. Kristensen has served as a member of the Company’s board of directors since 2010. Mr. Kristensen serves as vice president of Hansong Technology, an original device manufacturer of audio products based in China, president of Platin Gate Technology (Nanjing) Co. Ltd, a company with focus on service-branding in lifestyle products as well as pro line products based in China and co-founder and director of Inizio Capital, an investment company based in the Cayman Islands.

In February 2016, Inizio Capital invested $50,000 as one the participants in the Five February 2016 Notes (see Note 4 of the Notes to the Consolidated Financial Statements). In connection with agreeing to a maturity date extension of such notes, Inizio Capital and Hansong Technology received warrants to purchase 1,341 and 942 shares of common stock, respectively, at an exercise price of $5.40. In April 2016, the Company shipped finished inventory valued at $75,750 to Hansong Technology, which the parties agreed would be a principal reduction payment of the December 2015 Note. In May 2016, Inizio Capital participated in the Company’s preferred unit financing in the amount of $131,696. In connection with this preferred unit financing, Inizio Capital’s $131,696 was converted at $4.50 per unit, and it received 29,266 of the Company’s preferred units. In addition, as described in Note 7 of the Notes to the Consolidated Financial Statements – Preferred Stock, all participants who participated in the Company’s preferred unit financing had their outstanding common units of the Company immediately convert into an equal number of preferred units of the Company. As such, the 87,445 common units of the Company owned by Inizio Capital that were immediately outstanding prior to its participation in the Company’s preferred unit financing were converted into 87,445 of the Company’s preferred units. As of December 31, 2016, affiliates of Mr. Kristensen were owed $327,725 of principal under convertible promissory notes.

In the first quarter of 2017, the Company shipped an additional $277,725 of its finished inventory to Hansong Technology, which fulfilled the Company’s obligation to ship its products to the lender and satisfied the Company’s obligation to repay the principal balance of the December 2015’s Note, leaving only unpaid accrued interest of $42,000. As of December 31, 2017, affiliates of Mr. Kristensen were owed $50,000 of principal under convertible promissory notes.

On July 25, 2018, in connection with the Company’s IPO, $50,000 of principal under convertible promissory notes, and all accrued interest, were automatically converted into a total of 27,923 shares of common stock. As of each of December 31, 2018 and April 18, 2019, affiliates of Mr. Kristensen were owed $0 of principal under convertible promissory notes.

David Carlick

Mr. Carlick served as a member of the Company’s board of directors from May 2015 to November 2016. In April 2016, Mr. Carlick participated in the Company’s common unit financing by investing $15,000. In connection with this common unit financing, Mr. Carlick’s $15,000 investment was converted at $4.50 per unit, and he received 3,334 of the Company’s common units. In May 2016, Mr. Carlick participated in the Company’s preferred unit financing in the amount of $5,014. In connection with this preferred unit financing, Mr. Carlick $5,014 investment was converted at $4.50 per unit thereby receiving 16,713 of the Company’s preferred units. In addition, as described in Note 7 of the Notes to the Consolidated Financial Statements – Preferred Stock, all participants who participated in the Company’s preferred unit financing had their outstanding common units of the Company immediately convert into an equal number of preferred units of the Company. As such, the 3,334 common units of the Company owned by Mr. Carlick that were immediately outstanding prior to his participation in the Company’s preferred unit financing, were converted into 3,334 preferred units of the Company.

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Michael Howse

We are party to an agreement with Michael Howse, dated April 6, 2018, as amended effective as of December 27, 2018 (the “Howse Agreement”), pursuant to which Mr. Howse was appointed interim role as chief strategy officer on an “at-will” basis in consideration for a monthly cash salary as well as (i) a warrant to purchase 110,000 shares of our common stock, exercisable at a per share price of $2.00 and which vested monthly over a nine-month period and which fully vested on January 6, 2019 and (ii) a warrant to purchase 165,000 shares of our common stock, exercisable at a per share price of $2.00, which shall vest, so long as Mr. Howse continues to serve as interim chief strategy officer and/or as a member of our board of directors, (x) as to 110,000 shares of common stock upon the achievement of a significant milestone and (y) as to 65,000 shares of common stock upon the achievement of an additional significant milestone. The foregoing exercise prices are subject to adjustment as provided in each warrant. Pursuant to the Howse Agreement, such warrants shall fully vest on the earlier of (1) immediately prior to a Fundamental Transaction, as defined in such agreement, (2) Mr. Howse’s removal from our board of directors for any reason other than his resignation, his intentional illegal conduct or gross misconduct, or his conviction for any felony, theft, embezzlement or violent crime. In addition, pursuant to the Howse Agreement, we also agreed to appoint Mr. Howse to our board of directors, where he may only be removed for cause, or his termination or resignation.

Under the Howse Agreement, if the Company raises capital in one or more financings from certain pre-approved strategic investors, or is acquired by a third-party during the period that Mr. Howse serves as interim chief strategy officer (or within six months thereafter), he will receive a percentage cash bonus concurrently with the closing of such transaction based on the amount raised or consideration paid for the Company, as applicable, (A) which bonus doubles in the event that the Company does not incur an amount equal to 2% or more of the Consideration (as defined in the Howse Agreement) in fees to any investment bank in connection with such transaction, if such transaction is a Fundamental Transaction (such fees, “General Expenses”), and (B) 50% of which bonus may be paid as a convertible note or preferred equity with the same terms as the other participants in such transaction, if such transaction is a financing. Pursuant to the Howse Agreement, we may terminate Mr. Howse at any time, with or without cause, upon 90 days’ prior written notice. Such agreement provides for Company-sponsored benefits in accordance with our policies. Pursuant to the Howse Agreement, effective November 1, 2018, Mr. Howse was placed on our payroll and is now considered a part-time Company employee.

In connection with the Howse Agreement, the Company is also party to the Deferred Shares Agreement, entered into as January 4, 2019 (the “Deferred Shares Agreement”), pursuant to which the Company granted Mr. Howse up to 400,000 deferred shares under the LTIP (the “Deferred Shares”). Pursuant to such agreement, if a Fundamental Transaction has not occurred within 180 days of the earlier of the date on which Mr. Howse no longer serves (i) as our interim chief strategy officer or (ii) on our board of directors, all of the Deferred Shares shall be forfeited and Mr. Howse will have no further rights to such shares. Pursuant to such agreement, the Deferred Shares shall vest immediately prior to a Fundamental Transaction, and the number of Deferred Shares that shall vest is based on the Consideration paid for the Company in such transaction, which number of Deferred Shares that shall vest to double in the event that the Company does not incur General Expenses. As of December 31, 2018, Mr. Howse has vested warrants to purchase 97,778 shares of common stock.

Brian Herr

Mr. Herr is Chief Investment Officer and Co-Head of Structured Credit and Asset Finance, for the Medalist Partners platform (f/k/a Candlewood Structured Strategy Funds) and serves as a partner and co-portfolio manager for each of the Medalist Partners Harvest Master Fund, Ltd. and Medalist Partners Opportunity Master Fund A, LP (collectively, the “Medalist Funds”). Mr. Herr was granted a seat on the Company’s board of directors pursuant to a securities purchase agreement, dated as of November 30, 2017, between the Company and the Medalist Funds, pursuant to which the Company also issued to the Medalist Funds an aggregate of $2,000,000 Series F Convertible Notes and warrants to purchase an aggregate of 222,222 shares of our common stock which are exercisable for a price of $3.60 per share. In addition, between April 20, 2018 and June 29, 2018, the Company issued an aggregate of $2,437,500 of Series G Convertible Notes to the Medalist Funds and warrants to purchase an aggregate of 180,570 shares of our common stock. In July 2018, in consideration for extending the maturity date of the Series G Convertible Notes and agreeing to make the note convertible, the Medalist funds were granted a warrant to purchase 541,666 shares of common stock. On July 25, 2018, in connection with the Company’s IPO, $3,950,000 of principal under convertible promissory notes, and all accrued interest, were automatically converted into a total of 1,950,348 shares of common stock and the exercise price of the warrants issued in connection with the Series G Notes became $3.00. As of each of December 31, 2018 and April 18, 2019, the Medalist Funds were owed $0 of principal under convertible promissory notes.

Significant Unitholders/Stockholders

In 2016, Carl E. Berg loaned the Company $600,000 in two tranches identified in Note 5 of the Notes to the Consolidated Financial Statements as the February 2016 Note (pursuant to which Mr. Berg loaned the Company $300,000) and the May 2016 Advance (pursuant to which Mr. Berg loaned the Company $300,000). In July 2016, Mr. Berg participated in the Company’s preferred unit financing in the amount of $500,878 by investing an additional $200,878 in July 2016 and including his May 2016 Advance of $300,000. In connection with this preferred unit financing, Mr. Berg’s $500,878 investment was converted at $4.50 per unit, and he received 111,307 preferred units of the Company. In addition, as described in Note 7 of the Notes to the Consolidated Financial Statements, all participants who participated in the Company’s preferred unit financing had their outstanding common units of the Company immediately convert into an equal number of preferred units of the Company. As such, the 1,031,204 common units of the Company that were owned by Mr. Berg that were immediately outstanding prior to his participation in the Company’s preferred unit financing were converted into 1,031,204 preferred units of the Company. As of December 31, 2015, Mr. Berg was owed $650,000 of principal under convertible promissory notes issued by the Company. As of December 31, 2016, Mr. Berg was owed $950,000 of principal under convertible promissory notes issued by the Company.

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In January 2017, Mr. Berg invested the aggregate sum of $300,000 in the Company’s Series D Convertible Note financing described in Note 5 of the Notes to the Consolidated Financial Statements and was granted a warrant to purchase 39,216 shares of common stock at an exercise price of $5.40. As of December 31, 2017, Mr. Berg was owed $1,303,000 of principal under convertible promissory notes issued by the Company.

Effective February 28, 2018, Mr. Berg agreed to extend the maturity date of such note to June 30, 2018, which was later amended to extend the maturity date to July 25, 2018, and which accrued an additional 10% interest on the first day of every month, beginning March 1, 2018, so long as such note remained outstanding. In connection with the maturity date extension, Mr. Berg’s warrant to purchase 39,216 shares of common stock at an exercise price of $5.40 was doubled, or increased by 39,216. In addition, Mr. Berg agreed to extend the maturity date of his various other convertibles notes to June 30, 2018, which was later amended to extend the maturity date to July 25, 2018. In connection with the maturity date extensions, Mr. Berg received warrants to purchase a total of 25,965 shares of common stock at an exercise price of $5.40.

On July 25, 2018, in connection with the Company’s IPO, $1,479,412 of principal under convertible promissory notes, and all accrued interest, were automatically converted into a total of 464,687 shares of common stock. As of each of December 31, 2018 and April 18, 2019, Mr. Berg was owed $0 of principal under convertible promissory notes.

In July 2016, Lisa Walsh, a client of Alexander Capital, L.P., participated in the Company’s preferred unit financing in the amount of $500,000. In connection with this preferred unit financing, Ms. Walsh’s $500,000 investment was converted at $4.50 per unit, and she received 111,112 preferred units of the Company. In addition, as described in Note 7 of the Notes to the Consolidated Financial Statements – Preferred Stock, all participants who participated in the Company’s preferred unit financing had their outstanding common units of the Company immediately convert into an equal number of preferred units of the Company. As such, the 666,667 common units of the Company owned by Ms. Walsh that were immediately outstanding prior to her participation in the Company’s preferred unit financing were converted into 666,667 preferred units of the Company. In November 2016, Ms. Walsh invested $500,000 in the Company’s Series D Convertible Note financing and received a warrant to purchase 65,360 shares of common stock at an exercise price of $5.40. As of December 31, 2016, Ms. Walsh was owed $588,235 of principal under convertible promissory notes issued by the Company.

In July 2017, Ms. Walsh invested an additional $360,000 in the Company’s Series D Convertible Note financing and received a warrant to purchase 47,059 shares of common stock at an exercise price of $5.40. Effective February 28, 2018, Ms. Walsh agreed to extend the maturity date of such note to June 30, 2018, which was later amended to extend the maturity date to July 25, 2018, and which accrued an additional 10% interest on the first day of every month, beginning March 1, 2018, so long as such note remained outstanding. In connection with the maturity date extension, the warrants granted to Ms. Walsh to purchase 112,419 shares of common stock at an exercise price of $5.40 was doubled, or increased by 112,419. In November 2017, Ms. Walsh invested $6,500,000 in the Company’s Series F Convertible Note financing and was issued warrants to purchase 722,222 shares of common stock at an exercise price of $5.40 per share. As of December 31, 2017, Ms. Walsh was owed $7,511,765 of principal under convertible promissory notes issued by the Company.

In May 2018, Ms. Walsh participated in the Company’s Series G Convertible Notes offering and was issued a $312,500 Series G Convertible Note and a warrant to purchase 23,150 shares of common stock. In July 2018, in consideration for extending the maturity date of the Series G Convertible Notes and agreeing to make the note convertible, Ms. Walsh was granted a warrant to purchase 69,444 shares of common stock. On July 25, 2018, in connection with the Company’s IPO, $8,330,147 of principal under convertible promissory notes, and all accrued interest, were automatically converted into a total of 2,938,650 shares of common stock and the exercise price of the warrants issued in connection with the Series F and Series G Notes became $3.60 and $3.00, respectively. As of each of December 31, 2018 and April 18, 2019, Ms. Walsh was owed $0 of principal under convertible promissory notes.

On April 18, 2019, the Company entered into the Preferred SPA with Ms. Walsh, pursuant to which the Company issued an initial tranche of 250,000 shares of our Series A Preferred Stock to Ms. Walsh in consideration for $1,000,000, which shares have a stated value of $4.00, grant Ms. Walsh the same voting rights as holders of our shares of common stock, and are convertible into shares of common stock at price of $4.00 per share (the “Fixed Conversion Price”), subject to a floor price of $1.50 and to adjustment under the Certificate of Designations. Pursuant to the Certificate of Designations, in the event that the closing price of our common stock on a Trading Day (as defined in the Certificate of Designations) as quoted on the Trading Market (as defined in the Certificate of Designations) is less than the Fixed Conversion Price, the Fixed Conversion Price shall be reduced, at the option of any holder of shares of Series A Preferred Stock, to equal 95% of the average of the lowest VWAP (as defined in the Certificate of Designations) out of the prior 10 consecutive Trading Days prior to the date on which such holder delivers a notice of conversion to the Company to convert such holder’s shares. Dividends on such shares are payable in cash or in kind to at a rate of 8% per annum, payable upon conversion of such shares. In addition, upon a Triggering Event (as defined in the Certificate of Designations), which includes any default by the Company in the payment of amounts owed to Ms. Walsh and other customary events of default under the Certificate of Designations, Ms. Walsh has the right to require the Company to redeem each share of Series A Preferred Stock held by her at a redemption price equal to 120% of the Stated Value and all accrued but unpaid dividends on such shares, in addition to the payment of all liquidated damages and other costs, expenses or amounts due in respect of such shares.

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Pursuant to the Preferred SPA, the Company also issued Ms. Walsh a warrant to purchase 255,102 shares of its common stock (the “Walsh Warrant”), which warrant is immediately exercisable, has a five-year life and has an exercise price equal to the closing price of our common stock on the Trading Day prior to a Closing (as defined in the Preferred SPA), plus $0.02. Such warrant is subject to 4.99/9.99% blockers and subject to adjustment for stock dividends and splits. In addition, pursuant to the Preferred SPA, Ms. Walsh (i) has the right to require the Company to register the shares of Series A Preferred Stock held by her as well as the shares of our common stock underlying such shares and such warrant within 180 days of the Closing Date (as defined in the Preferred SPA) on which purchasers have committed to purchase an aggregate of amount of Series A Preferred Stock with an aggregate stated value equal to or exceeding $250,000; (ii) has a right of first refusal with respect to a Subsequent Financing (as defined in the Preferred SPA) effected by the Company so long as purchasers hold shares of Series A Preferred Stock with an aggregate stated value equal to or exceeding $62,500; and (iii) has a right to tender her shares of Series A Preferred Stock for the securities offered pursuant to a Subsequent Financing, so long as purchasers hold shares of Series A Preferred Stock with an aggregate stated value equal to or exceeding $125,000. Pursuant to the Certificate of Designations, the Preferred SPA, and the Walsh Warrant, unless the Company obtains stockholder approval pursuant to the rules and regulations of NASDAQ, the Company cannot issue shares of common stock upon conversion of the Series A Preferred Stock or exercise of the Walsh Warrant, as applicable, in the event that such issuance exceeds 19.99% of the issued and outstanding shares of common stock as of April 18, 2019.

Outstanding Equity Grants to Directors and Executive Officers

 We have granted warrants and restricted shares to our certain of our directors and executive officers. For more information regarding the stock options and stock awards granted to our directors and named executive officers, see “Executive Compensation.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Such indemnification agreements require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. For more information regarding indemnification of our directors and officers, see “Executive Compensation — Limitation on Liability and Indemnification Matters.”

Related Person Transaction Policy

We have adopted a related party transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related party transactions. For purposes of our policy only, a related party transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness), in which we are a participant and a related party (as defined below) will have a direct or indirect interest and the aggregate amount involved will or may be expected to exceed $120,000, except that there is no $120,000 threshold for members of the Company’s audit committee. A related party is defined in such policy as any person who is or was, since the beginning of our last fiscal year, an executive officer, director, director nominee or beneficial owner of more than 5% of any class of our common stock, including any immediate family member (as such term is defined in such policy) of such persons.

Under the policy, if a transaction has been identified as a related party transaction, such related party or member of management involved in such transaction must present information regarding the related party transaction to the chair of our audit committee, or his or her designee, for review, consideration and approval or ratification.

In addition, under our Code of Business Conduct and Ethics, our employees and directors have been instructed to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

•	whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

•	the nature and extent of the related party’s interest in the transaction;

•	the material terms of the transactions; and

•	the importance of the transaction both to the Company and to the related person.

•	in the case of a transaction involving an executive officer or director, whether the transaction would interfere with the performance of such person’s duties to the Company; and

•	in the case of a transaction involving a non-employee director or a nominee for election as a non-employee director (or their immediate family member):

o whether the transaction would disqualify the director or nominee from being deemed an “independent” director, as defined by NASDAQ, and

o whether the transaction would disqualify the individual from serving on the audit committee or the compensation committee or other committees of our board of directors under applicable NASDAQ and other regulatory requirements.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must upon consideration of all relevant information, whether the transaction is in, or is not inconsistent with, our best interests, as our audit committee or other independent body of our board of directors, determines in good faith.

All of the transactions described above were entered into prior to the adoption of the written policy, but all were approved by our board of directors considering similar factors to those described above.

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PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of April 18, 2019, as adjusted to reflect the sale of shares of common stock offered by us in this offering for:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our equity securities;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage ownership information shown in the table prior to this offering is based upon 15,490,175 shares of common stock outstanding as of April 18, 2019, after giving effect to the inclusion of warrants to purchase 3,409,204 shares of common stock, which are exercisable by their respective holders within 60 days. The percentage ownership information shown in the table prior to this offering excludes (i) 464,632 shares of restricted common stock issued on January 31, 2018 that will be released on September 1, 2019, (ii) 28,176 shares of restricted stock to be released to a terminated employee in five equal tranches over the next 23 months pursuant to the terms of such employee’s restricted stock agreement, and (ii) 400,000 unvested Deferred Shares issued to Mr. Howse pursuant to the Deferred Shares Agreement.

The percentage ownership information shown in the table after this offering is based upon shares of common stock outstanding, assuming the sale of shares of common stock by us in this offering, after giving effect to the inclusion of warrants to purchase 3,409,204 shares of common stock, which are exercisable by their respective holders within 60 days. The percentage ownership information shown in the table after this offering excludes (i) 464,632 shares of restricted common stock issued on January 31, 2018 that will be released on September 1, 2019, (ii) 28,176 shares of restricted stock to be released to a terminated employee in five equal tranches over the next 23 months pursuant to the terms of such employee’s restricted stock agreement, and (ii) 400,000 unvested Deferred Shares issued to Mr. Howse pursuant to the Deferred Shares Agreement.

Except as otherwise noted below, the address for persons listed in the table is c/o Summit Wireless Technologies, Inc., 6840 Via Del Oro, Ste. 280, San Jose, CA 95119.

	Number of shares beneficially owned before this offering		% of Total Voting Power	Number of shares beneficially owned after this offering	% of Total Voting
	Common		Before	Common	Power After
	Shares	%	Offering	Shares %	Offering
5% or greater stockholders
Carl E. Berg (3)	1,744,928	11.2%	11.2%
Lisa Walsh (4)	5,279,580	31.6%	31.6%
MARCorp Signal, LLC (5)	1,709,336	9.9%	9.9%

Directors & executive officers (1)(2)
Brett Moyer (6)	315,143	2.0%	2.0%
Michael A. Fazio (7)	4,864	0.0%	0.0%
Jonathan Gazdak (8)	207,634	1.3%	1.3%
Dr. Jeffrey M. Gilbert (9)	16,675	0.1%	0.1%
Brian Herr (10)	2,192,570	14.0%	14.0%
Michael Howse (11)	110,000	0.7%	0.7%
Helge Kristensen (12)	185,815	1.2%	1.2%
Sam Runco (13)	16,675	0.1%	0.1%
Gary Williams (14)	49,514	0.3%	0.3%
All executive officers and directors as a group (9 persons)	3,098,890	19.7%	19.7%

Total	11,832,734	72.4%	72.4%

(1)	Includes 615,077 warrants that are fully vested and are exercisable at prices ranging from $2.00 to $6.25 per share. Excludes warrants to purchase an aggregate of 722,237 shares of common stock with an exercise price of $3.00 per share, which contain a provision prohibiting exercise to the extent that the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise (subject to increase or decrease upon prior written notice, in the case of any increase, of not less than 61 days).

(2)	Does not include 183,916 shares of restricted common stock that was issued in satisfaction of the termination of the Carve-Out Plan, which will be released to recipients on September 1, 2019.

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(3)	Includes fully vested warrants to purchase 137,731 shares of common stock at an exercise price of $5.40 per share.

(4)

Includes (i) fully vested warrants to purchase 947,060 shares of common stock with exercise prices ranging from $3.60 to $5.40 per share and (ii) 250,000 shares of Common Stock based upon the assumed conversion of 250,000 shares of Series A Preferred Stock convertible into shares of our common stock at price of $4.00 per share, subject to adjustment under the Certificate of Designations and a floor price of $1.50 per share. Excludes warrants to purchase 92,594 and 255,102 shares of common stock, with an exercise price of $3.00 and $1.98, respectively, per share, which contain a provision prohibiting exercise to the extent that the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise (subject to increase or decrease upon prior written notice, in the case of any increase, of not less than 61 days).

(5)	Includes fully vested warrants to purchase 1,709,366 shares of common stock at an exercise price of $3.00 per share. Excludes (i) warrants to purchase 1,392,908 shares of common stock, with an exercise price of $3.00 per share, which contain a provision prohibiting exercise to the extent that the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise (subject to increase or decrease upon prior written notice, in the case of any increase, of not less than 61 days), and (ii) shares of Common Stock held directly by Mr. Fazio.

(6)	Includes fully vested warrants to purchase 80,141 shares of common stock with exercise prices ranging from $3.00 to $5.40 per share. Excludes 89,918 shares of restricted common stock which will be released on September 1, 2019.

(7)	Excludes (i) 2,428 shares of restricted common stock which will be released on September 1, 2019 and (ii) shares of common stock and fully vested warrants beneficially owned by MARCorp Signal, LLC.

(8)

Includes fully vested warrants to purchase 166,941 shares of common stock with exercise prices ranging from $3.30 to $6.25 per share. Excludes (i) 8,325 shares of restricted common stock which will be released on September 1, 2019 and (ii) a warrant to purchase 40,816 shares of common stock to be issued to Alexander Capital, L.P., of which Mr. Gazdak is managing director and the head of investment banking, in connection with the issuance of the initial tranche of shares of Series A Preferred Stock pursuant to the Preferred SPA.

(9)	Excludes 8,325 shares of restricted common stock which will be released on September 1, 2019.

(10)	These securities are held by certain Medalist Partners Harvest Master Fund, Ltd. and Medalist Partners Opportunity Master Fund A, L.P. (together, the “Medalist Funds”) which are managed by Medalist Partners LP (“Medalist”). Brian Herr is an employee of Medalist and/or one of its affiliates, is a partner and co-portfolio manager for each of the Medalist Funds, and is a member of our board of directors. Mr. Herr does not individually hold or otherwise beneficially own any of our securities. Each of the Medalist Funds has delegated to Medalist, and to Mr. Herr as partner and co-portfolio manager for each of the Medalist Funds, the power to vote and the power to direct the disposition of our securities held by the Medalist Funds. Mr. Herr disclaims beneficial ownership of any securities, except to the extent of his pecuniary interest therein. For further information regarding Mr. Herr’s relationship with the Medalist Funds, Medalist and their affiliates, see the description of Mr. Herr’s business experience under “Management – Non-Employee Directors.”

Includes fully vested warrants to purchase 222,222 shares of common stock at an exercise price of $3.60 per share. Excludes warrants to purchase an aggregate of 722,237 shares of common stock with an exercise price of $3.00 per share, which contain a provision prohibiting exercise to the extent that the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise (subject to increase or decrease upon prior written notice, in the case of any increase, of not less than 61 days).

(11)	Includes fully vested warrants to purchase 110,000 shares of common stock with an exercise price of $2.00 per share. Excludes (i) unvested warrants to purchase 165,000 shares of common stock at an exercise price of $2.00 per share that will vest upon the achievement of certain milestones and (ii) 400,000 Deferred Shares issued pursuant to the Deferred Shares Agreement that will vest immediately prior to a Fundamental Transaction.

(12)	Includes fully vested warrants to purchase 24,506 shares of common stock at an exercise prices ranging from $4.50 to $5.40 per share. Excludes 8,325 shares of restricted common stock which will be released on September 1, 2019.

(13)	Excludes 8,325 shares of restricted common stock which will be released on September 1, 2019.

(14)	Includes fully vested warrants to purchase 11,267 shares of common stock with exercise prices ranging from $4.50 to $5.40 per share. Excludes 58,270 shares of restricted common stock which will be released on September 1, 2019.

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DESCRIPTION OF SECURITIES

The following description of our common stock, certain provisions of our certificate of incorporation, as amended, bylaws and Delaware law are summaries. You should also refer to certificate of incorporation, as amended, and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.

General

Our certificate of incorporation, as amended, authorizes the issuance of up to 200,000,000 shares of common stock, par value $0.0001 per share, and up to 20,000,000 shares of blank check preferred stock, par value $0.0001 per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of April 18, 2019, there are an aggregate of 15,490,175 shares of common stock issued and outstanding, held by 96 stockholders of record, and an aggregate of 250,000 shares of preferred stock issued and outstanding, held by 1 stockholder of record. This number of common stock excludes (a) all warrants outstanding or issuable in connection with this offering, (b) the 464,632 shares of restricted common stock issued on January 31, 2018, which will be released on September 1, 2019, (c) 28,176 shares of restricted stock to be released to a terminated employee in five equal tranches over the next 23 months pursuant to the terms of such employee’s restricted stock agreement, and (d) 400,000 unvested Deferred Shares issued to Mr. Howse pursuant to the Deferred Shares Agreement.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the common stock entitled to vote in any election of directors will be able elect all of the directors standing for election, if they should so choose.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock will be entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. The right of holders of our common stock to receive dividends is subject to the rights of holders of Series A Preferred Stock to received dividends pursuant to the Certificate of Designations (see “Dividend Policy”).

Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding preferred stock, including, without limitation, the liquidation preference granted to holders of our Series A Preferred Stock pursuant to the Certificate of Designations.

Rights and Preferences

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate in the future, including, without limitation, the rights granted to holders of our Series A Preferred Stock pursuant to the Certificate of Designations.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of shares of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that class of preferred stock.

On April 18, 2019, we entered into a Securities Purchase Agreement, dated as of April 18, 2019, with a significant stockholder (the “Preferred SPA”), pursuant to which we issued 250,000 shares of our Series A Preferred Stock, which shares have a stated value of $4.00, grant holders the same voting rights as holders of our shares of common stock, and are convertible into shares of our common stock at price of $4.00 per share, subject to a floor price of $1.50 and to adjustment under our Certificate of Designations. See “Certain Relationships and Related Party Transactions – Significant Unitholders/Stockholders”.

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Other than the issuance of our Series A Preferred Stock pursuant to the Preferred SPA, we have no present plans to issue any additional shares of preferred stock. However, in the event that we issue additional shares of preferred stock after the date of the offering, the investors in this offering will be diluted.

Warrants

As of April 18, 2019, there were warrants outstanding for the purchase of 8,937,731 shares of common stock, of which warrants for the purchase of 8,772,731 shares of common stock were immediately exercisable, while warrants to purchase 165,000 shares of common stock remained subject to vesting.

Registration Rights

Certain investors in the Company (“Initiating Holders”) have registration rights which, upon notice from an Initiating Holder, will require the Company to file a registration statement to register the shares owned by said Initiating Holder. The Company must also provide notice to all other Initiating Holders and register the shares of any other Initiating Holder that joins such request. However, an Initiating Holder cannot submit a notice prior to the earlier of five years from the date such holder executed a Registration Rights Agreement or one hundred eighty days following the effective date of the first registration statement filed by the Company covering an underwritten offering of its securities.

In addition, holders of shares of the Series A Preferred Stock have been granted registration rights pursuant to the Preferred SPA which, upon notice from any such holder, will require the Company to file a registration statement to register such shares owned by such holder within 180 days of the Closing Date (as defined in the Preferred SPA) on which purchasers have committed to purchase an aggregate of amount of Series A Preferred Stock with an aggregate Stated Value (as defined in the Preferred SPA) equal to or exceeding $250,000. See also “Shares Eligible For Future Sale – Registration Rights”.

Anti-Takeover Provisions

Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Anti-Takeover Effects of Certain Provisions of our Bylaws

Our bylaws provide that directors may be removed by the stockholders with or without cause upon the vote of a majority of the holders of common stock then entitled to vote. Furthermore, the authorized number of directors may be changed only by resolution of the board of directors or of the stockholders, and vacancies may only be filled by a majority vote of the directors, including those who may have resigned. Except as otherwise provided in the bylaws and the certificate of incorporation, as amended, any vacancies or newly created directorships on the board of directors resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Our bylaws also provide that only our chairman of the board, chief executive officer, president or one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent of the votes at that meeting may call a special meeting of stockholders.

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The combination of these provisions makes it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

NASDAQ Listing

Our common stock is listed on NASDAQ under the symbol “WISA.”

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SHARES ELIGIBLE FOR FUTURE SALE

Our common stock is currently listed on NASDAQ under the symbol “WISA”. We cannot assure investors that there will continue to be an active public market for our common stock following this offering. We cannot predict what effect, if any, sales of our shares of common stock in the public market or the availability of shares for sale will have on the market price of our common stock. Future sales of substantial amounts of shares of common stock in the public market, including shares issued upon exercise of outstanding warrants, or the perception that such sales may occur, however, could adversely affect the market price of our common stock and also could adversely affect our future ability to raise capital through the sale of our common stock or other equity-related securities at times and prices we believe appropriate.

As of April 18, 2019, upon completion of this offering,           shares of common stock will be outstanding, (i) assuming no exercise of the underwriters’ warrants and all other outstanding warrants, and no conversion of 250,000 shares of Series A Preferred Stock, and (ii) excluding (a) 464,632 shares of restricted common stock issued on January 31, 2018, which will be released on September 1, 2019, (b) 28,176 shares of restricted stock to be released to a terminated employee in five equal tranches over the next 23 months pursuant to the terms of such employee’s restricted stock agreement, and (c) 400,000 unvested Deferred Shares issued to Mr. Howse pursuant to the Deferred Shares Agreement.

Of these shares, all of the shares of common stock sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, except for any shares held by our “affiliates,” as that term is defined under Rule 144 under the Securities Act. The remaining outstanding shares of common stock held by existing stockholders are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if the offer and sale is registered under the Securities Act or if the offer and sale of those securities qualifies for exemption from registration, including exemptions provided by Rules 144 and 701 promulgated under the Securities Act.

As a result of lock-up agreements that we intend to enter into with all of our directors, executive officers and holders of more than 10% of the outstanding equity securities and market standoff provisions described below and the provisions of Rules 144 and 701, the restricted securities will be available for sale in the public market as follows:

•	no shares will be eligible for immediate sale upon the completion of this offering; and

•	8,173,530 shares of common stock, 3,409,204 shares of common stock issuable upon exercise of warrants and 250,000 shares of common stock issuable upon conversion of the Series A Preferred Stock will be eligible for sale upon expiration of lock-up agreements and market standoff provisions described below, beginning 91 days after the date of this prospectus, subject in certain circumstances to the volume, manner of sale and other limitations under Rule 144 and Rule 701.

We may issue shares of common stock from time to time for a variety of corporate purposes, including in capital-raising activities through future public offerings or private placements, in connection with exercise of options and warrants, vesting of restricted shares and other issuances relating to our employee benefit plans and as consideration for future acquisitions, investments or other purposes. The number of shares of common stock that we may issue may be significant, depending on the events surrounding such issuances. In some cases, the shares we issue may be freely tradable without restriction or further registration under the Securities Act; in other cases, we may grant registration rights covering the shares issued in connection with these issuances, in which case the holders of the shares of common stock will have the right, under certain circumstances, to cause us to register any resale of such shares to the public.

Rule 144

Rule 144, as currently in effect, generally provides that, as we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a stockholder who is not deemed to have been one of our affiliates at any time during the preceding 90 days and who has beneficially owned the shares of our capital stock proposed to be sold for at least six months is entitled to sell such shares in reliance upon Rule 144 without complying with the volume limitation, manner of sale or notice conditions of Rule 144. If such stockholder has beneficially owned the shares of our capital stock proposed to be sold for at least one year, then such person is entitled to sell such shares in reliance upon Rule 144 without complying with any of the conditions of Rule 144.

Rule 144 also provides that a stockholder who is deemed to have been one of our affiliates at any time during the preceding 90 days and who has beneficially owned the shares of our common stock proposed to be sold for at least six months is entitled to sell such shares in reliance upon Rule 144 within any three month period beginning 90 days after the date of this prospectus a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our capital stock then outstanding, which will equal shares immediately after the completion of this offering; or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales of our capital stock made in reliance upon Rule 144 by a stockholder who is deemed to have been one of our affiliates at any time during the preceding 90 days are also subject to the current public information, manner of sale and notice conditions of Rule 144.

Rule 701

Rule 701 generally provides that, as we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a stockholder who purchased shares of our common stock pursuant to a written compensatory benefit plan or contract and who is not deemed to have been one of our affiliates at any time during the preceding 90 days may sell such shares in reliance upon Rule 144 without complying with the current public information or holding period conditions of Rule 144. Rule 701 also provides that a stockholder who purchased shares of our common stock pursuant to a written compensatory benefit plan or contract and who is deemed to have been one of our affiliates during the preceding 90 days may sell such shares under Rule 144 without complying with the holding period condition of Rule 144.

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Registration Rights

Upon the completion of this offering, the holders of      shares of our common stock, and         shares of Series A Preferred Stock, or their respective transferees, will be entitled to specified rights with respect to the registration of the offer and sale of their respective shares under the Securities Act. Registration of the offer and sale of such shares under the Securities Act would result in such shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration statement that is filed with the SEC which registers such shares. See “Description of Securities—Registration Rights” for additional information.

Form S-8 Registration Statement

We have filed a registration statement on Form S-8 under the Securities Act to register all of the shares of our common stock reserved for issuance under our LTIP. The shares of our common stock covered by such registration statement will be eligible for sale in the public market without restriction under the Securities Act immediately upon the effectiveness of such registration statement, subject to vesting restrictions, the conditions of Rule 144 applicable to affiliates, and any applicable market stand-off agreements and lock-up agreements. See the section titled “Executive Compensation — Equity Incentive Plans” for a description of our LTIP.

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MATERIAL U.S. FEDERAL INCOME TAX AND ESTATE TAX CONSIDERATIONS

FOR NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to their ownership and disposition of shares of our common stock issued pursuant to this offering. All prospective non-U.S. holders of our common stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock. In general, a non-U.S. holder means a beneficial owner of our common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service, which we refer to as the IRS, and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus.

We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, banks, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, holders who hold or receive our common stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our common stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our common stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold their common stock through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our common stock.

There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our common stock.

Distributions on Our Common Stock

Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the common stock. Any remaining excess will be treated as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in “Gain on Sale, Exchange or Other Disposition of Our Common Stock.” Any such distribution will also be subject to the discussion below under the heading “Foreign Accounts.”

Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

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Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

To claim a reduction or exemption from withholding, a non-U.S. holder of our common stock generally will be required to provide (a) a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the United States and such holder’s country of residence, or (b) a properly executed IRS Form W-8ECI stating that dividends are not subject to withholding because they are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or Other Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other disposition of shares of our common stock unless:

•	the gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the United States by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States); or

•	our common stock constitutes a U.S. real property interest because we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation.” Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. Even if we are or become a U.S. real property holding corporation, provided that our common stock is regularly traded, as defined by applicable Treasury Regulations, on an established securities market, our common stock will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). No assurance can be provided that our common stock will continue to be regularly traded on an established securities market for purposes of the rules described above.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on our common stock paid to such holder and the tax withheld, if any, with respect to such dividends. Non-U.S. holders will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. A non-U.S. holder generally will not be subject to U.S. backup withholding with respect to payments of dividends on our common stock if it certifies its non-U.S. status by providing a valid IRS Form W-8BEN or W-8BEN-E (or successor form) or W-8ECI, or otherwise establishes an exemption; provided we do not have actual knowledge or reason to know such non-U.S. holder is a U.S. person, as defined in the Code. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

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Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Accounts

The Code generally imposes a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid to a “foreign financial institution” (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules. A U.S. federal withholding tax of 30% also applies to dividends and will apply to the gross proceeds of a disposition of our common stock paid to a non-financial foreign entity (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity, or otherwise qualifies for an exemption from these rules. The withholding provisions described above currently apply to dividends paid on our common stock and will generally apply with respect to gross proceeds of a sale or other disposition of our common stock on or after January 1, 2019.

Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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UNDERWRITING

We intend to enter into an underwriting agreement (the “Underwriting Agreement”) with Alexander Capital, L.P. and Westpark Capital, Inc. (collectively, the “underwriters”). Subject to the terms and conditions of the Underwriting Agreement, the underwriters will use their best efforts to sell shares of our common stock on a best efforts basis, which means generally that the underwriters are required to use only their best efforts to sell our shares of common stock, but have no firm commitment or obligation to sell any specific amount of such shares.

Our common stock is currently listed NASDAQ under the symbol “WISA”. On April 18, 2019, the last reported sale price of our common stock on NASDAQ was $2.08. The actual public offering price per share of common stock will be determined between us and the underwriter at the time of pricing and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

The obligations of the underwriters may be terminated upon the occurrence of certain events that will be specified in the Underwriting Agreement. Furthermore, pursuant to the Underwriting Agreement, the underwriters’ obligations will be subject to customary conditions, representations and warranties that will be contained in the Underwriting Agreement, such as receipt by the underwriters of officers’ certificates and legal opinions and no occurrence of any material adverse change to our business.

The underwriters are offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions to be specified in the Underwriting Agreement. We reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts, Commissions and Expenses

The following table shows the public offering price, underwriting discounts and commissions payable to the underwriters by us pursuant to the Underwriting Agreement in connection with this offering, as well as the proceeds to us, before expenses:

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions paid to us (7.5%)	$	$
Proceeds to us, before expenses	$	$
Non-Accountable expense allowance ( %)	$	$

Pursuant to the Underwriting Agreement, we will agree to pay the underwriters a cash fee equal to 7.5% of the gross proceeds received by in this offering, and we also will agree to pay a non-accountable expense allowance to the underwriters equal to 1% of the gross proceeds received in this offering and to deliver a $20,000 advance to be applied towards non-accountable expenses. Pursuant to the Underwriting Agreement, we will agree to reimburse the underwriters for certain out-of-pocket expenses of the underwriters payable by us, in an aggregate amount not to exceed $100,000, as well as for incurred expenses. The Underwriting Agreement, however, will provide that in the event this offering is terminated, the underwriters will only be entitled to the reimbursement of out-of-pocket accountable expenses actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

Westpark Capital, Inc. will receive $25,000 from Alexander Capital, L.P. for serving as qualified independent underwriter in connection with this offering. Pursuant to FINRA Rule 5121, Alexander Capital, L.P. will not confirm sales of the securities to any account over which it exercises discretionary authority without the specific written approval of the account holder.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $                       ..

This offering will terminate on ____, 2019 (two (2) days after the date of this prospectus) (the “Initial Offering Termination Date”), which date may be extended to a date up to and including ____, 2019 (one (1) day after the Initial Offering Termination Date) (the “Offering Termination Date”), unless we sell the amount of common stock set forth in the table on the cover page of this prospectus before that date or we decide to terminate this offering prior to that date. Prior to the Initial Offering Termination Date or the Offering Termination Date, as applicable, in no event will funds be returned to you, unless we elect, at our option, to terminate the offering. In the event that we decide to extend the offering period beyond the Initial Offering Termination Date to the Offering Termination Date, we will seek reconfirmations from investors who have deposited funds into our account and all funds deposited by investors who do not reconfirm will be promptly returned without interest or offset. We have not made any arrangements to place the funds received from this offering in an escrow, trust or similar account with any third-party agent due to the costs involved. Any funds raised from the offering will be immediately available to us for our immediate use. As a result, investors in this offering are subject to the risk that creditors could attach these funds (see “Use of Proceeds”).

In compliance with Rule 15c2-4 under the Exchange Act, we and the underwriters will instruct investors to deliver all monies in the form of checks, ACH or wire transfers to the escrow agent. Upon the escrow agent’s receipt of such monies, they shall be credited to Signature. Pursuant to an escrow agreement among us, the underwriters and Signature, as escrow agent, the funds received in payment for the shares of common stock purchased in this offering will be wired to a non-interest bearing escrow account at Signature and held until Signature receives written instructions provided by us and the underwriters, indicating the date on which the shares of common stock purchased in this offering are to be delivered to the investors and the date the net proceeds are to be delivered to us. Upon Signature’s receipt of such written instructions, Signature will release the funds in accordance with such written instructions, indicating the date on which the shares of common stock purchased in this offering are to be delivered to the investors and the date the net proceeds are to be delivered to us. Unless investors instruct us otherwise, we will deliver the shares of common stock being issued to the investors electronically.

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Indemnification

Pursuant to the Underwriting Agreement, we will agree to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect thereof.

Underwriters’ Warrants

Pursuant to the Underwriting Agreement, we will agree to issue to the underwriters warrants initially exercisable for up to 3% of the aggregate number of shares of common stock sold in this offering. Such warrants are not included in the securities being sold in this offering. The shares issuable upon exercise of such warrants are identical to those offered by this prospectus. Such warrants will be exercisable at a per share price equal to 125% of the price per share in this offering. Such warrants will be exercisable at any time, and from time to time, in whole or in part, during the first and five-year periods commencing 180 days from the effective date of this offering, which period shall not extend further than five years from such date in compliance with FINRA Rule 5110(f)(2)(G)(i). Such warrants and the common stock underlying such warrants will be deemed compensation by FINRA and will therefore be subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriters (or permitted assignees under Rule 5100(g)(1)) will not sell, transfer, assign, pledge or hypothecate such warrants or the securities underlying such warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such warrants or the underlying securities for a period of 180 days from the date of effectiveness of the registration statement. The exercise price and number of shares issuable upon exercise of such warrants may be adjusted in certain circumstances, including in the event of a stock distribution, extraordinary cash distribution or our recapitalization, reorganization, merger or consolidation. Pursuant to the Underwriting Agreement, we will agree to pay the compensation described above to the underwriters, including the warrants, the cash fee and the non-accountable expense allowance, in the event that investors introduced by the underwriters, or investors whom we referred to the underwriters, invest in a public or private equity offering that we conduct within the twelve (12) month period following the expiration of the Underwriting Agreement.

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Lock-Up Agreements

In connection with this offering, we intend to agree not to (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock; (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of common stock; or (iii) file any registration statement with the SEC relating to the offering of any of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, without the prior written consent of the underwriters for a period of 90 days following the date of this prospectus, subject to an 18-day extension under certain circumstances (the “Lock-up Period”). This consent may be given at any time without public notice. These restrictions on future issuances will be subject to exceptions for (i) the issuance of shares of our common stock sold in this offering, (ii) the issuance of shares of common stock upon the exercise of outstanding warrants and the vesting of restricted stock awards, and (iii) the issuance of employee warrants to purchase common stock not exercisable during the Lock-up Period and the grant, redemption or forfeiture of restricted stock awards or restricted stock issued pursuant to our equity incentive plans.

In addition, each of our directors, executive officers, and holders of 10% or more of our issued and outstanding common stock intend to enter into a lock-up agreement with the underwriters. Under such lock-up agreements, the directors and executive officers may not, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any of shares of our common stock or securities convertible into or exchangeable for our common stock, or publicly announce any intention to do any of the foregoing, without the prior written consent of the underwriters, for a period of 90 days from the closing date of this offering, subject to an 18-day extension under certain circumstances. This consent may be given at any time without public notice. These restrictions on future dispositions by our directors and executive officers will be subject to exceptions for (i) one or more bona fide gift transfers of securities to immediate family members who agree to be bound by these restrictions and (ii) transfers of securities to one or more trusts for bona fide estate planning purposes, amongst others.

Other Relationships

Certain of the underwriters and their respective affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. However, except as disclosed in this prospectus, we have no present arrangements with the underwriters for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer for the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

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An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority, or the ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB”, pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

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●	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissã do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

67

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

This prospectus is not an approved prospectus for purposes of the UK Prospectus Rules, as implemented under the EU Prospectus Directive 2003/71/EC, and has not been approved under section 21 of the Financial Services and Markets Act 2000 (as amended)(the “FSMA”) by a person authorized under FSMA. The financial promotions contained in this prospectus are directed at, and this prospectus is only being distributed to: (1) persons who receive this prospectus outside of the United Kingdom; and (2) persons in the United Kingdom who fall within the exemptions under articles 19 (investment professionals) and 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as “Relevant Person(s)”). This prospectus must not be acted upon or relied upon by any person who is not a Relevant Person. Any investment or investment activity to which this prospectus relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person that is not a Relevant Person.

The underwriters have represented, warranted and agreed that:

●	they have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA in connection with the issue or sale of any of the shares of common stock in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

●	they have complied with and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

68

CONFLICTS OF INTEREST

Jonathan Gazdak, a member of the Company’s board of directors, is a managing director and the head of investment banking at Alexander Capital, L.P., one of the underwriters for this offering. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Such rule requires, among other things, that a “qualified independent underwriter” has participated in the preparation of, and has exercised the usual standards of “due diligence” with respect to, the registration statement. Westpark Capital, Inc. has agreed to act as qualified independent underwriter for this offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act.

Westpark Capital, Inc. will receive $25,000 from Alexander Capital, L.P. for serving as qualified independent underwriter in connection with this offering. Pursuant to FINRA Rule 5121, Alexander Capital, L.P. will not confirm sales of the securities to any account over which it exercises discretionary authority without the specific written approval of the account holder.

LEGAL MATTERS

Robinson Brog Leinwand Greene Genovese & Gluck, P.C. of New York, New York will pass upon the validity of the shares of common stock offered hereby. Alexander Capital, L.P. and Westpark Capital, Inc. are being represented by Carmel, Milazzo & DiChiara in connection with the offering.

EXPERTS

The consolidated financial statements of Summit Wireless Technologies, Inc. as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock being offered by this prospectus, which constitutes a part of the registration statement. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the shares of our common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.summitwireless.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our common stock in this offering.

69

Summit Wireless Technologies, Inc. (formerly Summit Semiconductor, Inc.) and Subsidiaries

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Summit Wireless Technologies, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Summit Wireless Technologies, Inc. (a Delaware corporation) and its subsidiaries (the “Company”) as of December 31, 2018 and 2017, the related consolidated statements of operations, comprehensive loss, preferred units/stock and members’/stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that Summit Wireless Technologies, Inc. and its subsidiaries will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s recurring losses from operations, available cash and accumulated deficit raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BPM LLP

We have served as the Company’s auditor since 2016.

San Jose, California

March 27, 2019

F-2

Summit Wireless Technologies, Inc.

Consolidated Balance Sheets

December 31, 2018 and 2017

	As of December 31,
	2018	2017
Assets
Current Assets:
Cash and cash equivalents	$3,217,555	$249,143
Accounts receivable	112,306	54,789
Inventories	1,383,429	692,884
Prepaid expenses and other current assets	428,224	203,444
Total current assets	5,141,514	1,200,260
Property and equipment, net	109,501	64,662
Intangible assets, net	61,113	94,445
Other assets	93,578	97,546
Total assets	$5,405,706	$1,456,913

Liabilities, Preferred Stock and Stockholders' Equity (Deficit)
Current Liabilities:
Accounts payable	$531,544	$1,331,936
Accrued liabilities	846,453	715,220
Accrued interest	-	1,867,103
Convertible notes payable	-	5,241,361
Total current liabilities	1,377,997	9,155,620
Derivative liability	-	20,832,000
Warrant liability	209,909	1,227,786
Total liabilities	1,587,906	31,215,406

Commitments and contingencies (Note 9)
Preferred stock, par value $0.0001; 20,000,000 shares authorized; 0 and 2,762,594 shares issued and outstanding as of December 31, 2018 and 2017 (liquidation preference of $0 and $12,432,000 as of December 31, 2018 and 2017)	-	64,734,841

Stockholders' Equity (Deficit):
Common stock, par value $0.0001; 200,000,000 shares authorized; 15,366,327 and 324,821 shares issued and outstanding as of December 31, 2018 and 2017	1,537	32
Additional paid-in capital	179,501,104	13,831,943
Accumulated other comprehensive loss	(45,007)	(41,886)
Accumulated deficit	(175,639,834)	(108,283,423)
Total stockholders' equity (deficit)	3,817,800	(94,493,334)
Total liabilities, preferred stock and stockholders' equity (deficit)	$5,405,706	$1,456,913

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Summit Wireless Technologies, Inc.

Consolidated Statements of Operations

For the years ended December 31, 2018 and 2017

	Year Ended December 31,
	2018	2017

Revenue, net	$1,373,989	$1,112,726
Cost of revenue	1,611,579	1,271,534
Gross profit	(237,590)	(158,808)

Operating Expenses:
Research and development	4,872,886	3,664,629
Sales and marketing	2,803,382	1,589,417
General and administrative	3,657,049	1,428,667
Total operating expenses	11,333,317	6,682,713
Loss from operations	(11,570,907)	(6,841,521)

Interest expense, net	(33,502,087)	(14,696,283)
Change in fair value of warrant liability	(8,051,196)	4,309,478
Change in fair value of derivative liability	(14,293,963)	(9,040,000)
Gain on extinguishment of convertible notes payable	-	621,981
Other income (expense), net	69,892	(258)
Loss before provision for income taxes	(67,348,261)	(25,646,603)
Provision for income taxes	8,150	5,610
Net loss	$(67,356,411)	$(25,652,213)

Net loss per common share - basic and diluted	$(9.96)	$(75.89)

Weighted average number of common shares used in computing net loss per common share	6,761,252	338,011

The accompanying notes are an integral part of these consolidated financial statements

F-4

Summit Wireless Technologies, Inc.

Consolidated Statements of Comprehensive Loss

For the years ended December 31, 2018 and 2017

	Year Ended December 31,
	2018	2017

Net loss	$(67,356,411)	$(25,652,213)
Other comprehensive loss, net of tax:
Foreign currency translation adjustment	(3,146)	(4,490)
Comprehensive loss	$(67,359,557)	$(25,656,703)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Summit Wireless Technologies, Inc.

Consolidated Statements of Preferred Units/Stock and Members’/Stockholders’ Equity (Deficit)

For the years ended December 31, 2018 and 2017

										Accumulated		Total
										Other		Members'/
	Preferred Units		Preferred Stock		Common Units		Common Shares		Additional	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Paid-in Capital	Loss	Deficit	Equity (Deficit)
Balance as of December 31, 2016	2,762,594	64,734,841	-	-	341,488	9,913,210	-	-	-	(37,396)	(82,631,210)	(72,755,396)
Proceeds from issuance of common units, net of issuance costs										-	-	-
Proceeds from issuance of preferred units, net of issuance costs										-	-	-
Issuance of preferred units upon conversion of notes payable										-	-	-
Conversion of common units to preferred in connection with financing										-	-	-
Repurchase of common stock	-	-	-	-	(16,667)	(25,000)		-	-	-	-	(25,000)
Compensation expense for issuance of employee warrants	-	-			-	-				-	-	-
Beneficial conversion feature upon issuance of convertible notes	-	-			-	-				-	-	-
Beneficial conversion feature upon issuance of convertible notes	-	-	-	-	-	3,581,765	-		-	-	-	3,581,765
Issuance of warrants for common units	-	-	-	-	-	362,000	-		-	-	-	362,000
Conversion from limited liability company to a C corporation	(2,762,594)	(64,734,841)	2,762,594	64,734,841	(324,821)	(13,831,975)	324,821	32	13,831,943	-	-	-
Currency translation adjustment	-	-	-	-	-	-	-	-		(4,490)	-	(4,490)
Net loss	-	-	-	-	-	-	-	-		-	(25,652,213)	(25,652,213)
Balance as of December 31, 2017	-	-	2,762,594	64,734,841	-	-	324,821	32	13,831,943	(41,886)	(108,283,423)	(94,493,334)
Issuance of common stock to note holder for extension of maturity date	-	-	-	-	-	-	327	-	491	-	-	491
Beneficial conversion feature upon issuance of convertible notes payable	-	-	-	-	-	-	-	-	1,918,125	-	-	1,918,125
Issuance of warrants	-	-	-	-	-	-	-	-	3,638,220	-	-	3,638,220
Reclassification of warrants	-	-	-	-	-	-	-	-	9,310,073	-	-	9,310,073
Proceeds from issuance of common stock, net	-	-	-	-	-	-	2,400,000	240	10,272,439	-	-	10,272,679
Conversion of preferred stock to common stock	-	-	(2,762,594)	(64,734,841)	-	-	2,762,594	276	64,734,565	-	-	64,734,841
Issuance of common stock upon conversion of convertible notes payable and accrued interest	-	-	-	-	-	-	9,527,144	953	30,449,186	-	-	30,450,139
Beneficial conversion feature upon conversion of convertible notes payable	-	-	-	-	-	-	-	-	43,012,088	-	-	43,012,088
Vesting of restricted common stock	-	-	-	-	-	-	257,281	26	(498,927)	-	-	(498,901)
Issuance of common stock for vendor services	-	-	-	-	-	-	94,160	10	437,507	-	-	437,517
Issuance of warrants for vendor services	-	-	-	-	-	-	-	-	239,000	-	-	239,000
Stock compensation expense	-	-	-	-	-	-	-	-	2,156,394	-	-	2,156,394
Currency translation adjustment	-	-	-	-	-	-	-	-	-	(3,121)	-	(3,121)
Net loss	-	-	-	-	-	-	-	-	-	-	(67,356,411)	(67,356,411)
Balance as of December 31, 2018	-	$-	-	$-	-	$-	15,366,327	$1,537	$179,501,104	$(45,007)	$(175,639,834)	$3,817,800

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Summit Wireless Technologies, Inc.

Consolidated Statements of Cash Flows

For the years ended December 31, 2018 and 2017

	Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(67,356,411)	$(25,652,213)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	41,954	59,623
Stock-based compensation	2,832,911	-
Amortization of intangible asset	33,332	5,555
Amortization of debt discounts	27,183,563	11,159,330
Change in fair value of warrant liability	8,051,196	(4,309,478)
Change in fair value of derivative liability	14,293,963	9,040,000
Gain on extinguishment of convertible notes payable	-	(621,981)
Compensation expense for issuance of consultant warrants	241,000	-
Changes in operating assets and liabilities:
Accounts receivable	(57,517)	(47,700)
Inventories	(690,545)	(384,648)
Prepaid expenses and other assets	(220,812)	(101,927)
Accounts payable	(752,349)	295,190
Accrued liabilities	131,233	(1,376,132)
Accrued interest	6,316,332	1,545,890
Net cash used in operating activities	(9,952,150)	(10,388,491)

Cash flows from investing activities:
Acquisition of intangible asset	-	(100,000)
Purchases of property and equipment	(86,793)	(66,021)
Net cash used in investing activities	(86,793)	(166,021)

Cash flows from financing activities:
Proceeds from issuance of common stock	10,272,679	-
Proceeds from issuance of promissory notes, net of issuance costs	2,002,000	-
Proceeds from issuance of convertible notes payable, net of issuance costs	1,434,698	15,808,383
Repayment of convertible notes payable	(200,000)	(5,067,500)
Taxes paid related to net share settlements of equity awards	(498,901)	-
Repurchase of common stock	-	(25,000)

Net cash provided by financing activities	13,010,476	10,715,883
Effect of exchange rate changes on cash and cash equivalents	(3,121)	(4,490)
Net increase in cash and cash equivalents	2,968,412	156,881
Cash and cash equivalents as of beginning of year	249,143	92,262
Cash and cash equivalents as of end of year	$3,217,555	$249,143
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$8,150	$2,950

Noncash Investing and Financing Activities:
Issuance of warrants in connection with convertible notes payable	$2,048,125	$4,279,977
Issuance of warrant in connection with settlement agreement with Series E holders	$1,590,095	$-
Issuance of warrants in connection in initial public offering	$169,000	$-
Beneficial conversion feature of convertible notes payable	$1,918,125	$3,581,765
Issuance of convertible notes payable upon amendment of promissory notes	$-	$150,000
Issuance of convertible notes in lieu of employee expense payments	$50,000	$-
Reduction of convertible notes payable by shipment of inventories	$-	$277,725
Conversion of accrued interest to accounts payable	$1,957	$14,047
Conversion of interest to convertible notes payable as principal	$10,183	$27,496
Issuance of convertible notes payable in lieu of vendor expense payment	$-	$12,000
Reclassification of promissory notes to convertible notes payable	$2,250,000	$-
Fair value of derivative liability in connection with issuance of notes payable	$7,886,125	$13,058,000
Conversion of preferred stock to common stock upon initial public offering	$64,734,841	$-
Conversion of convertible notes and accrued interest to common stock upon initial public offering	$30,450,139	$-
Reclassification of derivative liability to equity upon initial public offering	$43,012,088	$-
Reclassification of warrant liability to stockholders' equity	$9,310,073	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-7

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

1.	Business and Viability of Operations

Summit Wireless Technologies, Inc. (f/k/a Summit Semiconductor, Inc.) (also referred to herein as “we”, “us”, “our”, or the “Company”) was originally formed as a limited liability company in Delaware on July 23, 2010. The Company develops wireless audio integrated circuits for home entertainment and professional audio markets. On December 31, 2017, the Company converted from a Delaware limited liability company to a Delaware corporation (the “Conversion”). Prior to the Conversion, the Company had been taxed as a partnership for federal and state income tax purposes, such that the Company’s taxable income was reported by its members in their respective tax returns. Following the Conversion, the Company will be taxed as a corporation. In connection with the Conversion, the Company’s Board of Directors approved a 15-for-1 reverse split of the Company’s units into stock. All unit and stock data in this report have been retroactively adjusted to reflect the split. In connection with the Conversion, the Company authorized 20,000,000 shares of preferred stock and 200,000,000 shares of common stock and issued 324,821 shares of common stock to such investors previously holding 4,872,221 common membership interests and 2,762,594 shares of convertible preferred stock to such investors previously holding 41,438,818 preferred membership interests. Such shares of common stock and preferred stock were fully paid, nonassessable shares of stock of the Company.

On July 26, 2018, the Company closed its initial public offering (“IPO”). The Company’s registration statement on Form S-1 (File No. 333-224267) relating to the IPO was declared effective by the Securities and Exchange Commission (“SEC”) on July 25, 2018. The shares of common stock began trading on The NASDAQ Capital Market under the ticker symbol “WISA” on July 27, 2018. Under the offering, the Company issued 2,400,000 shares of common stock at an offering price of $5.00 per share, raising gross proceeds of $12,000,000. In aggregate, the shares issued in the offering generated approximately $10,273,000 in net proceeds, which amount is net of $900,000 in underwriters’ discounts and commissions, $220,000 in underwriters’ accountable and non-accountable expenses and legal, accounting and other estimated offering costs of $607,000. Upon the closing of the IPO, (i) all shares of preferred stock then outstanding were automatically converted into 2,762,594 shares of common stock and (ii) all convertible notes payable along with accrued interest were automatically converted in to 9,527,144 shares of common stock, except for $200,000 of such notes which were repaid in cash immediately following the offering.

Liquidity and management plans

The consolidated financial statements of the Company have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. The Company has incurred net operating losses each year since inception. As of December 31, 2018, the Company had cash and cash equivalents of $3.2 million, an accumulated deficit of approximately $175.6 million and has not generated positive cash flows from operations. The Company expects operating losses to continue in the foreseeable future because of additional costs and expenses related to research and development activities, plans to expand its product portfolio, and increase its market share. The Company’s ability to transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support its cost structure. Based on current operating levels, the Company will need to raise additional funds by selling additional equity or incurring debt. To date, the Company has not generated significant revenues and has funded its operations primarily through sales of its common stock in conjunction with the Company’s IPO in July 2018, sales of common and preferred units prior to its IPO and proceeds from convertible notes. Additionally, future capital requirements will depend on many factors, including the rate of revenue growth, the selling price of the Company’s products, the expansion of sales and marketing activities, the timing and extent of spending on research and development efforts and the continuing market acceptance of the Company’s products. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

F-8

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

2.	Summary of Significant Accounting Policies

Management of the Company intends to raise additional funds through the issuance of equity securities or debt. There can be no assurance that, in the event the Company requires additional financing, such financing will be available at terms acceptable to the Company, if at all. Failure to generate sufficient cash flows from operations, raise additional capital and reduce discretionary spending could have a material adverse effect on the Company’s ability to achieve its intended business objectives. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position, results of operations and cash flows for the periods presented. The consolidated financial statements reflect the accounts of Summit Wireless Technologies, Inc. and its wholly-owned subsidiaries, Summit Semiconductor K.K., a Japanese corporation, and WiSA, LLC, a Delaware limited liability company.

Deferred Offering Costs

Deferred offering costs, consisting of legal, accounting, filing and other fees related to the IPO were capitalized during our IPO process. During the year ended December 31, 2018, $607,000 in deferred offering costs were reclassified to additional paid-in capital upon the effectiveness of the IPO. As of December 31, 2017, $54,000 of deferred offering costs were capitalized and included in other assets on the consolidated balance sheet.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Concentration of Credit Risk and Other Risks and Uncertainties

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited in demand and money market accounts at one financial institution. At times, such deposits may be in excess of insured limits. The Company has not experienced any losses on its deposits of cash and cash equivalents.

The Company’s accounts receivable are derived from revenue earned from customers located throughout the world. The Company performs credit evaluations of its customers’ financial condition and sometimes requires full or partial payment in advance of shipping. As of December 31, 2018, the Company had two customers accounting for 47% and 42% of accounts receivable. As of December 31, 2017, the Company had two customers accounting for 74% and 12% of accounts receivable. The Company had two customers accounting for 55% and 37% of its net revenue for the year ended December 31, 2018. The Company had two customers accounting for 61% and 25% of its net revenue for the year ended December 31, 2017.

F-9

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

2.	Summary of Significant Accounting Policies, continued

The Company’s future results of operations involve a number of risks and uncertainties. Factors that could affect the Company’s future operating results and cause actual results to vary materially from expectations include, but are not limited to, rapid technological change, continued acceptance of the Company’s products, competition from substitute products and larger companies, protection of proprietary technology, strategic relationships and dependence on key individuals.

The Company relies on sole-source suppliers to manufacture some of the components used in its product. The Company’s manufacturers and suppliers may encounter problems during manufacturing due to a variety of reasons, any of which could delay or impede their ability to meet demand. The Company is heavily dependent on a single contractor in China for assembly and testing of its products.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoice amount and are generally not interest bearing. The Company reviews its trade receivables aging to identify specific customers with known disputes or collection issues. The Company exercises judgment when determining the adequacy of these reserves as it evaluates historical bad debt trends and changes to customers’ financial conditions. Uncollectible receivables are recorded as bad debt expense when all efforts to collect have been exhausted and recoveries are recognized when they are received. As of December 31, 2018 and 2017, there was no allowance for doubtful accounts.

Fair Value of Financial Instruments

Carrying amounts of certain of the Company’s financial instruments and investments, including cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable and accrued liabilities approximate fair value due to their relatively short maturities.

Inventories

Inventories, principally purchased components, are stated at the lower of cost or net realizable value. Cost is determined using an average cost, which approximates actual cost on a first-in, first-out basis. Inventory in excess of salable amounts and inventory which is considered obsolete based upon changes in existing technology is written off. At the point of loss recognition, a new lower cost basis for that inventory is established and subsequent changes in facts and circumstances do not result in the restoration or increase in the new cost basis.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is computed using the straight-line method over their estimated useful lives of two to five years. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life or term of the lease. Upon retirement or sale, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in operations. Maintenance and repairs are charged to operations as incurred.

F-10

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

2.	Summary of Significant Accounting Policies, continued

Intangible Assets

Intangible assets as of December 31, 2018 and 2017 consisted of trademarks and are presented at cost, net of accumulated amortization. The intangible assets are amortized using the straight-line method over their estimated useful lives of three years, which approximates the economic benefit. If our underlying assumptions regarding the estimated useful life of an intangible asset change, then the amortization period, amortization expense and the carrying value for such asset would be adjusted accordingly. During fiscal 2018 and 2017, no changes were made to the estimated useful life of intangible assets.

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for indicators of possible impairment by comparison of the carrying amounts to future net undiscounted cash flows expected to be generated by such assets when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Should an impairment exist, the impairment loss would be measured based on the excess carrying value of the asset over the asset’s fair value or discounted estimates of future cash flows. The Company has not identified any such impairment losses to date.

Convertible Financial Instruments

The Company bifurcates conversion options and warrants from their host instruments and accounts for them as freestanding derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable U.S. GAAP.

When the Company has determined that the embedded conversion options and warrants should be bifurcated from their host instruments, discounts are recorded for the intrinsic value of conversion options embedded in the instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the instrument.

Debt discounts under these arrangements are amortized to interest expense using the interest method over the earlier of the term of the related debt or their earliest date of redemption.

Warrants for Common Shares and Derivative Financial Instruments

Warrants for common shares and other derivative financial instruments are classified as equity if the contracts (1) require physical settlement or net-share settlement or (2) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). Contracts which (1) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (3) that contain reset provisions that do not qualify for the scope exception are classified as equity or liabilities. The Company assesses classification of its warrants for common shares and other derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

F-11

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

2.	Summary of Significant Accounting Policies, continued

The issuance of the convertible notes payable generated a beneficial conversion feature (“BCF”), which arises when a debt or equity security is issued with an embedded conversion option that is beneficial to the investor or in the money at inception because the conversion option has an effective strike price that is less than the market price of the underlying stock at the commitment date. The Company recognized the BCF by allocating the intrinsic value of the conversion option, which is the number of shares of common stock available upon conversion multiplied by the difference between the effective conversion price per share and the fair value of common stock per share on the commitment date, to common shares, resulting in a discount on the convertible debt.

Product Warranty

The Company’s products are generally subject to a one year warranty, which provides for the repair, rework, or replacement of products (at the Company’s option) that fail to perform within the stated specification. The Company has assessed its historical claims and, to date, product warranty claims have not been significant. The Company will continue to assess if there should be a warranty accrual going forward.

Revenue Recognition

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. Sales of products with alternative use account for the majority of our revenue and are recognized at a point in time.

Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by us from a customer and deposited with the relevant government authority, are excluded from revenue. Our revenue arrangements do not contain significant financing components.

Sales to certain distributors are made under arrangements which provide the distributors with price adjustments, price protection, stock rotation and other allowances under certain circumstances. The Company does not provide its customers with a contractual right of return. However, the Company accepts limited returns on a case-by-case basis. These returns, adjustments and other allowances are accounted for as variable consideration. We estimate these amounts based on the expected amount to be provided to customers and reduce revenue recognized. We believe that there will not be significant changes to our estimates of variable consideration.

If a customer pays consideration, or the Company has a right to an amount of consideration that is unconditional before we transfer a good or service to the customer, those amounts are classified as deferred income/ advances received from customers which are included in other current liabilities when the payment is made or it is due, whichever is earlier.

Research and Development

Research and development costs are charged to operations as incurred.

Advertising Costs

Advertising costs are charged to sales and marketing expenses as incurred. Advertising costs for the years ended December 31, 2018 and 2017 were not material.

F-12

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

2.	Summary of Significant Accounting Policies, continued

Comprehensive Loss

Comprehensive loss includes all changes within stockholders’ equity (deficit) that are not the result of transactions with stockholders. Accumulated other comprehensive loss includes the foreign currency translation adjustments arising from the consolidation of the Company’s foreign subsidiary.

Foreign Currency

The financial position and results of operations of the Company’s foreign operations are measured using currencies other than the U.S. dollar as their functional currencies. Accordingly, for these operations all assets and liabilities are translated into U.S. dollars at the current exchange rates as of the respective balance sheet date. Expense items are translated using the weighted average exchange rates prevailing during the period. Cumulative gains and losses from the translation of these operations’ financial statements are reported as a separate component of stockholders’ equity (deficit), while foreign currency transaction gains or losses, resulting from remeasuring local currency to the U.S. dollar are recorded in the consolidated statements of operations in other income (expense), net and were not material for the years ended December 31, 2018 and 2017.

Net Loss per Common Share

Basic net loss per common share is calculated by dividing the net loss by the weighted average number of common shares outstanding during the period, without consideration for potentially dilutive securities. Diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares and potentially dilutive common share equivalents outstanding for the period determined using the treasury-stock and if-converted methods. For purposes of the diluted net loss per common share calculation, preferred stock, warrants for common stock, restricted stock units and shares issuable upon the conversion of convertible notes payable are considered to be potentially dilutive securities.

For the years ended December 31, 2018, warrants to purchase 8,641,813 shares of common stock, and 964,505 shares of restricted stock have been excluded from the calculation of net loss per common share because the inclusion would be antidilutive.  For the years ended December 31, 2017, warrants to purchase 5,555,577 shares of common stock and 2,762,594 shares of preferred stock have been excluded from the calculation of net loss per common share because the inclusion would be antidilutive.  In addition, shares issuable upon the conversion of convertible notes payable have been excluded from the calculation of net loss per common share for all periods presented because the inclusion would be antidilutive.

Income Taxes

Prior to December 31, 2017, the Company was taxed as a partnership for federal and state income tax purposes. As such, partners were taxed on their share of earnings and deductions of the Company, regardless of the amount of distributions received. Generally, the Company was not subject to federal income tax but was subject to California minimum tax. Effective December 31, 2017, the Company converted from a Limited Liability Company to a C Corporation and is subject to federal and state taxes at the applicable C Corporation rates which were 34.0% and 7.72%, respectively, at that date.

F-13

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

2.	Summary of Significant Accounting Policies, continued

Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is “more-likely-than-not” that some portion or all of the deferred tax assets will not be realized. The Company has recognized valuation allowances against its deferred tax assets as of December 31, 2018. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

On December 22, 2017, H.R. 1, the Tax Cuts and Jobs Act, was signed into law reducing the federal C Corporation rate to 21.0% effective January 1, 2018. Deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the reported amount of assets and liabilities and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company uses a comprehensive model for recognizing, measuring, presenting, and disclosing in the consolidated financial statements tax positions taken or expected to be taken on a tax return. A tax position is recognized as a benefit only if it is ’‘“more-likely-than-not”’’ that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more-likely-than-not” test, no tax benefit is recorded. The Company recognizes interest accrued and penalties related to unrecognized tax benefits in tax expense. During the years ended December 31, 2018 and 2017, the Company recognized no interest and penalties.

Recently Issued and Adopted Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) on revenue from contracts with customers, ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”). This standard update outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The guidance is effective for annual reporting periods including interim reporting reports beginning after December 15, 2017. Collectively, we refer to Topic 606, its related amendments and Subtopic 340-40 as the “new standard”.

On January 1, 2018, we adopted the new standard using the modified retrospective method applied to all contracts that are not completed contracts at the date of initial application (i.e., January 1, 2018). Results for reporting periods after January 1, 2018 are presented under the new standard, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting. There was no impact on the opening accumulated deficit as of January 1, 2018 due to the adoption of the new standard.

In May 2017, the FASB issued ASU No. 2017-09, “Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting” which is applied to any company that changes the terms or conditions of a share-based award, considered a modification. Modification accounting would be applied unless certain conditions were met related to the fair value of the award, the vesting conditions and the classification of the modified award. This Update is effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. There was no impact on the consolidated financial statements as of January 1, 2018 due to the adoption of the new standard.

F-14

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

2.	Summary of Significant Accounting Policies, continued

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows, Classification of Certain Cash Receipts and Cash Payments (Topic 230)”. This guidance addresses specific cash flow issues with the objective of reducing the diversity in practice for the treatment of these issues. The areas identified include: debt prepayment or debt extinguishment costs; settlement of zero-coupon debt instruments; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate-owned life insurance policies; distributions received from equity method investees; beneficial interests in securitization transactions and application of the predominance principle with respect to separately identifiable cash flows. This guidance is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. There was no impact on the consolidated financial statements as of January 1, 2018 due to the adoption of the new standard.

In August 2016, the FASB issued ASU No. 2016-18, “Statement of Cash Flows, Restricted Cash (Topic 230)”. This guidance requires that a statement of cash flows explain the total change during the period of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Amounts described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning of period and end of period to total amounts shown on the statement of cash flows. This guidance is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. There was no impact on the consolidated financial statements as of January 1, 2018 due to the adoption of the new standard.

Recently Issued and Not Yet Adopted Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases”. The objective of the update is to increase transparency and comparability among organizations by recognizing lease assets and liabilities on the balance sheet for leases with a lease term of more than 12 months. In addition, the update will require additional disclosures regarding key information about leasing arrangements. Under existing guidance, operating leases are not recorded as lease assets and lease liabilities on the balance sheet. The update will be effective for fiscal years after December 15, 2019, with early adoption permitted. The Company does not expect the adoption of this standard to significantly impact the consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement”. As part of the FASB's disclosure framework project, it has eliminated, amended and added disclosure requirements for fair value measurements. Entities will no longer be required to disclose the amount of, and reasons for, transfers between Level 1 and Level 2 of the fair value hierarchy, the policy of timing of transfers between levels of the fair value hierarchy and the valuation processes for Level 3 fair value measurements. Public companies will be required to disclose the range and weighted average used to develop significant unobservable inputs for Level 3 fair value measurements. This ASU is effective for public entities for annual and interim periods beginning after December 15, 2019. Early adoption is permitted as of the beginning of any interim or annual reporting period. We expect this ASU will have an impact on the Company's disclosures.

F-15

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

2.	Summary of Significant Accounting Policies, continued

In June 2018, FASB issued ASU No. 2018-07, “Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting”. ASU 2018-07 applies to all entities that enter into share-based payment transactions for acquiring goods and services from nonemployees. The amendments in ASU 2018-07 expand the scope of Topic 718, Compensation - Stock Compensation, to include share-based payments transactions to nonemployees. Changes to the accounting for nonemployee awards as a result of ASU 2018-07 include: 1) equity-classified nonemployee share-based payment awards are measured at the grant date, instead of the previous requirement to remeasure the awards through the performance completion date, 2) for awards with performance conditions, compensation cost is recognized when the achievement of the performance condition is probable, rather than upon achievement, and 3) the current requirement to reassess the classification (equity or liability) for nonemployee awards upon vesting is eliminated. ASU 2018-07 clarifies that Topic 718 does not apply to financing transactions or awards granted to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers. The amendments in ASU 2018-07 are effective for public business entities for fiscal years beginning after December 15, 2018, and interim periods within that fiscal year. An entity should only remeasure liability-classified awards that have not been settled by the date of adoption and equity-classified awards for which the measurement date has not been established through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The Company does not expect the adoption of this standard to significantly impact the consolidated financial statements.

We have reviewed other recent accounting pronouncements and concluded they are either not applicable to the business, or no material effect is expected on the consolidated financial statements as a result of future adoption.

3.	Balance Sheet Components

Inventories:

	December 31,	December 31,
	2018	2017

Raw materials	$-	$3,729
Work in progress	191,112	141,302
Finished goods	1,192,317	547,853

Total inventories	$1,383,429	$692,884

F-16

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

3.	Balance Sheet Components, continued

Property and equipment, net:

	December 31,	December 31,
	2018	2017

Machinery and equipment	$745,315	$768,168
Tooling	7,301	22,900
Computer software	88,632	91,631
Furniture and fixtures	15,001	15,000
Leasehold improvements	11,239	11,238
	867,488	908,937
Less: Accumulated depreciation and amortization	(757,987)	(844,275)

Property and equipment, net	$109,501	$64,662

Depreciation and amortization expense for the years ended December 31, 2018 and 2017 was $41,954 and $59,623, respectively.

Accrued liabilities:

	December 31,	December 31,
	2018	2017

Accrued vacation	$238,280	$197,976
Accrued compensation	17,235	27,058
Accrued bonus	158,408	227,194
Customer advances	185,508	45,315
Accrued other	247,022	217,677

Total accrued liabilities	$846,453	$715,220

F-17

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

4.	Promissory Notes

In connection with the acquisition of the Focus Enhancements, Inc. assets in July 2010, the Company assumed an asset purchase agreement with Hallo Development Co, LLC (“Hallo”). In October 2010, the Hallo agreement was amended to require the Company to pay royalties to Hallo at specified rates based on annual net sales derived from the Company’s purchased technology over a period of three years with a minimum royalty of $900,000. Initial shipments commenced in 2011 and after three years, cumulative royalties due Hallo were $900,000. In April 2014, the Hallo agreement was amended, converting the outstanding balance of $357,500, to an unsecured promissory note (“Hallo Note”), bearing interest at 18.0% per year with an initial maturity date of December 31, 2015, that was later extended. In December 2016, following a principal reduction payment of $37,500, the Hallo Note was amended as follows: (i) the maturity date was changed to “five days following an IPO”, (ii) following a debt or equity financing in excess of $4,000,000, the Company would make a principal reduction payment of $12,500, (iii) on the maturity date, the Company would make a principal reduction payment of $95,000, and (iv) the remaining unpaid principal and accrued interest, after the payments described in (ii) and (iii) above, shall automatically convert to shares in connection with an initial public offering, at a conversion price equal to the average of the highest and the lowest price of the related stock that the Company sold on the maturity date. As a result of such amendment, the Hallo Note was reclassified to convertible notes payable as of December 31, 2016. As of February 28, 2018, the Hallo note holders agreed to amend the conversion price language in their respective convertible notes to be the lower of (i) $4.50 or (ii) the initial price of the Company’s common stock sold pursuant to an IPO and to extend the maturity date to June 30, 2018. The Company recognized interest expense of $23,666 and $30,100 for the years ended December 31, 2018 and 2017, respectively. The Company made principal reduction payments under the Hallo Note of $100,000 and $13,750 for the years ended December 31, 2018 and 2017, respectively. As of December 31, 2017, $218,750 of principal was due under the Hallo Note and such amount was classified under convertible notes payable. On July 25, 2018, the outstanding convertible note automatically converted into 56,723 shares of common stock in connection with the Company’s IPO.

On January 5, 2015, we entered into a Loan and Securities Agreement and a separate Secured Promissory Note with the principal face value of $500,000 (the “January 2015 Note”). The personal property, fixtures and intellectual property and products of the Company serve as the collateral for the borrowing. The initial interest rate was 15.0% per year with an initial maturity date of July 5, 2015, that was later extended. In February 2016, following a principal reduction payment of $225,000, the maturity date was extended to September 1, 2017, and the interest rate was adjusted to 10.0% per year. In December 2016, following a principal reduction payment of $23,414, the January 2015 Note was amended as follows: (i) the maturity date was changed to “five days following an IPO”, (ii) following a debt or equity financing in excess of $4,000,000 prior to an IPO, the Company would make a principal reduction payment of $12,500, (iii) on the maturity date, the Company would make a principal reduction payment of $95,000, and (iv) the remaining unpaid principal and accrued interest, after the payments described in (ii) and (iii) above, shall automatically convert to shares in connection with the IPO, at a conversion price equal to the average of the highest and the lowest price of the related stock that the Company sold on the maturity date. As a result of such amendment, the January 2015 Note was reclassified to convertible notes payable as of December 31, 2016. As of February 28, 2018, the January 2015 Note holders agreed to amend the conversion price language in their respective convertible notes to be the lower of (i) $4.50 or (ii) the initial price of the Company’s common stock sold pursuant to an IPO and to extend the maturity date to June 30, 2018. The Company recognized interest expense of $10,518 and $18,831 for the years ended December 31, 2018 and 2017, respectively. The Company made principal reduction payments under the January 2015 Note of $100,000 and $13,750 for the years ended December 31, 2018 and 2017, respectively. As of December 31, 2017, $265,331 was due under the January 2015 Note and such amount was classified under convertible notes payable. On July 25, 2018, the outstanding convertible note automatically converted into 39,653 shares of common stock in connection with the Company’s IPO.

F-18

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

4.	Promissory Notes, continued

On April 4, 2015, we entered into a Loan and Securities Agreement and a separate Secured Promissory Note with the principal face value of $450,000 (the “April 2015 Note”). The proceeds from April 2015 Note were used to repay the $450,000 loan outstanding with a bank. The personal property, fixtures and intellectual property and products of the Company serve as the collateral for the borrowing. Interest accrues at a rate 5.0% per year during the first twelve months and increases to 10.0% per year through maturity. All principal and related accrued interest outstanding are due and payable at the maturity date, which was originally January 31, 2017. In November 2016, the April 2015 Note was amended to (i) change the maturity date to September 1, 2017 and (ii) provide that if the Company completes an underwritten public offering of its common shares or consummates a change of control, then the aggregate outstanding principal and related accrued interest will automatically convert into the number of common shares equal to the quotient obtained by dividing the aggregate principal and accrued interest by the conversion price. The conversion price is the lesser of $4.50 or the highest price per common share sold in the IPO or paid by a buyer upon a change in control multiplied by 75%. As a result of such amendment, the April 2015 Note was reclassified to convertible notes payable. As of February 28, 2018, the April 2015 Note holder agreed to extend the maturity date to June 30, 2018. The Company recognized interest expense of $25,397 and $33,658 for the years ended December 31, 2018 and 2017, respectively. As of December 31, 2017, $450,000 was due under the April 2015 Note and such amount was classified under convertible notes payable. On July 25, 2018, the outstanding convertible note automatically converted into 155,373 shares of common stock in connection with the Company’s IPO.

On September 18, 2015, we entered into a Loan and Securities Agreement and a separate Secured Promissory Note with the principal face value of $200,000 (the “September 2015 Note”). The personal property, fixtures and intellectual property and products of the Company serve as the collateral for the borrowing. Interest accrues at a rate 10.0% per year through maturity. All principal and related accrued interest outstanding are due and payable at the maturity date, which was originally January 31, 2017. In November 2016, the September 2015 Note was amended to (i) change the maturity date to September 1, 2017 and (ii) provide that if the Company completes an underwritten public offering of its common shares or consummates a change of control, then the aggregate outstanding principal and related accrued interest will automatically convert in to the number of common shares equal to the quotient obtained by dividing the aggregate principal and accrued interest by the conversion price. The conversion price is the lesser of $4.50 or the highest price per common share sold in the IPO or paid by a buyer upon a change in control multiplied by 75%. As a result of such amendment, the September 2015 Note was reclassified to convertible notes payable. As of February 28, 2018, the September 2015 Note holder agreed to extend the maturity date to June 30, 2018. The Company recognized interest expense of $11,137 and $14,959 for the years ended December 31, 2018 and 2017, respectively. As of December 31, 2017, $200,000 was due under the September 2015 Note and such amount was classified under convertible notes payable. On July 25, 2018, the outstanding convertible note automatically converted into 68,544 shares of common stock in connection with the Company’s IPO.

F-19

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

4.	Promissory Notes, continued

In connection with the sale of product on December 22, 2015, we entered into a Loan and Securities Agreement and a separate Secured Promissory Note with the principal face value of $353,475 (the “December 2015 Note”). The principal amount represented as advance on the product sale. The personal property, fixtures and intellectual property and products of the Company served as the collateral for the borrowing (see Note 5 – Series E Convertible Note Payable for subsequent release of collateral). Interest accrues at a rate 12.0% per year through maturity. All principal and related accrued interest outstanding are due and payable at the maturity date, which was originally September 22, 2016, that was later extended. In December 2016, the December 2015 Note was amended to (i) change the maturity date to September 1, 2017 and (ii) provide that if the Company completes an underwritten public offering of its common shares or consummates a change of control, then the aggregate outstanding principal and related accrued interest will automatically convert in to the number of common shares equal to the quotient obtained by dividing the aggregate principal and accrued interest by the conversion price. The conversion price is the lesser of $4.50 or the highest price per common share sold in an initial public offering or paid by a buyer upon a change in control multiplied by 75%. As a result of such amendment, the December 2015 Note was reclassified to convertible notes payable. The Company recognized interest expense of $5,511 for the year ended December 31, 2017, respectively. In 2016 and 2017, the Company shipped finished inventory valued at $75,750 and $277,725, respectively, to the lender which agreed that such shipment shall be considered a principal reduction payment. As of December 31, 2017, the December 2015 Note had a zero principal balance as the Company had fulfilled its obligation to ship product to the lender. On July 25, 2018, the outstanding accrued interest of $42,357 automatically converted into 11,295 shares of common stock in connection with the Company’s IPO.

During February 2016, we entered into five different Loan and Securities Agreements and separate Secured Promissory Notes with a total principal face value of $250,000 (the “Five February 2016 Notes”). The personal property, fixtures and intellectual property and products of the Company serve as the collateral for the borrowings. Interest accrues at a rate 10.0% per year through maturity. All principal and related accrued interest outstanding are due and payable at the maturity date, which was originally February 1, 2017, that was later extended. In December 2016, two of the Five February 2016 Notes were terminated and extinguished and the lenders agreed that the $100,000 aggregate principal balance of the loans and the $8,863 aggregate accrued interest would be used to fund their participation in the Series D convertible notes. In May 2017, the three remaining holders of the Five February 2016 Notes agreed to amend their notes to include a provision that if the Company completes an underwritten public offering of its common shares or consummates a change of control, then the aggregate outstanding principal and related accrued interest will automatically convert in to the number of common shares equal to the quotient obtained by dividing the aggregate principal and accrued interest by the conversion price. The conversion price is the lesser of $4.50 or the highest price per common share sold in the IPO or paid by a buyer upon a change in control multiplied by 75%. As a result of such amendment, the three remaining Five February 2016 Notes were reclassified to convertible notes payable. Effective February 28, 2018, the February 2016 Note holders agreed to extend the maturity date to June 30, 2018. The Company recognized interest expense of $8,425 and $11,219 for the years ended December 31, 2018 and 2017, respectively. As of December 31, 2017, $150,000 was due to the remaining holders of the Five February 2016 Notes and such amount was classified under convertible notes payable. On July 25, 2018, the outstanding convertible notes automatically converted into 49,815 shares of common stock in connection with the Company’s IPO.

In connection with the Five February 2016 Notes, the Company issued warrants to purchase common shares of 111,112 (see Note 6 – Fair Value Measurements for fair value computation). The sum of the fair value of the warrants was recorded as a debt discount to be amortized over the respective terms of the various notes. The debt discounts are amortized to interest expense using the effective interest method. During the years ended December 31, 2018 and 2017, the Company recognized $0 and $29,000, respectively, from the amortization of the debt discount.

F-20

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

5.	Convertible Notes Payable

As of July 25, 2018, the convertible notes payable and related accrued interest were converted in to 9,527,144 shares of common stock in connection with the Company’s initial public offering. No convertible notes payable were outstanding as of December 31, 2018. The balance of the convertible notes payable as of December 31, 2017 is as follows:

		Carrying Value	Accrued Interest
	Company	as of	as of	Principal Value
	Proceeds	December 31, 2017	December 31, 2017	as of Maturity
Series C Convertible notes payable	$2,880,000	$25,000	$4,412	$29,412
Series D Convertible notes payable	4,716,992	8,039,580	1,357,412	$9,458,330
Series F Convertible notes payable	9,000,000	9,000,000	112,192	$9,000,000
Various individual convertible notes payable	1,584,082	1,584,082	393,087	$1,584,082
Total	$18,181,074	18,648,662	1,867,103	$20,071,824
Less: Debt discount		(1,971,997)	-
Less: Embedded conversion features		(10,831,000)	-
Less: Beneficial conversion features		(604,304)	-

Balance as of December 31, 2017		$5,241,361	$1,867,103

On February 12, 2016, we entered into a Loan and Securities Agreement and a separate Secured Promissory Note with the principal face value of $300,000 (the “February 2016 Note”). The personal property, fixtures and intellectual property and products of the Company serve as the collateral for the borrowing (see Note 5 – Series E Convertible Note Payable for subsequent release of collateral). Interest accrues at a rate 10.0% per year through maturity. All principal and related accrued interest outstanding are due and payable at the maturity date, which was originally January 31, 2017. In November 2016, the February 2016 Note was amended to (i) change the maturity date to September 1, 2017 and (ii) provide that if the Company completes an underwritten public offering of its common shares or consummates a change of control, then the aggregate outstanding principal and related accrued interest will automatically convert in to the number of common shares equal to the quotient obtained by dividing the aggregate principal and accrued interest by the conversion price. The conversion price is the lesser of $4.50 or the highest price per common share sold in the IPO or paid by a buyer upon a change in control multiplied by 75%. As a result of such amendment, the February 2016 Note was reclassified to convertible notes payable. As of February 28, 2018, the February 2016 Note holders agreed to extend the maturity date to June 30, 2018. The Company recognized interest expense of $16,849 and $22,438 for the years ended December 31, 2018 and 2017, respectively. As of December 31, 2017, $300,000 of principal was due under the February 2016 Note and such amount was classified under convertible notes payable. On July 25, 2018, the outstanding convertible note automatically converted into 99,594 shares of common stock in connection with the Company’s IPO.

In connection with the February 2016 Note, the Company issued warrants to purchase 33,334 common shares (see Note 6 – Fair Value Measurements for fair value computation). The sum of the fair value of the warrants for the February 2016 Note was recorded as a debt discount and is being amortized to interest expense over the term of the note using the effective interest method. During the years ended December 31, 2018 and 2017, the Company recognized interest expense of $0 and $13,250, respectively, from the amortization of the debt discount.

F-21

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

5.	Convertible Notes Payable, continued

 On May 11, 2016, a significant shareholder provided a $300,000 unsecured advance to the Company (the “May 2016 Advance”) in contemplation of participating in the Preferred Unit Purchase Agreement dated April 12, 2016, which required the significant shareholder to invest a minimum of $500,000. In July 2016, the significant shareholder invested an additional $200,800 and requested the May 2016 Advance be cancelled and its principal be aggregated with the $200,800 to purchase a total of 111,307 preferred shares at $4.50 per share.

Series C Convertible Notes Payable

During February 2016 through October 2016, the Company received total proceeds of $2,880,000 from the issuance of original issue discount convertible notes (“Series C Convertible Notes”) to investors. The principal balance, plus all accrued and unpaid interest, was due February 28, 2018, as amended, or upon a change of control or an initial public offering by the Company. On February 28, 2018, in connection with the extension of the maturity date to August 28, 2018, the Company issued 327 shares of common stock to the holder of the convertible notes. The conversion price in effect upon an initial public offering is the lesser of $9.00 or the price per common share in the pre-money valuation immediately prior to the initial public offering multiplied by 80%. The conversion price at any other conversion event is $9.00. Issuance costs to obtain the convertible notes were recorded as a debt discount in the amount of $208,800. The Company recognized interest expense of $0 and $1,258 for the years ended December 31, 2018 and 2017, respectively. On July 25, 2018, the outstanding convertible note automatically converted into 7,353 shares of common stock in connection with the Company’s IPO.

In connection with the Series C Convertible Notes, the Company issued warrants to investors and investment bankers to purchase common shares of 188,236 and 26,354, respectively (see Note 6 – Fair Value Measurements for fair value computation). The sum of the fair value of the warrants, the BCF and issuance costs for the Series C Convertible Notes were recorded as debt discounts to be amortized to interest expense over the respective term using the effective interest method. During the years ended December 31, 2018 and 2017, the Company recognized no interest expense from the amortization of the debt discounts. Between November and December 2016, all of the Series C Convertible Notes, except for $25,000, were extinguished and converted to Series D Convertible Notes.

F-22

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

5.	Convertible Notes Payable, continued

Series D Convertible Notes Payable

On various dates in 2016 and 2017, the Company received total proceeds of $4,716,992 from the issuance of original issue discount convertible notes (“Series D Convertible Notes”) to investors. In addition, the Company: (i) extinguished Series C Convertible Notes in the amount of $2,855,000 along with accrued interest of $172,059 and converted those to Series D Convertible Notes; (ii) extinguished other promissory notes in the amount of $235,704 along with accrued interest of $18,536 and converted those to Series D Convertible Notes; (iii) allowed Mr. Moyer to convert $69,290 of reimbursable expense reports into Series D Convertible Notes; and (iv) allowed Mr. Jonathan Gadzak, a member of the Company’s Board of Directors, to convert $12,000 of certain expenses into Series D Convertible Notes. At the date of issuance, the Series D Convertible Notes had a senior priority security interest in all the personal property, fixtures and intellectual property and products of the Company except for the January 2015 Note and the Hallo Note which had a pari passu security interest with the Series D Convertible Notes (see Note 5 – Series E Convertible Note Payable for subsequent release of security interest). The principal balance, plus all accrued and unpaid interest was due on September 30, 2018, as amended. The Series D Convertible Notes are eligible for conversion at any point prior to the maturity date or upon a change of control or an initial public offering by the Company. The conversion price in effect upon on initial public offering is the lesser of $4.50 or the highest price per common share sold in the initial public offering multiplied by 75%. The conversion price at any other conversion event is $4.50. Issuance costs to obtain the convertible notes were recorded as a debt discount in the amount of $386,415. In connection with the February 28, 2018 extension of the maturity date, the Company confirmed to the holders of the Series D Convertible Notes that Series D Convertible Notes would accrue an additional 10% interest on the first day of every month, beginning March 1, 2018, so long as such Series D Convertible Notes remained outstanding. The Company recognized interest expense of $4,790,777 and $1,168,254 for the years ended December 31, 2018 and 2017, respectively. On July 25, 2018, the outstanding convertible notes automatically converted into 3,783,334 shares of common stock in connection with the Company’s IPO.

In connection with the Series D Convertible Notes, the Company issued warrants to investors and investment bankers to purchase common shares of 1,017,692 and 380,449, respectively (see Note 6 – Fair Value Measurements for fair value computation). The sum of the fair value of the warrants, the BCF, the embedded conversion feature and issuance costs for the Series D Convertible Notes described above were recorded as debt discounts to be amortized to interest expense over the respective term using the effective interest method. In connection with the extension of the maturity date to June 30, 2018, the Company confirmed to the holders of the Series D Convertible Notes that the warrants issued in connection with the Series D Convertible Notes would double effective February 28, 2018. The number of warrants outstanding as of December 31, 2018 was therefore 2,035,434. During the years ended December 31, 2018 and 2017, the Company recognized interest expense of $3,268,233 and $2,323,452, respectively, from the amortization of the debt discounts.

F-23

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

5.	Convertible Notes Payable, continued

Series E Convertible Notes Payable

On various dates from May to September 2017, the Company received total proceeds of $5,000,000 from the issuance of original issue discount convertible promissory notes (“Series E Convertible Note”). The Series E Convertible Notes have a senior priority security interest in all the personal property, fixtures and intellectual property and products of the Company. The principal balance of the Series E Convertible Notes, was due on October 31, 2017. The Series E Convertible Notes were eligible for conversion at any point prior to the maturity date or upon a change of control or an initial public offering by the Company. The conversion price in effect upon on initial public offering is the lesser of $4.50 or the highest price per common share sold in the initial public offering multiplied by 75%. The conversion price at any other conversion event is the lessor of $4.50 or the price per share issued by the Company in connection with any sale involving substantially all the assets of the Company. Additionally, in connection with the Series E Convertible Note financing, all of the Company’s outstanding promissory and convertible note holders agreed to: (i) subordinate their notes to the Series E Convertible Notes, (ii) release all security interests in the Company’s assets in favor of the Series E Convertible Notes (iii) extend their maturity dates to February 28, 2018 and (iv) amend the Company’s Operating Agreement to allow the Series E Convertible Note lender one seat on the Company’s Board of Directors so long as the investor owns any debt or securities of the Company. Issuance costs to obtain the convertible notes were recorded as a debt discount in the amount of $275,000. The Company recognized interest expense of $266,097 for the year ended December 31, 2017.

On October 31, 2017, the Company filed a confidential S-1 registration statement with the SEC (“S-1”) with the belief that the S-1 filing would extend the maturity date of the Series E Convertible Notes to November 30, 2017. The Series E Convertible Note holders claimed that the S-1 filing did not meet the definition outlined in the Series E Convertible Note and issued a notice of default to the Company on November 2, 2017 (“Default Notice”).

On November 30, 2017, as a result of the Default Notice and an inability of the two parties to renegotiate the Series E Convertible Notes under acceptable terms, the Company requested and received a Series E Convertible Note payoff letter (“Series E Payoff Letter”) from the Series E Convertible Note holders. The Series E Payoff Letter stated that in addition to the repayment of the Series E Convertible Notes of $5,882,353, that the Series E Convertible Note holders were due, $1,097,695 of default interest and penalties, reimbursement of $178,645 of legal fees, and consulting, travel and lodging fees of $102,063. Despite the Company’s disagreement that it was in default and subject to default penalties, interest and legal fees, the Company paid the full monetary demand of $7,260,756 as requested by the Series E Convertible Note holders on November 30, 2017. As a result, the Company recognized interest expense including default interest and penalties of $1,980,049 and additional general and administrative expenses of $280,708 which was comprised of Series E Note holder’s legal fees and consulting expenses of $178,645 and $102,063, respectively, for the year ended December 31, 2017.

In addition, the note holder claimed that the Company was obligated to issue an additional 487,865 warrants in connection with the Default Notice. Pursuant to a settlement agreement that the Company entered into with note holder on July 25, 2018 a warrant to purchase an aggregate of 487,864 shares of common stock was issued (see Note 6 – Fair Value Measurements for fair value computation).

F-24

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

5.	Convertible Notes Payable, continued

In connection with the Series E Convertible Notes, the Company issued warrants to investors and investment bankers to purchase common shares of 1,307,190 and 114,380, respectively (see Note 6 – Fair Value Measurements for fair value computation). On November 30, 2017, in connection with a provision in the Series E Convertible Note warrants issued to investors (Series E Investor Warrants), the outstanding Series E Investor Warrants doubled, as the Company had not completed an initial public offering by November 30, 2017. Therefore, total warrants outstanding to investors under the Series E Convertible Notes are 3,102,245. The sum of the fair value of the warrants, the BCF, the embedded conversion feature and issuance costs for the Series E Convertible Notes described above were recorded as debt discounts to be amortized to interest expense over the respective term using the effective interest method. During the years ended December 31, 2018 and 2017, the Company recognized interest expense of $69,736 and $2,898,810, respectively, from the amortization of the debt discounts.

Series F Convertible Notes Payable

On various dates between November 2017 and March 2018, the Company received total proceeds of $10,345,000 from the issuance of senior secured convertible promissory notes (“Series F Convertible Notes”) to investors. The Series F Convertible Notes accrue interest at 15% per year and have a senior priority security interest in all the personal property, fixtures and intellectual property and products of the Company. The principal balance of the Series F Convertible Notes, plus all accrued interest is due on June 30, 2018. The Series F Convertible Notes are eligible for conversion at any point prior to the maturity date at the option of the holder. The conversion price in effect upon on an initial public offering shall be the lesser of $4.50 or the highest price per common share sold in the initial public offering multiplied by 60%. The conversion price at any other conversion event shall be $4.50. Between April 1, 2018 and May 25, 2018, the Company issued $225,000 of additional Series F Convertible Notes. In connection with the additional Series F Convertible Notes the Company issued 25,000 and 5,000 warrants to purchase common stock, to its lenders and investment bankers, respectively. The warrants have a five-year life and are exercisable into common stock at $5.40 per share. Issuance costs to obtain the convertible notes were recorded as a debt discount in the amount of $135,300. The Company recognized interest expense of $865,441 for the year ended December 31, 2018. On July 25, 2018, the outstanding convertible notes automatically converted into 3,849,210 shares of common stock in connection with the Company’s IPO.

In connection with the issuance of the Series F Convertible Notes, the Company issued warrants to the lender and investment bankers to purchase common shares of 1,174,447 and 233,111, respectively (see Note 6 – Fair Value Measurements for fair value computation). The sum of the fair value of the warrants, the BCF, the embedded conversion feature and issuance costs for the Series F Convertible Notes described above were recorded as debt discounts to be amortized to interest expense over the respective term using the effective interest method. During the year ended December 31, 2018, the Company recognized interest expense of $11,996,000 from the amortization of the debt discounts.

Extension of Maturity Date

The Company’s Series D and Series F convertible promissory notes as well as its other convertible promissory notes, excluding its Series C Convertible Notes and its Series G Notes, had maturity dates of June 30, 2018 (the “June 30th Notes”). On June 30, 2018, the June 30th Notes with a principal balance of $26.4 million went into default. The Company obtained consents from the holders of such notes to initially extend the maturity date of the June 30th Notes to July 15, 2018 and then requested and received consents to extend the maturity date to July 25, 2018.

F-25

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

5.	Convertible Notes Payable, continued

Series G Notes Payable

Between April 20, 2018 and June 29, 2018, the Company issued $2,812,500 of 15% OID Senior Secured Promissory Notes due June 15, 2018 (“Series G Notes”) raising an aggregate principal amount of $2,200,000 and cancelling $50,000 of expense reimbursement payable by the Company to Mr. Brett Moyer, the Company’s President, Chief Executive Officer and a board member. Medalist Partners Harvest Master Fund, Ltd. and Medalist Partners Opportunity Master Fund A, LP, each of which Mr. Brian Herr, a member of the Company’s board of directors, is co-portfolio manager, have each participated in the Series G Notes financing. The Series G Notes have a senior priority security interest in all the personal property, fixtures and intellectual property and products of the Company. Additionally, in connection with the Series G Note financing, all of the Company’s Series F Convertible Note holders were required by the terms of the Series G Notes to subordinate their notes to the Series G Notes. As of June 15, 2018, the Company was in default on $1,725,000 of the Series G Notes. On June 28, 2018, the Company and the holders of the Series G Notes agreed to extend the maturity date of such notes from June 30, 2018 to July 15, 2018 in consideration for increasing the original issue discount of such notes from 15% to 20% and the issuance of warrants to purchase 208,350 shares of common stock.

As of July 15, 2018, the Company was in default on $2,812,500 of the Series G Notes. On July 20, 2018, the Company and the holders of the Series G Notes agreed to (i) extend the maturity date of such notes from July 15, 2018 to July 25, 2018 and (ii) agreed to make the Series G Notes automatically convertible in connection with an initial public offering at a conversion price of the lesser of $4.50 or 40% of the highest price of the common stock sold in an initial public offering. In consideration for the extension of the maturity date and the agreement to make the Series G Notes automatically convertible, the Company agreed to issue warrants to purchase an additional 625,000 shares of common stock to the Series G Note holders. As a result of the agreement, the Series G Notes were reclassified from promissory notes to convertible notes payable as of the date of the agreement.

The Company accrued and recognized interest expense of $562,500 for the year ended December 31, 2018. On July 25, 2018, the outstanding convertible notes automatically converted into 1,406,250 shares of common stock in connection with the Company’s IPO.

In connection with the issuance of the Series G Notes, the Company issued warrants to the lender and investment bankers to purchase common shares of 833,350 and 58,334, respectively (see Note 6 – Fair Value Measurements for fair value computation). The sum of the fair value of the warrants, the BCF, the embedded conversion feature and issuance costs for the Series G Convertible Notes described above were recorded as debt discounts to be amortized to interest expense over the respective term using the effective interest method. During the year ended December 31, 2018, the Company recognized interest expense of $9,819,250 from the amortization of the debt discounts.

Derivative Liability

The February 2016 Note, the Series C Convertible Notes, the Series D Convertible Notes, the Series E Convertible Notes, the Series F Convertible Notes, and the Series G Convertible Notes contain an embedded conversion feature that the Company has determined is a derivative requiring bifurcation. The fair value of the derivative liability as of December 31, 2018 and 2017 was $0 and $20,832,000, respectively, which was recorded as a derivative liability with the offset recorded as a discount to the convertible notes payable (See Note 6 – Fair Value Measurements for fair value computation). In July 2018, the derivative liability was reclassified to additional paid-in capital as of the date of the Company’s IPO.

F-26

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

6.	Fair Value Measurements

The Company measures the fair value of financial instruments using a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. Each level of input has different levels of subjectivity and difficulty involved in determining fair value.

•	Level 1 – Inputs used to measure fair value are unadjusted quoted prices that are available in active markets for the identical assets or liabilities as of the reporting date. Therefore, determining fair value for Level 1 investments generally does not require significant judgment, and the estimation is not difficult.

•	Level 2 – Pricing is provided by third-party sources of market information obtained through investment advisors. The Company does not adjust for or apply any additional assumptions or estimates to the pricing information received from its advisors.

•	Level 3 – Inputs used to measure fair value are unobservable inputs that are supported by little or no market activity and reflect the use of significant management judgment. These values are generally determined using pricing models for which the assumptions utilize management’s estimates of market participant assumptions. The determination of fair value for Level 3 instruments involves the most management judgment and subjectivity.

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2018 and 2017 by level within the fair value hierarchy, are as follows:

December 31, 2018
	Quoted prices in active markets	Significant other observable inputs	Significant unobservable inputs
	(Level 1)	(Level 2)	(Level 3)
Liabilities:
Warrant liability	$-	$-	$209,909
Derivative liability	$-	$-	$-

	December 31, 2017
	Quoted prices in active markets	Significant other observable inputs	Significant unobservable inputs
	(Level 1)	(Level 2)	(Level 3)
Liabilities:
Warrant liability	$-	$-	$1,227,786
Derivative liability	$-	$-	$20,832,000

There were no transfers between Level 1, 2 or 3 during the years ended December 31, 2018 and 2017.

F-27

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

6.	Fair Value Measurements, continued

Warrant Liability

The following table includes a summary of changes in fair value of the Company’s warrant liability measured at fair value using significant unobservable inputs (Level 3) for the years ended December 31, 2018 and 2017:

	2018	2017

Beginning balance	$1,227,786	$1,619,287
Additions	241,000	3,917,977
Change in fair value	8,051,196	(4,309,478)
Reclassification to equity at initial public offering	(9,310,073)	-
Ending balance	$209,909	$1,227,786

The changes in fair value of the warrant liability are recorded in change in fair value of warrant liability in the consolidated statements of operations.

A summary of the weighted average significant unobservable inputs (Level 3 inputs) used in measuring the Company’s warrant liability that is categorized within Level 3 of the fair value hierarchy as of December 31, 2018 and 2017 is as follows:

	As of December 31,
	2018	2017
Stock/Common Unit Price	$3.42	$0.10
Term (Years)	4.27	4.46
Volatility	58%	58%
Risk-free rate of interest	2.58%	2.15%
Dividend Yield	0.0%	0.0%

Derivative Liability

The following table includes a summary of changes in fair value of the Company’s derivative liability measured at fair value using significant unobservable inputs (Level 3) for the years ended December 31, 2018 and 2017:

	For the year ended December 31,
	2018	2017
Beginning balance	$20,832,000	$-
Additions	7,886,125	13,058,000
Write-off on extinguishment of convertible notes payable	-	(1,266,000)
Change in fair value	14,293,963	9,040,000
Reclassification to equity at initial public offering	(43,012,088)	-
Ending balance	$-	$20,832,000

F-28

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

6.	Fair Value Measurements, continued

As of December 31, 2017, the Company measured the fair value of the derivative by estimating the fair value of the convertible notes payable at certain conversion points. To calculate the fair value of the convertible notes payable with the conversion feature, the Company calculated the present value of the convertible notes payable upon conversion at a qualifying IPO in the second quarter of 2018, and the present value of the convertible notes payable at non-qualifying IPO in the fourth quarter of 2018. The Company estimated a probability of 50% for the occurrence of a qualifying IPO in the second quarter of 2018 and a probability of 50% in the fourth quarter of 2018.

As of July 25, 2018, the date of the Company’s successful initial public offering, the Company measured the fair value of the derivative by estimating the fair value using the offering price of $5.00. On July 25, 2018, the derivative liability was reclassified to equity upon the Company’s initial public offering.

The Company’s derivative liabilities are measured at fair value using the Probability Weighted Expected Return valuation methodology. A summary of the weighted average significant unobservable inputs (Level 3 inputs) used in measuring the Company’s embedded conversion options that is categorized within Level 3 of the fair value hierarchy as of July 25, 2018 and December 31, 2017 are as follows:

	July 25, 2018	December 31, 2017
Common Stock Price	$5.00	$0.10
Term (Years)	0.50	1.00
Volatility	65%	52%
Risk-free rate of interest	2.20%	1.76%
Dividend Yield	0.0%	0.0%

7.	Stockholders’ Equity (Deficit)

The Members organized a Delaware limited liability company and adopted a Limited Liability Company Agreement on July 27, 2010, as amended and restated on July 13, 2011, December 18, 2014, April 9, 2016 and May 17, 2017. The units are classified into common and preferred units, and a member is entitled to the right to one vote for each unit held. Subject to the terms of the Company’s Carve-Out Plan, the Carve-Out Plan participants are entitled to receive any distribution payable prior to any liquidation payments to the members. (See Note 9.) The holders of preferred units are entitled to a liquidation preference prior to any distributions to holders of common units of $4.50 per unit, respectively, plus all accrued but unpaid dividends, if any. If the amounts available for distribution are insufficient to permit the payments to the members holding preferred units, then the available distributions will be made on a pro rata basis among the holders of the preferred units. Distribution of any remaining assets or proceeds upon liquidation will be made to the holders of common units in an amount equal to the aggregate purchase price paid for the units and for convertible securities divided by the aggregate purchase price paid by all holders for common and preferred units and convertible securities. If the amounts available for distribution are insufficient to permit the payments to the members holding common units, then the available distributions will be made on a pro rata basis among the holders of the common units. The holders of preferred units have no voluntary rights to redeem units. A liquidation or winding up of the Company, a greater than 50% change in control, or a sale of substantially all of the Company’s assets would constitute a redemption event. Although the preferred units are not mandatorily or currently redeemable, a liquidation or winding up of the Company would constitute a redemption event that is outside of the Company’s control. Therefore, all preferred units have been presented outside of members’ deficit. All profits and losses of the Company are allocated to the members based on their ownership percentages.

F-29

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

7.	Stockholders’ Equity (Deficit), continued

Conversion from LLC to C Corporation

On December 31, 2017, the Company converted from a Delaware limited liability company to a Delaware C Corporation (the “Conversion”). Prior to the Conversion, the Company had been taxed as a partnership for federal and state income tax purposes, such that the Company’s taxable income is reported by its members in their respective tax returns. Following the Conversion, the Company will now be taxed as a corporation. In connection with the Conversion, the Company’s Board of Directors approved a 15-for-1 reverse split of the Company’s units into stock. All unit and stock data in this report have been retroactively adjusted to reflect the split. In connection with the Conversion, the Company authorized 20,000,000 shares of preferred stock and 200,000,000 shares of common stock and issued 324,821 shares of common stock to such investors previously holding 4,872,221 common membership interests and 2,762,594 shares of preferred stock to such investors previously holding 41,438,818 preferred membership interests. The rights and preferences of the preferred and common units carry over from the Operating Agreement to the preferred and common stock. Such shares of common stock and preferred stock were fully paid, nonassessable shares of stock of the Company.

Preferred Stock

At various dates between April 2016 and July 2016, the Company entered into purchase agreements with investors for the sale of 358,778 preferred units at $4.50 per unit, resulting in gross cash proceeds of $1,614,471 and net cash proceeds of $1,501,058, after payment of underwriting costs of $113,413. In addition, preferred units of 86,000 were purchased with non-cash contributions resulting from the conversion of a $300,000 promissory note and the conversion of reimbursable employee expenses of $87,000. To participate in this financing transaction, common unit holders were required to contribute the lesser of (i) 14 percent of their total prior investments or (ii) $500,000. If that criterion were met, then all common units held by that investor would automatically convert to an equal number of preferred units. In connection with this financing 2,317,816 common units were converted to preferred units.

On July 26, 2018, upon the closing of the IPO, all shares of preferred stock then outstanding were automatically converted into 2,762,594 shares of common stock.

Common Stock

On January 30, 2018, the Company’s Board of Directors approved the establishment of the Company’s 2018 Long-Term Stock Incentive Plan (the “LTIP”) and termination of its Carve-Out Plan (the “Plan”). Under the LTIP, the aggregate maximum number of shares of common stock (including shares underlying options) that may be issued under the LTIP pursuant to awards of restricted shares or options will be limited to 15% of the outstanding shares of common stock, which calculation shall be made on the first (1st) business day of each new fiscal year; provided that for fiscal year 2018, upon approval of the LTIP by the Company’s shareholders, up to 300,000 shares of common stock will initially be available for participants under the LTIP. Thereafter, the 15% evergreen provision shall govern the LTIP.

F-30

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

7.	Stockholders’ Equity (Deficit), continued

In connection with the termination of the Plan, on January 31, 2018, the Company issued to its employees and directors 1,284,470 and 153,126, shares of restricted common stock (“January 2018 Restricted Stock Grant”), respectively. Such shares of restricted common stock were granted outside the LTIP’s first year share availability pool, are fully vested, and will be released to the employees and directors in three tranches at the rate of 33.4%, 33.3% and 33.3% on September 1, 2018, March 1, 2019 and September 1, 2019, respectively. In the event an employee resigns prior to the date when all such shares have been released, the shares will be released at the rate of 16.5% every six months, until 100% of such shares are released. In the event that a director resigns prior to the date when all such shares have been released, the shares will be released in three tranches at the rate of 33.4%, 33.3% and 33.3% six months from the dates such shares were originally due to be released.

The LTIP and January 2018 Restricted Stock Grant were approved by a majority of the Company’s stockholders on January 31, 2018. In connection with the January 2018 Restricted Stock Grant, the Company recorded stock-based compensation expense of $2,156,394 for the year ended December 31, 2018.

On September 1, 2018, the Company released its first tranche of restricted shares under the January 2018 Restricted Stock Grant. The majority of the restricted stock that were released were net-share settled such that the Company withheld shares with value equivalent to the employees’ minimum statutory obligation for the applicable income and other employment taxes, and remitted the cash to the appropriate taxing authorities. The total shares withheld were based on the value of the restricted stock on their release date as determined by our closing stock price. These net-share settlements had the effect of share repurchases as they reduced and retired the number of shares that would have otherwise been issued as a result of the release and did not represent an expense to us. For the year ended December 31, 2018, 473,091 shares of restricted stock were released with an intrinsic value of approximately $2.3 million. Of the restricted stock released, 123,255 shares were forfeited and we withheld 92,555 shares to satisfy approximately $499,000 of employees’ minimum tax obligation on the released restricted stock. As of December 31, 2018, there were 964,505 shares of restricted stock remaining under the January 2018 Restricted Stock Grant, 929,264 of such shares were to be released in two equal tranches on March 1, 2019 and September 1, 2019, with an additional 35,241 shares to be released to a terminated employee in five equal tranches over the next 26 months.

On February 28, 2018 in connection with the extension of the maturity date of the Series C Convertible Note to August 28, 2018, the Company issued 327 shares of its common stock to the note holder. The Company recorded interest expense of $491 for the year ended December 31, 2018.

During July, August and September 2018, the Company issued 94,160 shares of restricted common stock to vendors in return for website and investor relations services. The Company recorded an operating expense of $437,517 for the services.

Warrants for Common Shares

The Company has issued warrants to purchase common shares to employees and consultants as compensation for services rendered, as well as, in conjunction with the purchase of common shares in equity and debt transactions. A summary of the warrant activity and related information for the years ended December 31, 2018 and 2017 is provided as follows.

F-31

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

7.	Stockholders’ Equity (Deficit), continued

In connection with the Series D Convertible Notes issued during the year ended December 31, 2017, the Company issued warrants to purchase 412,510 common units at an exercise price of $5.40 per unit with a five-year term. The grant date fair value of the warrants was $831,039 which was recorded as warrant liability with the offset recorded as a discount to the Series D Convertible Notes. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common unit price on date of grant $4.50, expected dividend yield 0%, expected volatility 56%, risk-free interest rate 1.90% and expected life of 5 years.

In connection with the Series D Convertible Notes issued during the year ended December 31, 2017, the Company issued warrants to investment bankers to purchase 74,514 common units at an exercise price of $5.40 per unit with a five-year term. The grant date fair value of the warrants was $137,440. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common unit price on date of grant $4.50 and $2.40, expected dividend yield 0%, expected volatility 56%, risk-free interest rate 1.93% and expected life of 5 years.

In connection with the Series E Convertible Notes, the Company issued warrants to purchase 2,614,381 common units at an exercise price of $4.50 per unit with a five-year term. The grant date fair value of the warrants was $2,809,608 which was recorded as warrant liability with the offset recorded as a discount to the Series E Convertible Notes. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common unit price on date of grant $2.70, expected dividend yield 0%, expected volatility 57%, risk-free interest rate 1.99% and expected life of 5 years.

In connection with the Series E Convertible Notes, the Company issued warrants to investment bankers to purchase 114,380 common units at an exercise price of $5.40 per unit with a five-year term. The grant date fair value of the warrants was $145,705. The fair of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common unit price on date of grant $3.30, expected dividend yield 0%, expected volatility 57%, risk-free interest rate 1.90% and expected life of 5 years.

In connection with the Series F Convertible Notes, the Company issued warrants to purchase 1,174,447 common units at an exercise price of $5.40 per unit with a five-year term. The grant date fair value of the warrants was $300,000 which was recorded as debt discount with the offset recorded to common units on the consolidated balance sheet. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common unit price on date of grant $1.50, expected dividend yield 0%, expected volatility 57%, risk-free interest rate 2.14% and expected life of 5 years.

In connection with the Series F Convertible Notes, the Company issued warrants to investment bankers to purchase 200,001 common units at an exercise price of $5.40 per unit with a five-year term. The grant date fair value of the warrants was $60,000 which was recorded as debt discount with the offset recorded to common units on the consolidated balance sheet. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common unit price on date of grant $1.50, expected dividend yield 0%, expected volatility 57%, risk-free interest rate 1.9% and expected life of 5 years.

In connection with the Series C, Series D, and Series E Convertible Notes, the Company recognized the fair value of the warrants as a liability, as the warrant agreements included a price protection provision adjusting the exercise price of the warrant in the event the Company issued units (i) at a price per share less than the exercise price then in effect or (ii) without consideration. In connection with the Series F Convertible Notes, the Company recognized the fair value of the warrants as a component of stockholders’ deficit.

F-32

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

7.	Stockholders’ Equity (Deficit), continued

During November 2017, the Company issued to Mr. Gary Williams, the Company’s chief financial officer, warrants to purchase 7,156 common units at an exercise price of $5.40 per unit with a five-year term. The warrants were issued in connection with Mr. Williams’ payment of the Company’s November 2017 employee healthcare premium totaling $32,201. Mr. Williams was reimbursed in December 2017. The fair value of the warrant was $2,000. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common unit price on date of grant $1.50, expected dividend yield 0%, expected volatility 57%, risk-free interest rate 2.14% and expected life of 5 years.

In connection with the Series D Convertible Notes issued during the three months ended March 31, 2017, the Company issued warrants to purchase 349,373 common shares at an exercise price of $5.40 per share with a five-year term. The grant date fair value of the warrants was $702,239 which was recorded as warrant liability with the offset recorded as a discount to the Series D Convertible Notes. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common share price on date of grant $4.50, expected dividend yield 0%, expected volatility 56%, risk-free interest rate 1.91% and expected life of 5 years.

In connection with the Series D Convertible Notes issued during the three months ended March 31, 2017, the Company issued warrants to investment bankers to purchase 61,556 common shares at an exercise price of $5.40 per share with a five-year term. The grant date fair value of the warrants was $123,727 which was recorded as warrant liability with the offset recorded as a discount to the Series D Convertible Notes. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common share price on date of grant $4.50, expected dividend yield 0%, expected volatility 56%, risk-free interest rate 1.93% and expected life of 5 years.

In connection with an amendment to the Series D Convertible Notes to extend the maturity date to June 30, 2018, the Company issued warrants to purchase 1,017,717 common shares at an exercise price of $5.40 per share with a five-year term during the three months ended March 31, 2018. The grant date fair value of the warrants was $210,000 which was recorded as warrant liability with the offset recorded as a discount to the Series D Convertible Notes. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common share price on date of grant $1.50, expected dividend yield 0%, expected volatility 56%, risk-free interest rate 2.54% and expected life of 4 years.

In connection with the Series F Convertible Notes issued during 2018, the Company issued warrants to purchase 25,000 common shares at an exercise price of $5.40 per share with a five-year term. The grant date fair value of the warrants was $44,000 which was recorded as debt discount with the offset recorded to additional paid-in capital on the consolidated balance sheet. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common share price on date of grant $4.03, expected dividend yield 0%, expected volatility 57%, risk-free interest rate 2.82% and expected life of 5 years.

In connection with the Series F Convertible Notes issued during 2018, the Company issued warrants to investment bankers to purchase 3,222 common shares at an exercise price of $5.40 per share with a five-year term. The grant date fair value of the warrants was $5,700 which was recorded as debt discount with the offset recorded to additional paid-in capital on the consolidated balance sheet. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common share price on date of grant $4.03, expected dividend yield 0%, expected volatility 57%, risk-free interest rate 2.82% and expected life of 5 years.

F-33

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

7.	Stockholders’ Equity (Deficit), continued

In connection with the Series G Notes issued during 2018, the Company issued warrants to purchase 208,350 common shares at an exercise price of $5.40 per share with a five-year term. The grant date fair value of the warrants was $366,000 which was recorded as debt discount with the offset recorded to additional paid-in capital on the consolidated balance sheet. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common share price on date of grant $4.03, expected dividend yield 0%, expected volatility 57%, risk-free interest rate 2.81% and expected life of 5 years.

In connection with the Series G Notes issued during 2018, the Company issued warrants to investment bankers to purchase 58,334 common shares at an exercise price of $5.40 per share with a five-year term. The grant date fair value of the warrants was $102,000 which was recorded as debt discount with the offset recorded to additional paid-in capital on the consolidated balance sheet. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common share price on date of grant $4.03, expected dividend yield 0%, expected volatility 57%, risk-free interest rate 2.82% and expected life of 5 years.

In April 2018, the Company granted warrants to purchase up to 275,000 shares of common stock to Mr. Michael Howse, a member of the Company’s Board of Directors in connection with a consulting agreement. The warrants have an exercise price of $5.40 per share and warrants to purchase up to 110,000 shares of common stock vest over nine months. The remaining warrants vest upon certain performance milestones. The Company amended the warrants as of December 27, 2018 to remove certain price protection provisions and to include the determination of the number of warrants to be outstanding if a fundamental transaction occurs. As of December 31, 2018, warrants to purchase 97,778 shares of common stock were vested. All of the warrants immediately vest upon a change of control. The fair value of the vested warrants was $220,909 which was recorded as consulting expense with the offset recorded to warrant liability. The fair value of the warrants was estimated using the Black-Scholes Model based on the following weighted average assumptions: common share price on date of grant $3.25, expected dividend yield 0%, expected volatility 58%, risk-free interest rate 2.58% and expected life of 4.27 years.

In connection with a settlement agreement entered into in July 2018 with the original holder of the Series E Convertible Note, the Company issued a warrant to purchase 487,864 common shares at an exercise price of $3.00 per share with a five-year term. The grant date fair value of the warrant was $1,590,095 which was recorded as interest expense with the offset recorded to additional paid-in capital on the consolidated balance sheet. The fair value of the warrant was determined using the Black-Scholes Model based on the following weighted average assumptions: common share price on date of grant $5.00, expected dividend yield 0%, expected volatility 59%, risk-free interest rate 2.82% and expected life of 5 years.

In connection with the Series G Notes amendment, the Company issued warrants to purchase 625,000 common shares at an exercise price of $4.50 per share with a five-year term. The grant date fair value of the warrants was $1,253,125 which was recorded as debt discount with the offset recorded to additional paid-in capital on the consolidated balance sheet. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common share price on date of grant $4.03, expected dividend yield 0%, expected volatility 59%, risk-free interest rate 2.77% and expected life of 5 years.

F-34

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

7.	Stockholders’ Equity (Deficit), continued

In August 2018, as payment for investor relations services, the Company issued a warrant to purchase 50,000 common shares at an exercise price of $4.00 per share with a three-year term to a vendor. The grant date fair value of the warrant was $135,000 which was recorded as consulting expense with the offset recorded to additional paid-in capital on the consolidated balance sheet. The fair value of the warrant was determined using the Black-Scholes Model based on the following weighted average assumptions: common share price on date of grant $4.30, expected dividend yield 0%, expected volatility 60%, risk-free interest rate 2.88% and expected life of 3 years.

On July 25, 2018, as part of the agreement with the investment bankers in connection with the initial public offering, the Company issued warrants to purchase 72,000 common shares at an exercise price of $6.25 per share with a five-year term. The grant date fair value of the warrants was $169,000 which was recorded as issuance costs in additional paid-in capital with the offset also recorded to additional paid-in capital on the consolidated balance sheet. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common share price on date of grant $5.00, expected dividend yield 0%, expected volatility 59%, risk-free interest rate 2.86% and expected life of 5 years.

On October 30, 2018, the Company issued a warrant to purchase 40,000 shares of common stock at an exercise price of $4.95 per share with a five-year term to a consultant pursuant to a consulting agreement in consideration for providing certain media agent services to the Company for a period of twelve months. The grant date fair value of the warrant was $104,400 which was recorded as consulting expense with the offset recorded to additional paid-in capital on the consolidated balance sheet. The fair value of the warrant was determined using the Black-Scholes Model based on the following weighted average assumptions: common share price on date of grant $4.95, expected dividend yield 0%, expected volatility 59%, risk-free interest rate 2.94% and expected life of 5 years.

Information regarding warrants for common stock outstanding and exercisable as of December 31, 2018 is as follows:

	Warrants		Warrants
Exercise	Outstanding as of	Remaining	Exercisable as of
Price	December 31, 2018	Life (years)	December 31, 2018

$2.00	275,000	4.26	97,778
$3.00 - $4.00	5,522,720	4.21	5,522,720
$4.50 - $4.95	298,882	2.73	298,882
$5.40 - $6.25	2,543,577	3.58	2,543,577
$10.35	1,634	2.28	1,634
$3.85	8,641,813	3.97	8,464,591

Warrants exercisable as of December 31, 2018, excludes warrants to purchase 177,222 common shares issued to Mr. Howse which have not yet vested.

F-35

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

7.	Stockholders’ Equity (Deficit), continued

Information regarding warrants for common stock outstanding and exercisable as of December 31, 2017 is as follows:

Exercise Price	Warrants Outstanding as of December 31, 2017	Remaining Life (years)	Warrants Exercisable as of December 31, 2017

$4.50	2,829,645	4.67	2,725,495
$5.40	2,724,298	4.49	2,724,298
$10.35	1,634	3.28	1,634
$4.94	5,555,577	4.58	5,451,427

8.	Income Taxes

On December 31, 2017, the Company converted from a limited liability company and became a taxable entity (“C Corporation”).

The domestic and foreign components of loss before provision for income taxes for the years ended December 31, 2018 and 2017 were as follows:

	2018	2017
Domestic	$(67,326,469)	$(25,665,308)
Foreign	(21,792)	18,705
Loss before provision for income taxes	$(67,348,261)	$(25,646,603)

For 2017, the Company was treated as a partnership for federal and state income tax purposes, such that the Company’s taxable income was reported by its members in their respective tax returns. The Company was subject only to a California LLC tax which was recorded as a state income tax in the consolidated statements of operations. For the year ended December 31, 2017, the Company incurred a provision for income taxes of $5,610, related primarily to the Company’s foreign operations.

The provision for income taxes was calculated on a jurisdiction basis.

	Year Ended December 31,
	2018	2017
Current:
Federal	$-	$-
State	8,150	5,610
Foreign	-	-
Total current provision for income taxes	8,150	5,610
Deferred:
Federal	-	-
State	-	-
Foreign	-	-
Total deferred provision for income taxes	-	-
Total	$8,150	$5,610

F-36

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

8.	Income Taxes, continued

The deferred tax assets and liabilities are as follows. The 2017 information is presented on a pro forma basis assuming the Company converted to a C corporation at the beginning of the year:

	December 31, 2018	December 31, 2017
		(unaudited)
Deferred tax assets:
Net operating loss	$4,894,266	$13,878,830
Accruals and reserves	63,537	-
Amortization of intangible assets	1,747,381	-
Other	114,651	-
Gross deferred tax assets	6,819,835	13,878,830
Valuation allowance	(6,782,595)	(13,878,830)
Total deferred tax assets	37,240	-
Deferred tax liabilities:
Prepaid expenses	(37,240)	-
Total deferred tax liabilities	(37,240)	-
Net deferred tax assets	$-	$-

The Company’s accounting for deferred taxes involves the evaluation of a number of factors concerning the realizability of the Company’s net deferred tax assets. The Company primarily considered such factors as the Company’s history of operating losses; the nature of the Company’s deferred tax assets and the timing, likelihood and amount, if any, of future taxable income during the periods in which those temporary differences and carryforwards become deductible. At present, the Company does not believe that it is “more-likely-than-not” that the deferred tax assets will be realized; accordingly, a full valuation allowance was maintained, and no deferred tax assets were shown in the accompanying consolidated balance sheets.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act ("2017 Tax Act"). The 2017 Tax Act makes broad and complex changes to the U.S. tax code, including, but not limited to, (1) reducing the U.S. federal corporate tax rate from 35% to 21%; (2) requiring companies to pay a one-time transition tax on certain unrepatriated earnings of foreign subsidiaries; (3) in part eliminating U.S. federal income taxes on dividends from foreign subsidiaries; (4) requiring a current inclusion in U.S. federal taxable income of certain unrepatriated earnings of controlled foreign corporations; (5) eliminating the corporate alternative minimum tax ("AMT") and changing how existing AMT credits can be realized; (6) creating the base erosion anti-abuse tax ("BEAT"), a new minimum tax; (7) creating a new limitation on deductible interest expense; and (8) changing rules related to uses and limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017.

The 2017 Tax Act reduces the federal corporate tax rate to 21%, effective January 1, 2018. Consequently, the Company has recorded a decrease of $7,687,536, with an offset to the valuation allowance, to its U.S. federal and state deferred tax assets. The Company has also completed its analysis of the deemed repatriation transition tax and has concluded that it will not owe any transition tax. Additionally, on December 22, 2017, the SEC staff issued Staff Accounting Bulletin No. 118 ("SAB 118") to address the application of U.S. GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the 2017 Tax Act.  The impact of completing the analysis of the effects of the 2017 Tax Act did not have a material impact on the consolidated financial statements for the year ended December 31, 2018.

F-37

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

8.	Income Taxes, continued

 In addition, the 2017 Tax Act imposes a U.S. tax on Global Intangible Low Taxed Income ("GILTI") that is earned by certain foreign subsidiaries, and requires U.S. corporations to elect an accounting policy to either recognize GILTI as a current period expense when incurred or to record deferred taxes for the temporary basis differences expected to reverse in the future as GILTI. The Company did not incur income tax associated with GILTI for the year ended December 31, 2018, but elected to recognize GILTI tax as a period cost in the future, as applicable.

Provision for income taxes for the years ended December 31, 2018 and 2017 differed from the amounts computed by applying the statutory federal income tax rate of 21% and 34%, respectively, to loss before provision for income taxes as a result of the following. The 2017 information is presented on a pro forma basis assuming the Company converted to a C corporation at the beginning of the year:

	Year Ended December 31,
	2018	2017
		(unaudited)
Effective tax rate reconciliation:
Income tax provision at statutory rate	21.0%	34.0%
State taxes, net of federal benefit	-	-
Effect of tax reform (1)	-	(30.0)
Other permanent differences	(13.9)	(24.5)
Change in valuation allowance	(7.1)	20.5
Total income tax benefit (expense)	-%	-%

(1)       Due to the 2017 Tax Act which was enacted in December 2017, our U.S. deferred tax assets and liabilities as of December 31, 2017 were re-measured from 34% to 21%.

Tax positions are evaluated in a two-step process. The Company first determines whether it is “more-likely-than-not” that a tax position will be sustained upon examination. If a tax position meets the “more-likely-than-not” recognition threshold it is then measured to determine the amount of benefit to recognize in the consolidated financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. The aggregate changes in the balance of gross unrecognized tax benefits, which excludes interest and penalties, for the years ended December 31, 2018 and 2017 is zero.

 The Company had not incurred any material tax interest or penalties as of December 31, 2018. The Company does not anticipate any significant change within 12 months of this reporting date of its uncertain tax positions. The Company is subject to taxation in the United States, Japan, and various state jurisdictions. There are no ongoing examinations by taxing authorities at this time. The Company’s various tax years 2013 through 2018 remain open for examination by various taxing jurisdictions.

The Company recognizes interest and penalties related to uncertain tax positions in the provision for income taxes. As of December 31, 2018 and 2017, the Company has not accrued any penalties or interest related to uncertain tax positions.

The Company intends to indefinitely reinvest the Japan earnings outside of the U.S. as of December 31, 2018. Thus, deferred taxes are not provided in the U.S. for unremitted earnings in Japan.

F-38

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

9.	Commitments and Contingencies

Operating Leases

The Company rents its Beaverton, Oregon office under an operating lease, which was set to expire in October 2018. In July 2018, the Company extended its lease through October 31, 2020. Under the terms of the lease, the Company is responsible for taxes, insurance and maintenance expense. The Company recognizes rent expense on a straight-line basis over the lease period. Rent expense for the years ended December 31, 2018 and 2017 was $349,000 and $334,000, respectively.

Future annual minimum lease payments under the non-cancelable operating lease as of December 31, 2018 are $356,000 and $304,000, respectively, for the years ending December 31, 2019 and 2020.

Other Commitments

From 2011 to January 30, 2018, employees, consultants, and directors of the Company were entitled to participate in the Plan at the discretion of the Company’s Board of Directors. Each Plan participant was awarded points which entitled the participant to a portion of the proceeds payable to the Company and/or its members upon a sale of the Company. The proceeds payable to a Plan participant were to equal an amount determined in accordance with the following formula: number of points held by participant, divided by total points outstanding, multiplied by 18% of Net Sale Price. For this purpose, “Net Sale Price” equaled the aggregate amount payable to the Company and/or its members in connection with a sale of the Company, less all amounts payable to creditors of the Company. Awards payable to Plan participants were senior to any amounts payable to members of the Company. As of December 31, 2017, the Company had not recorded a liability relating to the Plan, as any amounts payable under the Plan would be recognized as compensation expense in the consolidated statement of operations during the period that the Company would have become obligated to make such payments.

On January 30, 2018, the Company’s Board of Directors terminated the Plan and adopted the LTIP. (See Note 7 – Stockholders’ Equity (Deficit)).

Contingencies

In the normal course of business, the Company may become involved in legal proceedings. The Company will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When only a range of a possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. The accrual for a litigation loss contingency might include, for example, estimates of potential damages, outside legal fees and other directly related costs expected to be incurred.

The Company’s management does not believe that any such matters, individually or in the aggregate, will have a materially adverse effect on the Company’s consolidated financial statements.

F-39

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

10.	Assumption of WiSA, LLC

On April 25, 2014, the Company assumed 100% of Silicon Image, Inc.’s (“SIMG”) interest in WiSA LLC, a Delaware corporation (“WiSA”). WiSA (“Wireless Speaker and Audio Association”) is a trade association jointly established by the Company and SIMG in July 2011, for the promotion of the Company’s proprietary technology for the wireless transmission and reception of audio from a source device. SIMG had been responsible for acting as an agent of WiSA and managing the day-to-day affairs of WiSA including the development of its trademarks and marketing plans.

SIMG assigned its ownership in WiSA to the Company at no cost and gave the Company a three year license to use the WiSA trademarks for $100. In addition, at the Company’s sole discretion, the Company had the option to purchase the WiSA trademarks for $2,000,000 at the earlier of (i) April 25, 2017 or (ii) the closing date of a “Change in Ownership” as defined in the Company’s July 13, 2011 Operating Agreement.

No assets or liabilities were booked in connection with the Company’s assumption of SIMG’s interest in WiSA as the Company was already a party to the marketing plans and only received a license to the trademarks which were determined to have no incremental value.

On May 17, 2017, the Company and Lattice, the acquirer of SIMG, agreed to amend the license and transfer agreement between the Company and SIMG dated March 26, 2014 (“WiSA Transfer Agreement”). Under the terms of the amendment, the Company’s license of the WiSA trademarks was extended to September 15, 2017 upon a payment of $25,000 to Lattice.

On October 16, 2017, in connection with a second amendment to the WiSA Transfer Agreement, the Company paid Lattice $125,000 and Lattice: (i) assigned its entire equity interest in the Company, consisting of 16,667 shares of common stock, to the Company, which were retired, and (ii) assigned the WiSA trademarks to the Company.

The total purchase consideration of $125,000 has been allocated to tangible and intangible assets acquired on the basis of their respective estimated fair values on the acquisition date.

The following table summarizes the fair values of assets acquired:

December 31, 2017
Summit common stock	$25,000
Intangible assets:
Trademarks	100,000
Total purchase price	$125,000

The fair value of the common units was determined to be $1.50 per unit on a non-marketable, minority basis. Therefore, the concluded fair value of the 16,667 shares of acquired common stock was determined to be $25,000. The fair value of the trademarks was determined using the residual method. Specifically, the value of the trademarks has been estimated as the difference between the total purchase price and the fair value of all other acquired assts. This resulted in an estimated fair value of $100,000. Trademarks are being amortized on a straight line basis over their respective estimated useful life of 36 months.

F-40

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

10.	Assumption of WiSA, LLC, continued

	December 31, 2018
	Estimated Useful Life (in Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trademarks	3	$100,000	$38,887	$61,113

	December 31, 2017
	Estimated Useful Life (in Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trademarks	3	$100,000	$5,555	$94,445

The estimated future amortization expense of acquisition-related intangible assets subject to amortization as of December 31, 2018 is as follows:

Year Ended December 31,
2019	$33,332
2020	27,781
Total	$61,113

11.	Related Parties

Brett Moyer

Mr. Moyer has served as the Company’s President, Chief Executive Officer and a board member since the Company’s founding in August 2010. Effective February 28, 2018, Mr. Moyer agreed to extend the maturity date of his Series D Convertible Note to June 30, 2018, which was later amended to extend the maturity date to July 25, 2018. In connection with the maturity date extension, Mr. Moyer received a warrant to purchase 9,058 shares of common stock at an exercise price of $5.40 and which accrued an additional 10% interest on the first day of every month, beginning March 1, 2018, so long as such Series D Convertible Note remains outstanding. In April 2018, the Company issued Mr. Moyer a $62,500 Series G Note, initially due June 15, 2018, in consideration for $50,000 of expenses incurred by Mr. Moyer. In June 2018, in consideration for extending the maturity date of the Series G Note to July 15, 2018, Mr. Moyer was granted a warrant to purchase 4,630 shares of common stock at an exercise price equal to the lesser of (i) $4.50 or (ii) the price per share of common stock sold in the Company’s IPO, multiplied by 60%. In July 2018, in consideration for the extension of the Series G Note maturity date to July 25, 2018 and the agreement to make the Series G Note automatically convertible, Mr. Moyer was granted a warrant to purchase 13,889 shares of common stock at an exercise price equal to the lesser of (i) $4.50 or (ii) the price per share of common stock sold in the Company’s IPO, multiplied by 60%. On July 25, 2018, in connection with the Company’s IPO, $537,336 of principal under convertible promissory notes, and all accrued interest, was automatically converted into a total of 157,881 shares of common stock and the warrants issued in connection with the Series G Notes now have an exercise price of $3.00. As of December 31, 2018 and 2017, Mr. Moyer was owed $0 and $269,091, respectively, of principal under convertible promissory notes and owned 1.5% and 2.5%, respectively, of the outstanding shares of the Company’s common stock.

F-41

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

11.	Related Parties, continued

Michael Fazio

Mr. Fazio is the chairman of MARCorp Financial LLC, a private equity firm located in Illinois. Mr. Fazio has been a member of the Company’s board of directors since May 2017. On May 17, 2017, the Company entered into a securities purchase agreement with MARCorp Signal, LLC, pursuant to which the Company borrowed a total of $5,000,000 from MARCorp Signal, LLC in consideration for the Series E Convertible Note. MARCorp Signal, LLC is a wholly-owned subsidiary of MARCorp Financial LLC. In connection with such borrowings, MARCorp Signal, LLC was issued a warrant to purchase 2,614,381 of the Company’s common units, which warrant was exercisable at $4.50 per unit and had a five-year life. On November 30, 2017, MARCorp Signal, LLC’s Series E Convertible Note was repaid by the Company in full. Pursuant to a settlement agreement that the Company entered into with MARCorp Signal, LLC on July 25, 2018, a warrant to purchase an aggregate of 487,864 shares of common stock was issued to MARCorp Signal, LLC, and following the Company’s IPO, the exercise price of the warrants issued in connection with the Series E Convertible Note became $3.00. As of December 31, 2018 and 2017, Mr. Fazio was owed $0 of principal under convertible promissory notes and owned less than 0.1% of the outstanding shares of the Company’s common stock.

Brian Herr

Mr. Herr has been a member of the Company’s board of directors since February 2018. Mr. Herr is Chief Investment Officer and Co-Head of Structured Credit and Asset Finance for the Medalist Partners platform (f/k/a Candlewood Structured Strategy Funds) and serves as a co-portfolio manager for the Medalist Partners Harvest Master Fund, Ltd. and Medalist Partners Opportunity Master Fund A, LP (collectively, the “Medalist Funds”). Mr. Herr was granted a seat on the Company’s board of directors pursuant to a securities purchase agreement, dated as of November 30, 2017, between the Company and the Medalist Funds, pursuant to which the Company also issued to the Medalist Funds an aggregate of $2,000,000 Series F Convertible Notes, due June 30, 2018, which was later amended to extend the maturity date to July 25, 2018, and warrants to purchase an aggregate of 222,222 shares of our common stock. In addition, between April 20, 2018 and June 29, 2018, the Company issued an aggregate of $2,437,500 of Series G Notes due July 15, 2018, as amended to the Medalist Funds and warrants to purchase an aggregate of 180,570 shares of our common stock. In July 2018, in consideration for the extension of the Series G Note maturity date to July 25, 2018 and the agreement to make the Series G Note automatically convertible, the Medalist Funds were granted a warrant to purchase 541,666 shares of common stock at an exercise price equal to the lesser of (i) $4.50 or (ii) the price per share of common stock sold in the Company’s IPO, multiplied by 60%. On July 25, 2018, in connection with the Company’s IPO, $3,950,000 of principal under convertible promissory notes, and all accrued interest, were automatically converted into a total of 1,950,348 shares of common stock and the warrants issued in connection with the Series G Notes now have an exercise price of $3.00. As of December 31, 2018, the Medalist Funds were owed $0 of principal under convertible promissory notes and owned 12.8% of the outstanding shares of the Company.

F-42

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

11.	Related Parties, continued

Helge Kristensen

Mr. Kristensen has served as a member of the Company’s board of directors since 2010. Mr. Kristensen serves as vice president of Hansong Technology, an original device manufacturer of audio products based in China, president of Platin Gate Technology (Nanjing) Co. Ltd, a company with focus on service-branding in lifestyle products as well as pro line products based in China and co-founder and director of Inizio Capital, an investment company based in the Cayman Islands. Effective February 28, 2018, Inizio Capital and Hansong Technology agreed to extend the maturity dates of the Five February 2016 Note and the December 2015 Note, respectively to June 30, 2018, which was later amended to extend the maturity date to July 25, 2018. In connection with the maturity date extensions, Inizio Capital and Hansong Technology received warrants to purchase 1,341 and 942 shares of common stock, respectively, at an exercise price of $5.40. On July 25, 2018, in connection with the Company’s IPO, $50,000 of principal under convertible promissory notes, and all accrued interest, were automatically converted into a total of 27,923 shares of common stock. As of December 31, 2018 and 2017, affiliates of Mr. Kristensen were owed $0 and $50,000, respectively, of principal under convertible promissory notes and owned 1.0% and 3.8%, respectively, of the outstanding shares of the Company.

Jonathan Gazdak

Mr. Gazdak is Managing Director – Head of Investment Banking for Alexander Capital, L.P., an investment banking firm based in New York. Mr. Gazdak has been a member of the Company’s board of directors since September 2015. Alexander Capital, L.P. has acted as the lead investment bank in a number of the Company’s private financings. Effective February 28, 2018, Mr. Gazdak agreed to extend the maturity date of his Series D Convertible Note to June 30, 2018, which was later amended to extend the maturity date to July 25, 2018. In connection with the maturity date extension, Mr. Gazdak received a warrant to purchase 1,569 shares of common stock at an exercise price of $5.40 and which will accrue an additional 10% interest on the first day of every month, beginning March 1, 2018, so long as such Series D Convertible Note remains outstanding. On July 25, 2018, in connection with the Company’s IPO, $21,176 of principal under convertible promissory notes, and all accrued interest, were automatically converted into a total of 5,647 shares of common stock. As of December 31, 2018 and 2017, Mr. Gazdak was owed $0 and $14,118, respectively, of principal under convertible promissory notes and owned 0.2% and 0.6%, respectively, of the outstanding shares of the Company.

The Company signed an engagement letter with Alexander Capital, L.P. in August of 2014, under which Alexander Capital, L.P. earns a fee on total investments by their clients. Alexander Capital, L.P. earned fees of $321,300 and $1,058,575 for the years ended December 31, 2018 and 2017, respectively. As of December 31, 2018, Alexander Capital, L.P. has been issued warrants to purchase a total of 588,391 shares of common stock, exercisable at prices between $3.30 and $5.40 per share and for five years from the date of issuance. Pursuant to the underwriting agreement entered into between the Company and Alexander Capital, L.P. in connection with the IPO (the “Underwriting Agreement”), Alexander Capital, L.P. was paid a cash fee of $900,000, as well as a non-accountable expense allowance of $120,000 and reimbursements of $100,000. Pursuant to the Underwriting Agreement, we issued Alexander Capital, L.P. warrants to purchase 72,000 shares of common stock. Such warrants are exercisable at a per share price of $6.25 and are exercisable at any time during the five-year period commencing 180 days from the effective date of the IPO, which period shall not exceed five years from such effective date.

F-43

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

11.	Related Parties, continued

Michael Howse

We are party to an agreement with Michael Howse, dated April 6, 2018, as amended effective as of December 27, 2018 (the “Howse Agreement”), pursuant to which Mr. Howse was appointed interim role as chief strategy officer on an “at-will” basis in consideration for a monthly cash salary as well as (i) a warrant to purchase 110,000 shares of our common stock, exercisable at a per share price of $2.00 and which vested monthly over a nine-month period and which fully vested on January 6, 2019 and (ii) a warrant to purchase 165,000 shares of our common stock, exercisable at a per share price of $2.00, which shall vest, so long as Mr. Howse continues to serve as interim chief strategy officer and/or as a member of our board of directors, (x) as to 110,000 shares of common stock upon the achievement of a significant milestone and (y) as to 65,000 shares of common stock upon the achievement of an additional significant milestone. The foregoing exercise prices are subject to adjustment as provided in each warrant. Pursuant to the Howse Agreement, such warrants shall fully vest on the earlier of (1) immediately prior to a Fundamental Transaction, as defined in such agreement, (2) Mr. Howse’s removal from our board of directors for any reason other than his resignation, his intentional illegal conduct or gross misconduct, or his conviction for any felony, theft, embezzlement or violent crime. In addition, pursuant to the Howse Agreement, we also agreed to appoint Mr. Howse to our board of directors, where he may only be removed for cause, or his termination or resignation.

Under the Howse Agreement, if the Company raises capital in one or more financings from certain pre-approved strategic investors, or is acquired by a third-party during the period that Mr. Howse serves as interim chief strategy officer (or within six months thereafter), he will receive a percentage cash bonus concurrently with the closing of such transaction based on the amount raised or consideration paid for the Company, as applicable, (A) which bonus doubles in the event that the Company does not incur an amount equal to 2% or more of the Consideration (as defined in the Howse Agreement) in fees to any investment bank in connection with such transaction, if such transaction is a Fundamental Transaction (such fees, “General Expenses”), and (B) 50% of which bonus may be paid as a convertible note or preferred equity with the same terms as the other participants in such transaction, if such transaction is a financing. Pursuant to the Howse Agreement, we may terminate Mr. Howse at any time, with or without cause, upon 90 days’ prior written notice. Such agreement provides for Company-sponsored benefits in accordance with our policies. Pursuant to the Howse Agreement, effective November 1, 2018, Mr. Howse was placed on our payroll and is now considered a part-time Company employee. As of December 31, 2018, Mr. Howse has vested warrants to purchase 97,778 shares of common stock and owns 0% of the outstanding shares of the Company.

F-44

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

11.	Related Parties, continued

Significant Shareholders

In January 2017, Carl E. Berg invested the aggregate sum of $300,000 in the Company’s Series D Convertible Note financing described in Note 5 of the Notes to the Consolidated Financial Statements and was granted a warrant to purchase 39,216 shares of common stock at an exercise price of $5.40. Effective February 28, 2018, Mr. Berg agreed to extend the maturity date of his Series D Convertible Note to June 30, 2018, which was later amended to extend the maturity date to July 25, 2018. In connection with the maturity date extension, Mr. Berg received a warrant to purchase 39,216 shares of common stock at an exercise price of $5.40 and will accrue an additional 10% interest on the first day of every month, beginning March 1, 2018, so long as such Series D Convertible Note remains outstanding. In addition, Mr. Berg agreed to extend the maturity date of his various other convertibles notes to June 30, 2018, which was later amended to extend the maturity date to July 25, 2018. In connection with the maturity date extensions, Mr. Berg received warrants to purchase a total of 25,965 shares of common stock at an exercise price of $5.40. On July 25, 2018, in connection with the Company’s IPO, $1,479,412 of principal under convertible promissory notes, and all accrued interest, were automatically converted into a total of 464,687 shares of common stock. As of December 31, 2018 and 2017, Mr. Berg was owed $0 and $1,302,941, respectively, of principal under convertible promissory notes and owned 10.5% and 37%, respectively, of the outstanding shares of the Company.

In November 2017, Lisa Walsh invested $6,500,000 in the Company’s Series F Convertible Note financing and was issued warrants to purchase 722,222 shares of common stock at an exercise price of $5.40 per share. Effective February 28, 2018, Ms. Walsh agreed to extend the maturity date of her Series D Convertible Note to June 30, 2018, which was later amended to extend the maturity date to July 25, 2018. In connection with the maturity date extension, Ms. Walsh received a warrant to purchase 112,419 shares of common stock at an exercise price of $5.40 and which will accrue an additional 10% interest on the first day of every month, beginning March 1, 2018, so long as such Series D Convertible Note remains outstanding. In May 2018, the Company issued Ms. Walsh a $287,500 Series G Note, initially due June 15, 2018. In June 2018, in consideration for extending the maturity date of the Series G Note to July 15, 2018, Ms. Walsh was granted a warrant to purchase 23,150 shares of common stock at an exercise price equal to the lesser of (i) $4.50 or (ii) the price per share of common stock sold in the Company’s IPO, multiplied by 60%. In July 2018, in consideration for the extension of the Series G Note maturity date to July 25, 2018 and the agreement to make the Series G Note automatically convertible, Ms. Walsh was granted a warrant to purchase 69,444 shares of common stock at an exercise price equal to the lesser of (i) $4.50 or (ii) the price per share of common stock sold in the Company’s IPO, multiplied by 60%. On July 25, 2018, in connection with the Company’s IPO, $8,330,147 of principal under convertible promissory notes, and all accrued interest, were automatically converted into a total of 2,938,650 shares of common stock and the warrants issued in connection with the Series G Notes now have an exercise price of $3.00. As of December 31, 2018 and 2017, Ms. Walsh was owed $0 and $7,511,765, respectively, of principal under convertible promissory notes and owned 26.6% and 25.2%, respectively, of the outstanding shares of the Company.

F-45

Notes To Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

12.	Segment Information

The Company operates in one business segment, wireless audio products. Our chief decision-maker, the President and Chief Executive Officer, evaluates our performance based on company-wide consolidated results.

Net revenue from customers is designated based on the geographic region to which the product is delivered. Net revenue by geographic region for the years ended December 31, 2018 and 2017 was as follows:

	2018	2017
United States	$7,527	$16,825
Europe	532,689	706,628
Asia Pacific	833,773	389,273
Total	$1,373,989	$1,112,726

Substantially all of our long-lived assets are located in the United States.

13.	Subsequent Events

Related Party Transaction

On January 4, 2019, pursuant to the Howse Agreement, the Company entered into a Deferred Shares Agreement under which the Company granted to Mr. Howse up to 400,000 deferred shares under the LTIP (the “Deferred Shares”). Pursuant to such agreement, if a Fundamental Transaction has not occurred within 180 days of the earlier of the date on which Mr. Howse no longer serves (i) as our interim chief strategy officer or (ii) on our board of directors, all of the Deferred Shares shall be forfeited and Mr. Howse will have no further rights to such shares. Pursuant to such agreement, the Deferred Shares shall vest immediately prior to a Fundamental Transaction, and the number of Deferred Shares that shall vest is based on the Consideration paid for the Company in such transaction, and whether the Company incurred any general expenses (as defined).

F-46

Shares of Common Stock

Summit Wireless Technologies, Inc.

Prospectus

Alexander Capital, L.P.	Westpark Capital, Inc.

Through and including, ________, 2019 (25 days after the date of this prospectus), all dealers that effect transactions in shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

F-47

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC registration fee, the FINRA filing fee and the NASDAQ listing fee. Except as otherwise noted, all the expenses below will be paid by us.

SEC registration fee		$880.22
FINRA filing fee	$
NASDAQ initial listing fee	$
Legal fees and expenses	$
Accounting fees and expenses	$
Printing and engraving expenses	$
Transfer agent and registrar fees and expenses	$
Miscellaneous fees and expenses	$
Total	$

Item 14. Indemnification of Directors and Officers

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

We have entered into indemnification agreements with certain of our executive officers and directors pursuant to which we have agreed to indemnify such persons against all expenses and liabilities incurred or paid by such person in connection with any proceeding arising from the fact that such person is or was an officer or director of our company, and to advance expenses as incurred by or on behalf of such person in connection therewith.

II-1

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, as amended, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

The proposed form of underwriting agreement filed as Exhibit 1.1 to this registration statement will provide for indemnification of our directors and officers by the underwriter party thereto against certain liabilities. See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

Item 15. Recent Sales of Unregistered Securities

In May 2016, Mr. Berg provided a $300,000 unsecured advance to the Company (the “May 2016 Advance”). The May 2016 Advance was ultimately cancelled and used to purchase preferred units of the Company under the Series B-2 offering described below.

Between February 2016 and June 2016, we issued three separate 10% Secured Promissory Notes with a total principal face value of $135,704 to Mr. Moyer. As there was no placement agent or other expenses, the Company received net proceeds of $135,704. In addition, the Company issued warrants to purchase 15,079 shares of common stock at an exercise price of $5.40 per share.

Between February 2016 and October 2016, we completed a “best efforts” private offering with a group of accredited investors for the sale of 15% Original Issue Discount (“OID”) Senior Secured Convertible Promissory Notes, as amended (“Series C Convertible Notes”), in the aggregate principal amount of $2,880,000 and warrants to purchase 188,236 shares of common stock, for total net proceeds to us of $2,671,200, after deducting placement agent fees and other expenses.

Between April 2016 and July 2016, we completed a “best efforts” private offering (“Series B-2”) with a group of accredited investors for the sale of 358,772 shares of preferred stock, for total gross proceeds to us of $1,614,471 and net proceeds of $1,501,058, after deducting placement agent fees and other expenses. In addition, 86,000 shares of preferred stock were issued in consideration for non-cash contributions resulting from the conversion of Mr. Berg’s $300,000 promissory note and the conversion of reimbursable employee expenses of $87,000.

Between November 2016 and July 2017, we completed a “best efforts” private offering with a group of accredited investors for the sale of 15% OID Senior Secured Convertible Promissory Notes, as amended (“Series D Convertible Notes”), in the aggregate principal amount of $4,716,992 and warrants to purchase 1,022,921 shares of common stock, for total net proceeds to us of $4,330,577, after deducting placement agent fees and other expenses. In addition, in connection with such offering, $3,362,588 of other of our promissory notes (including $2,855,000 of Series C Convertible Notes) and related accrued interest were converted to Series D Convertible Notes.

Between May 2017 and October 2017, we completed a “best efforts” private offering with MARCorp Signal, LLC, an accredited investor, for the sale of 15% OID Senior Secured Convertible Promissory Notes, as amended (“Series E Convertible Note”), in the aggregate principal amount of $5,000,000 and warrants to purchase 1,307,190 shares of common stock, for total net proceeds to us of $4,725,000, after deducting placement agent fees and other expenses. On July 25, 2018, in connection with a settlement agreement between the Company and MARCorp Signal, LLC, the Company issued to such holder a five-year warrant to purchase 487,864 shares of the Company’s common stock in partial consideration for the settlement of certain disputes with respect to the terms of transaction documents entered into between such parties in connection with the issuance of the Series E Convertible Notes.

Between November 2017 and May 25, 2018, we completed a “best efforts” private offering with a group of accredited investors for the sale of 15% Senior Secured Convertible Promissory Notes, as amended (“Series F Convertible Notes”), in the aggregate principal amount of $10,570,000 and warrants to purchase 1,174,447 shares of common stock, for total net proceeds to us of $9,624,700, after deducting placement agent fees and other expenses.

II-2

Between April 20, 2018 and June 28, 2018, we completed a “best efforts” private offering with a group of accredited investors for the sale of 15% OID Senior Secured Promissory Notes, as amended (“Series G Notes”), in the aggregate principal amount of $2,250,000, for total net proceeds to us of $2,002,000, after deducting placement agent fees and other expenses. The aggregate principal amount of such notes included $50,000 of expense reimbursements payable by the Company to Mr. Moyer that was converted to a Series G Note. On June 28, 2018, we and the holders of the Series G Notes agreed to extend the maturity date from June 30, 2018 to July 15, 2018 in consideration for increasing the original issue discount from 15% to 20% and the issuance of warrants to purchase an additional 208,350 shares of common stock. On July 20, 2018, the holders of the Series G Notes agreed to further extend the maturity date from July 15, 2018 to July 25, 2018, as well as to provide the holders the right to convert into shares of common stock and providing for mandatory conversion upon the Company’s IPO. In consideration for extending the maturity date and agreeing to convert the Series G Notes upon an IPO, the holders were granted warrants to purchase an additional 625,000 shares of common stock.

On July 25, 2018, in connection with the Company’s IPO, an aggregate of $28,997,000 of principal under all of the Company’s outstanding convertible notes, and all accrued interest, were automatically converted into a total of 9,527,144 shares of common stock, at a conversion price of $4.00 for the Series C Convertible Notes, $3.75 for the Series D Convertible Notes, $3.00 for the Series F Convertible Notes, $2.00 for the Series G Notes, and at an average conversion price $3.90 for all other outstanding convertible notes. On July 25, 2018, in connection with the Company’s IPO, holders of 2,762,594 shares of the Company’s preferred stock were automatically converted into a total of 2,762,594 shares of common stock at a ratio of 1-to-1.

On July 26, 2018, the Company issued 40,000 shares of restricted common stock to a consultant pursuant to a consulting agreement in consideration for providing business advisory services to the Company for a period of two months.

On August 7, 2018, the Company issued a three-year warrant to purchase 50,000 shares of common stock at a per share price of $3.00 to a consultant pursuant to a consulting agreement in consideration for providing business advisory services to the Company for a period of three months.

On August 27, 2018, the Company issued 9,160 shares of restricted common stock to a consultant pursuant to a website development agreement in partial consideration for providing website development services to the Company in early 2018.

On September 25, 2018, the Company issued 20,000 shares of restricted common stock to a consultant pursuant to a media advertising agreement in partial consideration for providing certain media agent services to the Company for a period of 180 days.

On September 25, 2018, the Company issued 25,000 shares of restricted common stock to a consultant pursuant to a consulting agreement in consideration for providing certain consulting services to the Company for a period of one year.

On October 30, 2018, the Company issued a five-year warrant to purchase 40,000 shares of common stock at a per share price of $4.95 to a consultant pursuant to a consulting agreement in consideration for providing investor and media agent services to the Company for a period of one year.

Pursuant to an agreement with Michael Howse, dated April 6, 2018, as amended effective as of December 27, 2018 (the “Howse Agreement”), in consideration for him serving as our interim chief strategy officer and as a member of our board of directors, the Company issued Mr. Howse (i) a warrant to purchase 110,000 shares of common stock, exercisable at a per share price of $2.00, which is currently fully vested and (ii) a warrant to purchase 165,000 shares of common stock, exercisable at a per share price of $2.00, which shall vest, so long as Mr. Howse continues to serve as interim chief strategy officer and/or as a member of our board of directors, (x) as to 110,000 shares of common stock upon the achievement of a significant milestone and (y) as to 65,000 shares of common stock upon the achievement of an additional significant milestone. The foregoing exercise prices are subject to adjustment as provided in each warrant, including without limitation, certain anti-dilution rights. Pursuant to the Howse Agreement, such warrants shall fully vest on the earlier of (1) immediately prior to a Fundamental Transaction, as defined in such agreement, (2) Mr. Howse’s removal from our board of directors for any reason other than his resignation, his intentional illegal conduct or gross misconduct, or his conviction for any felony, theft, embezzlement or violent crime.

II-3

In connection with the Howse Agreement, the Company also granted Mr. Howse up to 400,000 deferred shares under the LTIP (the “Deferred Shares”) pursuant to a Deferred Shares Agreement, entered into as January 4, 2019. Pursuant to such agreement, if a Fundamental Transaction (as defined in the Howse Agreement) has not occurred within 180 days of the earlier of the date on which Mr. Howse no longer serves (i) as the Company’s interim chief strategy officer or (ii) on the Company’s board of directors, all of the Deferred Shares shall be forfeited and Mr. Howse will have no further rights to such shares. Pursuant to such agreement, the Deferred Shares shall vest immediately prior to a Fundamental Transaction, and the number of Deferred Shares that shall vest is based on the Consideration (as defined in the Howse Agreement) paid for the Company in such transaction, which number of Deferred Shares that shall vest to double in the event that the Company does not incur General Expenses (as defined in the Howse Agreement).

Pursuant to a Securities Purchase Agreement, dated April 18, 2019 (the “Purchase Agreement”), the Company is offering in up to twelve tranches (each, a “Tranche”), (i) up to 1,250,000 shares of Series A 8% Senior Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), with a stated value of $4.00 (the “Stated Value”), for an aggregate purchase price of up to $5,000,000, and (ii) in each Tranche, warrants (the “Warrants”) to purchase up to an aggregate of such number of shares of common stock determined by dividing the Stated Value of the Preferred Stock for such Tranche by the closing price of such common stock quoted on the Trading Market (as defined in the certificate of designations of the preferences, rights and limitations of the Preferred Stock (the “Certificate”)) on the Trading Day (as defined in the Certificate) prior to the closing of such Tranche, multiplied by fifty percent (50%). In connection with the initial Tranche, the Company issued to a significant stockholder of the Company, 250,000 shares of Series A Preferred Stock and a warrant to purchase 255,102 shares of our common stock in consideration for $1,000,000. The purpose of the transactions contemplated by the Purchase Agreement and the related transaction documents discussed below is to serve as a bridge financing for the Company and to provide it with funds for working capital and other general corporate purposes.

Pursuant to the Certificate, the shares of Preferred Stock are convertible by the holders at any time, in whole or in part, by multiplying such shares by the ratio of the stated value by the conversion price of such shares, which is initially fixed at a price of $4.00 per share (the “Fixed Conversion Price”). In the event that the closing price of our common stock on a Trading Day as quoted on the Trading Market is less than the Fixed Conversion Price (subject to adjustment for reverse and forward stock splits and the like), the Fixed Conversion Price shall be reduced to equal 95% of the average of the lowest VWAP (as defined in the Certificate) out of the prior 10 consecutive Trading Days prior to the date on which the holder of Preferred Stock delivers a notice of conversion to the Company to convert such holder’s Preferred Stock.

II-4

The Preferred Stock is subject to customary adjustments for any share dividend, share split, share combination, reclassification or similar transaction. Dividends are payable in cash or in kind to the holders of Preferred Stock at a rate of 8% per annum, payable upon conversion of the Preferred Stock. In addition, upon a Triggering Event (as defined in the Certificate), which includes any default by the Company in the payment of amounts owed to a holder on the Preferred Stock and other customary events of default under the Certificate, each holder of Preferred Stock has the right to require the Company to redeem each share of Preferred Stock held by such Holder for a redemption price equal to 120% of the Stated Value and all accrued but unpaid dividends on such shares in addition to the payment of all liquidated damages and other costs, expenses or amounts due in respect of the Preferred Stock.

The Warrants issued by the Company pursuant to the Purchase Agreement will represent 50% warrant coverage of the shares of Preferred Stock issued pursuant to each Tranche. The Warrants are immediately exercisable, have a five-year life and have an exercise price equal to the closing price of our common stock on the Trading Day prior to a Closing (as defined in the Purchase Agreement), plus $0.02. The Warrants are subject to 4.99/9.99% blockers and subject to adjustment for stock dividends and splits.

Pursuant to the Purchase Agreement, (A) holders of the Preferred Stock have the right to require the Company to register the Preferred Stock and the shares of our common stock underlying the Preferred Stock and Warrants within 180 days of the Closing Date (as defined in the Purchase Agreement) on which purchasers have committed to purchase an aggregate of amount of Preferred Stock with an aggregate Stated Value equal to or exceeding $250,000; and (B) so long as (i) purchasers hold shares of Preferred Stock with an aggregate Stated Value equal to or exceeding $62,500, holders of Preferred Stock have a right of first refusal with respect to a Subsequent Financing (as defined in the Purchase Agreement) effected by the Company, and (ii) purchasers hold shares of Preferred Stock with an aggregate Stated Value equal to or exceeding $125,000 and a Subsequent Financing occurs, such holders have a right to tender such shares for the securities offered pursuant to such Subsequent Financing. Pursuant to the Certificate, the Purchase Agreement, and the Warrants, unless the Company obtains stockholder approval pursuant to the rules and regulations of NASDAQ. the Company cannot issue shares of common stock upon conversion of the Preferred Stock or exercise of the Warrant, as applicable, in the event that such issuance exceeds 19.99% of the issued and outstanding shares of common stock as of April 18, 2019.

The sale and the issuance of the foregoing notes, warrants and shares of common stock were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). We made this determination based on the representations of each investor which included, in pertinent part, that each such investor was either (a) an “accredited investor” within the meaning of Rule 501 of Regulation D or (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and upon such further representations from each investor that (i) such investor acquired the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) such investor agreed not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) such investor had knowledge and experience in financial and business matters such that he, she or it was capable of evaluating the merits and risks of an investment in us, (iv) such investor had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (v) such investor had no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon these exemptions.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits.

Exhibit No.	Description of Exhibit
1.1#	Form of Underwriting Agreement.

2.1	Certificate of Conversion of Summit Semiconductor, Inc. (2)

2.2	Plan of Conversion of Summit Semiconductor, Inc. (2)

3.1(i)	Certificate of Incorporation of Summit Semiconductor, Inc. (1)

3.1(ii)	Certificate of Amendment to Certificate of Incorporation of Summit Semiconductor, Inc. (3)

3.1(iii)	Certificate of Amendment to Certificate of Incorporation of Summit Semiconductor, Inc. (4)

3.1(iv)*	Certificate of Designations of the Preferences, Rights and Limitations of the Series A 8% Senior Convertible Preferred Stock.

3.2(i)	Bylaws of Summit Semiconductor, Inc. (1)

4.1	Form of Common Stock Certificate. (6)

4.2#	Form of Underwriters’ Warrant to be issued upon completion of this offering.

4.3	Form of Common Stock Purchase Warrant issued to holders of Series D 15% Original Issue Discount Senior Secured Convertible Promissory Notes. (1)

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4.4	Form of Amended and Restated Common Stock Purchase Warrant issued to holder of Series E Senior Secured Original Issue Discount Convertible Notes. (6)

4.5	Form of Common Stock Purchase Warrant issued to holder of Series E Senior Secured Original Issue Discount Convertible Notes. (6)

4.6	Form of Common Stock Purchase Warrant issued to holders of Series F Senior Secured 15% Convertible Notes. (1)

4.7	Form of Common Stock Purchase Warrant issued to holders of Series G 15% Original Issue Discount Senior Secured Promissory Notes in June 2018. (1)

4.8	Form of Common Stock Purchase Warrant issued to holders of Series G 20% Original Issue Discount Senior Secured Promissory Notes in July 2018. (2)

4.9	Amended and Restated Common Stock Purchase Warrant to purchase 110,000 shares of Common Stock issued to Michael Howse on December 27, 2018. (6)

4.10	Amended and Restated Common Stock Purchase Warrant to purchase 165,000 shares of Common Stock issued to Michael Howse on December 27, 2018. (6)

4.11*	Form of Common Stock Purchase Warrant issued to holder of Series A 8% Senior Convertible Preferred Stock.

5.1#	Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C.

10.1	Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan. (1)

10.2	Form of Restricted Stock Agreement for Directors under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan. (1)

10.3	Form of Restricted Stock Agreement for Employees under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan. (1)

10.4	Form of Indemnity Agreement by and between Summit Semiconductor, Inc., and each of its directors and executive officers. (1)

10.5	Employment Agreement between FOCUS Enhancements, Inc. and Brett Moyer, dated August 6, 2002. (1)

10.6	First Amendment to Employment Agreement by and between Summit Semiconductor, LLC and Brett Moyer, effective May 2, 2011. (1)

10.7	Executive Employment Agreement between FOCUS Enhancements, Inc. and Gary Williams, dated May 28, 2004. (1)

10.8	First Amendment to Executive Employment Agreement by and between Summit Semiconductor, LLC and Gary Williams, effective May 2, 2011. (1)

10.9	Offer Letter from Summit Semiconductor, Inc. to Michael Howse, dated April 6, 2018. (1)

10.10	Amendment to Agreement, effective as of December 27, 2018, between Summit Wireless Technologies, Inc. and Michael Howse. (6)

10.11	Deferred Shares Agreement, entered into as of January 4, 2019, between Summit Wireless Technologies, Inc. and Michael Howse. (6)

10.12	Lease Agreement by and between Amberglen, LLC and Summit Semiconductor, Inc., dated June 11, 2015, as amended. (1)

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10.13	First Amendment to Lease Agreement by and between Amberglen, LLC and Summit Semiconductor, Inc., dated July 31, 2018. (6)

10.14	Form of Securities Purchase Agreement between Summit Semiconductor, LLC and the purchasers of Series D 15% Original Issue Discount Senior Secured Convertible Promissory Notes. (1)

10.15	Form of Amendment to Series D Transaction Documents. (1)

10.16	Form of Securities Purchase Agreement by and among Summit Semiconductor, LLC and the purchasers of Series E Senior Secured Original Issue Discount Convertible Notes. (1)

10.17	Form of Consent, Amendment and Termination Agreement by and among Summit Semiconductor, LLC and certain purchasers of Series D 15% Original Issue Discount Senior Secured Convertible Promissory Notes on November 18, 2016. (1)

10.18	Form of Consent, Amendment and Termination Agreement by and among Summit Semiconductor, LLC and certain purchasers of Series D 15% Original Issue Discount Senior Secured Convertible Promissory Notes on November 30, 2016. (1)

10.19	Management Rights Letter, dated May 17, 2017, between Summit Semiconductor, LLC and MARCorp Signal, LLC. (1)

10.20	Settlement Agreement, dated July 25, 2018, between Summit Semiconductor, Inc. and MARCorp Signal, LLC. (5)

10.21	Form of Securities Purchase Agreement by and among Summit Semiconductor, LLC and the purchasers of Series F Senior Secured 15% Convertible Notes. (1)

10.22	Form of Amendment to Series F Transaction Documents. (2)

10.23	Form of Series G Subscription Agreement by and among Summit Semiconductor, Inc. and the purchasers of Series G 15% Original Issue Discount Senior Secured Promissory Notes. (1)

10.24	Form of Amendment to Series G Transaction Documents. (1)

10.25*	Form of Securities Purchase Agreement, dated April 18, 2019, by and among Summit Semiconductor, LLC and certain purchasers of Series A 8% Senior Convertible Preferred Stock.

21.1	List of Subsidiaries. (1)

23.1*	Consent of BPM LLP.

23.2#	Consent of Robinson Brog Leinwand Greene Genovese & Gluck P.C. (included in Exhibit 5.1).

24.1*	Power of Attorney (see page II-12 to this registration statement).

*	Filed herewith

#	To be filed by amendment

(1)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) with the SEC on July 2, 2018.
(2)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) with the SEC on July 23, 2018.
(3)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) with the SEC on July 25, 2018.
(4)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on September 14, 2018.

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(5)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q with the SEC on November 15, 2018.

(6)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K with the SEC on March 29, 2019.

(b)	Financial statement schedules.

No financial statement schedules are provided because the information called for is not required or is shown in the consolidated financial statements or related notes.

Item 17. Undertakings

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20.0% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

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(5)	(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we have duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 18 day of April, 2019.

SUMMIT WIRELESS TECHNOLOGIES, INC.

By:	/s/ Brett Moyer
Brett Moyer
President and Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Brett Moyer and Gary Williams, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement on Form S-1, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brett Moyer	President and Chief Executive Officer and Chairman of the Board (principal executive officer)	April 18, 2019
Brett Moyer

/s/ Gary Williams	Chief Financial Officer (principal financial and accounting officer)	April 18, 2019
Gary Williams

/s/ Michael Fazio	Director	April 18, 2019
Michael Fazio

/s/ Jonathan Gazdak	Director	April 18, 2019
Jonathan Gazdak

/s/ Dr. Jeffrey M. Gilbert	Director	April 18, 2019
Dr. Jeffrey M. Gilbert

/s/ Helge Kristensen	Director	April 18, 2019
Helge Kristensen

/s/ Sam Runco	Director	April 18, 2019
Sam Runco

/s/ Brian Herr	Director	April 18, 2019
Brian Herr

/s/ Michael Howse	Director	April 18, 2019
Michael Howse

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Exhibit Index

Exhibit No.	Description of Exhibit
1.1#	Form of Underwriting Agreement.

2.1	Certificate of Conversion of Summit Semiconductor, Inc. (2)

2.2	Plan of Conversion of Summit Semiconductor, Inc. (2)

3.1(i)	Certificate of Incorporation of Summit Semiconductor, Inc. (1)

3.1(ii)	Certificate of Amendment to Certificate of Incorporation of Summit Semiconductor, Inc. (3)

3.1(iii)	Certificate of Amendment to Certificate of Incorporation of Summit Semiconductor, Inc. (4)

3.1(iv)*	Certificate of Designations of the Preferences, Rights and Limitations of the Series A 8% Senior Convertible Preferred Stock.

3.2(i)	Bylaws of Summit Semiconductor, Inc. (1)

4.1	Form of Common Stock Certificate. (6)

4.2#	Form of Underwriters’ Warrant to be issued upon completion of this offering.

4.3	Form of Common Stock Purchase Warrant issued to holders of Series D 15% Original Issue Discount Senior Secured Convertible Promissory Notes. (1)

4.4	Form of Amended and Restated Common Stock Purchase Warrant issued to holder of Series E Senior Secured Original Issue Discount Convertible Notes. (6)

4.5	Form of Common Stock Purchase Warrant issued to holder of Series E Senior Secured Original Issue Discount Convertible Notes. (6)

4.6	Form of Common Stock Purchase Warrant issued to holders of Series F Senior Secured 15% Convertible Notes. (1)

4.7	Form of Common Stock Purchase Warrant issued to holders of Series G 15% Original Issue Discount Senior Secured Promissory Notes in June 2018. (1)

4.8	Form of Common Stock Purchase Warrant issued to holders of Series G 20% Original Issue Discount Senior Secured Promissory Notes in July 2018. (2)

4.9	Amended and Restated Common Stock Purchase Warrant to purchase 110,000 shares of Common Stock issued to Michael Howse on December 27, 2018. (6)

4.10	Amended and Restated Common Stock Purchase Warrant to purchase 165,000 shares of Common Stock issued to Michael Howse on December 27, 2018. (6)

4.11*	Form of Common Stock Purchase Warrant issued to holder of Series A 8% Senior Convertible Preferred Stock.

5.1#	Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C.

10.1	Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan. (1)

10.2	Form of Restricted Stock Agreement for Directors under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan. (1)

10.3	Form of Restricted Stock Agreement for Employees under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan. (1)

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10.4	Form of Indemnity Agreement by and between Summit Semiconductor, Inc., and each of its directors and executive officers. (1)

10.5	Employment Agreement between FOCUS Enhancements, Inc. and Brett Moyer, dated August 6, 2002. (1)

10.6	First Amendment to Employment Agreement by and between Summit Semiconductor, LLC and Brett Moyer, effective May 2, 2011. (1)

10.7	Executive Employment Agreement between FOCUS Enhancements, Inc. and Gary Williams, dated May 28, 2004. (1)

10.8	First Amendment to Executive Employment Agreement by and between Summit Semiconductor, LLC and Gary Williams, effective May 2, 2011. (1)

10.9	Offer Letter from Summit Semiconductor, Inc. to Michael Howse, dated April 6, 2018. (1)

10.10	Amendment to Agreement, effective as of December 27, 2018, between Summit Wireless Technologies, Inc. and Michael Howse. (6)

10.11	Deferred Shares Agreement, entered into as of January 4, 2019, between Summit Wireless Technologies, Inc. and Michael Howse. (6)

10.12	Lease Agreement by and between Amberglen, LLC and Summit Semiconductor, Inc., dated June 11, 2015, as amended. (1)

10.13	First Amendment to Lease Agreement by and between Amberglen, LLC and Summit Semiconductor, Inc., dated July 31, 2018. (6)

10.14	Form of Securities Purchase Agreement between Summit Semiconductor, LLC and the purchasers of Series D 15% Original Issue Discount Senior Secured Convertible Promissory Notes. (1)

10.15	Form of Amendment to Series D Transaction Documents. (1)

10.16	Form of Securities Purchase Agreement by and among Summit Semiconductor, LLC and the purchasers of Series E Senior Secured Original Issue Discount Convertible Notes. (1)

10.17	Form of Consent, Amendment and Termination Agreement by and among Summit Semiconductor, LLC and certain purchasers of Series D 15% Original Issue Discount Senior Secured Convertible Promissory Notes on November 18, 2016. (1)

10.18	Form of Consent, Amendment and Termination Agreement by and among Summit Semiconductor, LLC and certain purchasers of Series D 15% Original Issue Discount Senior Secured Convertible Promissory Notes on November 30, 2016. (1)

10.19	Management Rights Letter, dated May 17, 2017, between Summit Semiconductor, LLC and MARCorp Signal, LLC. (1)

10.20	Settlement Agreement, dated July 25, 2018, between Summit Semiconductor, Inc. and MARCorp Signal, LLC. (5)

10.21	Form of Securities Purchase Agreement by and among Summit Semiconductor, LLC and the purchasers of Series F Senior Secured 15% Convertible Notes. (1)

10.22	Form of Amendment to Series F Transaction Documents. (2)

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10.23	Form of Series G Subscription Agreement by and among Summit Semiconductor, Inc. and the purchasers of Series G 15% Original Issue Discount Senior Secured Promissory Notes. (1)

10.24	Form of Amendment to Series G Transaction Documents. (1)

10.25*	Form of Securities Purchase Agreement, dated April 18, 2019, by and among Summit Semiconductor, LLC and certain purchasers of Series A 8% Senior Convertible Preferred Stock.

21.1	List of Subsidiaries. (1)

23.1*	Consent of BPM LLP.

23.2#	Consent of Robinson Brog Leinwand Greene Genovese & Gluck P.C. (included in Exhibit 5.1).

24.1*	Power of Attorney (see page II-12 to this registration statement).

*	Filed herewith

#	To be filed by amendment

(1)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) with the SEC on July 2, 2018.
(2)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) with the SEC on July 23, 2018.
(3)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) with the SEC on July 25, 2018.
(4)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on September 14, 2018.
(5)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q with the SEC on November 15, 2018.
(6)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K with the SEC on March 29, 2019.

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